Estimation of Lode and Placer Mineral Resources,
Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk
Mining District, Northern Alaska, July 29, 2008

NI 43-101 Technical Report for:

Silverado Gold Mines Ltd.

1820-1111 West Georgia Street

Vancouver, British Columbia,

CANADA V6E 4M3

Prepared By:

Thomas K. Bundtzen, AIPG Certified Professional Geologist

Pacific Rim Geological Consulting Inc.

Pacific Rim Geological Consulting Inc.

P.O. Box 81906, 4868 Old Airport Road

Fairbanks, Alaska, 99708

Fax: +1 907 458-8511

Phone: +1 907 458-8951

Email: bundtzen@mosquitonet.com

Website: www.pacrimgeol.com

Left cover photo: Collar of drill hole 08SH02 at Workman’s Bench, June 14, 2008

Right cover photo: Stibnite bearing interval in drill hole 08SH01 at 93.5 ft to 94.4 ft, Workman’s Bench, June 14, 2008

                                                        Important Notice

This report was prepared as a National Instrument 43-101 Technical Report in accordance with Form 43-101F1, for Silverado Gold Mines Ltd. (the Client), by a Qualified Person, Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (the Contractor). The quality of information, conclusions, and estimates contained in this report are based on: 1) information available at the time of preparation as of July 2, 2008; 2) data from outside sources; and 3) the assumptions, conditions, and qualifications as put forth by the writer of the report. This report is intended to be used by the Client, subject to terms and conditions of the Contractor. The relationship permits the Client to file this report as a Technical Report with applicable securities regulatory authorities pursuant to provincial securities legislation.

Figures

Figure 4.1	Silverado placer claim holdings, Nolan Creek, November 30, 2007	18
Figure 4.2	Silverado lode claim holdings, Nolan Creek, November 30, 2007	19
Figure 4.3	Location map of Nolan Creek deposits	22
Figure 5.1	Nolan Creek location map	25
Figure 6.1	Location of areas test-mined by Silverado	29

Figure 17.3	Contoured isopach of Slico Bench placer deposit from drill holes with selected high grade intervals	90
Figure 17.4	Vertical section showing drilling and interpreted geology, Workman's Bench	92
Figure 17.5	Surface view of Workman's Bench, showing locations of underground workings, drill hold control, and interpreted extensions of A, B and C Zones	95
Figure 17.6	Plan views of A Zone and B Zone polygon layouts	96

Tables

Appendices

Appendix I: Listing of Federal Lode and Placer Claims held by Silverado in Nolan Creek valley and Hammond River areas, Koyukuk District, Northern Alaska

Appendix II: Selected Drill Results With Elevated Gold Values from 2006 Slisco Bench, and Previous Smith Creek, Wool Bench, Treasure Chest, and 2B2 Claim Groups, RC Drill Programs, Wiseman District, Alaska, From Silverado Files

Appendix III: Summary of Relevant Sample Data Used in Calculation of Inferred Resource of Stibnite, Workman’s Bench

1 Summary

1.1 Property description and location

This technical report discloses mineral resource estimates for gold and gold-stibnite deposits in the Nolan Creek Area (Nolan Creek) of the historic Koyukuk Mining District of Northern Alaska. According to government reports, historic gold production in the area is about 350,000 oz of placer-style gold. Silverado Gold Mines Ltd. (Silverado) is exploring and developing placer-style gold deposits and vein-hosted gold-tibnite deposits in this area. Nolan Creek is about 175 mi north-northwest of Fairbanks, Alaska.

Nolan Creek is part of the Koyukuk Mining District, which covers about 12,500 sq mi (32,000 km2), is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River Basin on the south. Nolan Creek is at the center of the Koyukuk Mining District. Elevations in the area range from 4,635 ft on Vermont Dome to about 1,220 ft on the floodplain of the Middle Fork of the Koyukuk River.

Silverado’s mine properties occur in the SE1/4, Township 31 North, Range 12 West, the NE1/4, Township 30 North, Range 12 West, and SW1/4, Township 31 North, Range 11 West, Fairbanks Meridian. All of the mining claims occur in the Wiseman B-1 USGS quadrangle of northern Alaska.

Regularly scheduled commuter flights from Fairbanks to the state-maintained Coldfoot Airport are currently provided by Wright Air Service Inc. Silverado’s Nolan Creek properties are road-accessible from Fairbanks via the Dalton Highway.

1.2 Ownership

Government records as of November 30, 2007 indicate that Silverado Gold Mines Inc., a wholly owned subsidiary of Silverado, holds numerous mining claims at Nolan Creek. Silverado’s claim groups consist of placer and lode claims; the U.S. Mining Law of 1872 (amended) allows for a locater to stake either a placer deposit or a lode deposit. Silverado has 219 unpatented, federal placer mining claims covering approximately 3,970 acres (1,800 ha) in three, non-contiguous groups and 451 unpatented federal lode mining claims covering approximately 8,090 acres (3,670 ha).

The majority of all federal mining claims are fully controlled by Silverado. Payment of claim holding fees for the 2008 calendar year is due on or before December 1, 2008, with annual claim assessment due by September 30 of each year. The Thompson Pup claim group of six placer claims is subject to a purchase royalty of 3% of net profits on 80% of gold production payable to third parties. The Hammond Property (24 federal placer claims) is subject to a lease with an option to purchase from Alaska Mining Company Inc. (Alminco).

1.3 Geology and mineralization

The bedrock geology of Nolan Creek is dominated by units of the Brooks Range schist belt, a poly-deformed package of schist, greenstone, and orthogneiss. The schist belt is part of the Coldfoot sub-terrane of the Arctic Alaska terrane, which underlies more than 75 percent of the south flank of the Brooks Range.

The Coldfoot sub-terrane is composed of Proterozoic to Middle Devonian poly-metamorphic, meta-sedimentary rocks which have been intruded by Devonian granitic plutons and overlain by bimodal meta-volcanic rocks. The chloritic metasiltstone and black slate underlying Nolan Creek valley are correlated with the Devonian Beaucoup Formation, which is thought to be the stratigraphic top of the Coldfoot sub-terrane. Significant intrusions are absent although small mafic dikes and sills cut phyllite locally.

Nolan Creek has been subjected to the effects of Pleistocene glaciation, which has carved U-shaped profiles in the various trunk valleys. Glacial drift of the Middle Pleistocene Sagavanirktok River Glaciation occupies hill slopes, low saddle areas, and high level cirques to maximum elevations of about 3,200 ft at Nolan Creek. The Late Pleistocene Itkillik Glaciation left various types of drift in major trunk streams including in the valleys of Middle Fork, Koyukuk River. During the Itkillik glacial maximum, an extensive 9 mi long by 2 mi wide lake, called Glacial Lake Wiseman, inundated nearly the entire valley of Wiseman Creek. With valley base levels reestablished to much lower levels, Glacial Lake Wiseman was eventually drained to the east, cutting a steep, till-covered, bedrock canyon to the Middle Fork, Koyukuk River. Such rapid base level adjustments are a key mechanism for the development of placer-style gold mineralization at Nolan Creek.

Brittle deformation began to form as the last regional metamorphic gradients subsided in Middle Cretaceous time as manifested in an orthogonal, stress field pattern that is in a conjugate relationship in the Nolan Creek and Hammond River areas. A northeast-striking high angle fault cuts across the left limit of Nolan Creek over Vermont Pass and into Hammond River canyon. A northwest-trending fault in conjugate relationship with northeast structures trends up Wiseman Creek, and possibly through lower Hammond River canyon.

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high-angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 1,600 ft in length. These quartz-only and stibnite-quartz (gold) veins strike northeast and cross-cut low angle cleavage at steep to vertical angles. Besides locally massive stibnite, the quartz-carbonate vein stock works also contain arsenopyrite.

The gold-stibnite-quartz veins of Nolan Creek Valley strongly resemble the gold-antimony deposit type (U.S. Geological Survey Deposit Model 36C). These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically recrystallized, fine grained, granoblastic stibnite lobes and lenses. Alteration minerals in veins include sericite, ankerite, paraganoite, epsomite, and pyrophyllite in metamorphosed flyschoid rocks and fuchsite, dolomite, and magnesite in metamorphosed, mafic host rocks.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in mineral provinces worldwide. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include deposits in the Transvaal of South Africa, the Reefton District in New Zealand, and deposits in Eastern Europe and in Russia. Olympiada in Siberia is an example of a large, productive gold (stibnite) deposit of this type.

Most of the past-productive, gold-bearing, Quaternary bench deposits on Nolan Creek and in the Hammond River area are ancestral fluvial (river) channels deeply incised in bedrock in a high energy environment. The writer believes that they represent ancestral channels of Nolan Creek that formed during fluctuations in base level during Late Pleistocene time. Where examined, paleocurrent data indicates southerly directions of sediment transport. The paleocurrent data, when combined with channel profiles, suggest an asymmetrical profile with down-cutting occurring more vigorously to the east. Most of the channel deposits that have either been drilled or mined are very similar to Swede Channel. One exception is the Mary’s East deposit, which consists of unsorted rock debris, sand, and silt and is interpreted to be slope colluvium.

1.4 Development and operations

For 14 of the last 27 years, Silverado has produced relatively minor amounts of placer gold during seasonal test-mining periods. From 1979 to 2003, Silverado’s production activities involved extraction of placer gold from:

  The main channels of Archibald and Fay Creeks, which are left limit tributaries of Nolan Creek;

  The Nolan Deep and 3B1 Channels, which are ancestral fluvial concentrations of Nolan Creek basin; and

  A number of individual bench placer deposits designated Wooll, Mary’s, West Block, Swede’s Channel, Eureka, Dolney, and Workman’s Bench placer deposits that represent left limit segments of ancestral channels of Nolan Creek valley.

In each case, production was initiated only after exploration had been completed. Total production from 1981 to 2007 was 23,150 oz of placer gold recovered from 271,771 cu yd of gravel at an average grade of 0.085 oz /cu yd gold. More than two-thirds of the total gold output has been from the underground drift mining of frozen auriferous gravel. The remaining gold production has come from the exploitation of shallow placer deposits using open cut mining methods.

1.5 Exploration concept

Silverado has engaged in both lode and placer exploration for more than 25 years. Until 2006, however, Silverado has focused on exploration for placer-style gold. Silverado has drilled 900 reverse circulation (RC) drill holes to explore the bench and channel placer deposits of the Nolan Creek and Hammond River areas. This exploration has led to the development and the test mining of placer deposits at Nolan Creek. This includes development and test mining of the relatively high grade, Mary’s Bench and Ogden-Eureka Bench deposits in 1994; the West Block and 3B1 Underground deposits in 1995, the Swede Channel development in both 1999 and during 2005 to 2006; and the Mary’s East deposit during 2007.

Silverado recently refocused its exploration efforts on the lode potential of the area. From 1994 to 2007 exploration drilling for lode gold deposits totaled 3,230 ft (990 m) in 15 RC drill holes and 4,716 ft (1,438 m) in 19 shallow core drill holes. A total of 1,738 samples (5 ft long and irregular lengths for some selected intervals) have been analyzed for gold, antimony (stibnite is a sulphide of antimony), and other metals. A systematic soil sampling grid totaling 1,383 samples covers portions of the mineralized trends in Smith Creek area and Fortress Mountain. Silverado has defined a northeast-trending zone of antimony-arsenic-gold anomalies as a result of this soil sampling program. Follow-up geophysical studies, using VLF/EM, covered soil surveys in the Smith Creek area and in the so-called Fortress mineral trend.

1.6 Status of exploration

The 2007 core drilling, limited to first phase campaigns on Pringle and Workman’s Bench, indicated the existence of significant, northeast-striking, steeply dipping, antimony-gold structural zones on Silverado’s lode claims. The drilling helped to identify:

  A 150 ft to 300 ft wide, diffuse zone of antimony-gold-bearing quartz veinlets on Pringle Bench with individual veins just 1 in to 3 in wide;

  A more focused zone averaging about 110 ft thick on Workman’s Bench that contains semi-massive to massive stibnite zones up to 15 in thick;

  A clear linkage between mineralized zones on Pringle and Workman’s Bench, for a combined strike length of at least 1,600 ft; and

  Consistent elevated gold values in practically every stibnite-bearing sample in core or in channels. Massive stibnite has yielded grades of up to 1.61 oz/ short ton gold, 13 samples averaged nearly 0.40 oz/short ton gold (this is not an average grade of the deposits, only an indication of potential gold grades within massive stibnite).

The results of the 2007 drill campaign prompted Silverado to focus future exploration work on Workman’s Bench with the aim to market and process selected high grade stibnite-bearing areas. Workman’s Bench was accessed with 570 ft of underground workings late in 2007 for the purpose of conducting detailed channel sampling and metallurgical studies. A 400 lb bulk sample of stibnite-bearing mineralization was submitted for a bench testing to Hazen Research Inc. Preliminary results show that during a flotation test, about 98% of the gold was recovered in 38% of the weight and assayed 0.542 oz/ton. A 15 kg, -20 mesh ‘rougher concentrate’ yielded three separate, streamed products: gangue minerals, stibnite, and arsenopyrite-gold.

1.7 Mineral resources

Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), and independent Qualified Person (QP) for this project, has estimated indicated and inferred placer gold resources and an inferred lode antimony-gold resource on Silverado’s mining claims.

The QP judges that two drilled placer deposits, the D-Block #1 and the 3B3, contain indicated gold resources. Five placer gold deposits were judged to contain inferred gold resources: D-Block #2 Below Discovery, Wool Bench, Treasure Chest South, Smith Creek, and Silsco Bench. The indicated and inferred placer gold resources at Nolan Creek (Table 1.1) were estimated using polygonal methods (by triangulation).

Table 1.1 Silverado’s placer deposit mineral resources, Nolan Creek
Resource category	Cut-off grade (oz/cu yd Au)	Quantity (cu yd)	Grade (oz/cu yd Au)	Metal (oz Au)
Indicated	0.06	66,800	0.095	6,250
Inferred	0.01	185,670	0.033	6,177

Notes:
- The effective date of these resources is July 2, 2008
- Rounding may result in some discrepancies.
- No processing recovery factors have been applied to these resource figures.
- The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

The QP estimates inferred antimony and gold resources in two, narrow, high grade stibnite-bearing veins, designated A Zone and B Zone, at Workman’s Bench using 47 samples from surface exposures, underground workings, and six drill holes (Table 1.2) .

Table 1.2 Workman’s Bench inferred mineral resources, Nolan Creek
Deposit	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
A Zone	4.0	16,850	39.31	6,626	0.395	6,660
B Zone	4.0	7,240	37.20	2,695	0.564	4,077

Notes:
- The effective date of these resources is July 2, 2008
- Rounding may result in some discrepancies.
- No processing recovery factors have been applied to these resource figures.
- The unit ton refers to short tons.

No mineral reserves have been estimated for any of Silverado’s Nolan Creek resources.

1.8 Conclusions and recommendations

Silverado’s current exploration focus is to develop the antimony-gold lode deposit at Workman’s Bench. The QP considers that a placer gold project could provide sustainability for the company in terms of cash flow and return a profit to shareholders. Silverado should initiate an exploration program to develop a multi-year mine plan for placer gold deposits. The QP also recommends the following:

  Infill drill hole fences should be added along the course of the Nolan Deep Channel present below the Fay and Archibald Creeks. Drill hole spacing should be 75 ft to 100 ft apart. The current line of drill hole fences are generally spaced 340 ft apart, which is inadequate for resource assessment in this type of placer deposit, and this modest drill program would add certainty to the indicated gold resources present in the D Block Below Discovery and the 3B3 gold resource blocks.

  Hydrological assessment should accompany the drill hole programs in Nolan Creek Valley. ‘Live’ water has been a problem in past mining and was a particularly acute issue during Silverado’s 2002 to 2003 mining efforts in the Nolan Deep Channel. The nature of water flow

(combined with the depth-to-pay channel measurements) will influence future mine design (underground versus open cut) for placer gold resources and will indicate whether the placer deposit can be profitably mined.

Exploration programs for development of lode-style gold-antimony deposits have been initiated by Silverado. The QP recommends that these programs should remain in place for development of the Workman’s Bench area. The QP also recommends the following (some of which have been initiated by Silverado):

  Continue or expand the current lode exploration program to extend the Workman’s Bench resource along strike to the southwest and to upgrade inferred resources to the indicated category. A 4,000 ft NQ (approximately 1.75 inch diameter) core drilling program for 2008 using Silverado’s drill rig should accomplish the goal. The QP considers the current approach to be appropriate.

  Initiate a bulk sample test at Workman’s Bench. This will involve metallurgical testing (in process), the engineering of extracting the permitted bulk sample, construction of a processing facility, and environmental monitoring.

The QP also recommends the following:

  Workman’s Bench and Pringle Bench lack a detailed topographic base survey and Silverado needs to enhance the accuracy of drill hole collars surveys. Exploration targets are relatively small, hence, even small location errors could have serious consequences.

  The underground workings should be carefully surveyed so that drill hole collars can accurately test extensions of the known mineralization.

  The placer drill hole database is extensive. Silverado should consolidate all of the data into a comprehensive database that will enable an analysis of the placer gold and lode metallic potential.

  The QP noted this spring that wall rock in the Workman’s Bench area locally contains sulfides, mainly pyrite, and Silverado is contemplating future stibnite-gold extraction activities. A potential acid generation study is in progress.

  Other issues that need improvement include systemization of sample interval numbering schemes, more permanent core storage facilities, and rock stability studies underground.

2 Introduction and terms of reference

This Technical Report was requested by Silverado Gold Mines Ltd. This report is intended to disclose mineral resources in accordance with National Instrument 43-101 (NI 43-101) for Silverado’s holdings in the Nolan Creek Area (Nolan Creek). The independent Qualified Person, Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), is responsible for this report. Henceforth Mr. Bundtzen is referred to as the QP.

2.1 Source of data and information

The sources of information are numerous and include both U.S. Government, State of Alaska, and internal Silverado reports, which are detailed in the References section of this report. In December, 2004, the QP produced an Independent Technical Review of all of Silverado’s mineral properties in Alaska (Bundtzen, 2004). That document reviewed all aspects of Silverado’s operations, including (amongst other things) exploration, development, and mining activities, environmental remediation steps needed for compliance, and permitting issues at all of their properties. Although comprehensive in nature, the report format was not designed to be compliant with Form 43-101F1. Information from Bundtzen (2004) was used in the compilation of this Technical Report.

Data used in the estimation of mineral resources was supplied by Silverado.

2.2 Scope of personal inspections

During his career with the Alaska Department of Natural Resources, the QP completed geological mapping and mineral resource investigations on some Silverado properties described in this Technical Report. The author visited Nolan Creek in 1994, when Silverado was producing placer gold from the Mary’s underground and Ogden-Eureka open cut placer deposits, and witnessed Silverado’s placer gold processing activities. The purpose of the 1994 trip was to observe Silverado’s gold production activities, which were subsequently described in the official State of Alaska, Minerals Report series (Bundtzen et al, 1995).

In 1999, the QP sampled and mapped stibnite-gold lodes on Smith Dome and in Smith Creek basin, which constitutes a part of Silverado’s lode claim group in the area. The QP’s 1999 work in the Koyukuk Mining District was completed on behalf of North Star Exploration Inc., a junior mining company then based in Denver, Colorado. From November 14 to 15, 2004, the QP visited Silverado’s operation at Nolan Creek, where he examined current infrastructure, and discussed with Silverado geologists Brian Flanigan and Edward Armstrong technical databases stored on the property.

The QP has also technically reviewed Silverado’s exploration and placer mining activities on the left limit bench of Nolan Creek and at Workman’s Bench during 2006 to 2008 and produced a series of reports for Silverado (Bundtzen 2006 a, b, c; 2008 a, b).

The QP made trips to the property from February 9 to 10, March 27 to 29, and July 18 to 19, 2006 and October 22 to 24, 2007. On September 30, 2006 and October 29, 2007, the QP observed and verified the amount of placer gold bullion stored in bank vaults of Denali State Bank in Fairbanks. In all cases, the trips either to Nolan Camp or to the bank vaults were made to observe and verify exploration, development and mineral production methodology carried out by Silverado, review any safety or other liability issues, and verify gold production estimates publicly reported by Silverado.

During April 22 to 24, 2008, the QP examined stibnite mineralization in the Workman’s Bench underground workings, collected channel samples across mineralized veins to cross-check those collected by Silverado geologists, mapped the geological features in underground drifts and crosscuts, and acquired a large bulk sample for laboratory bench testing. During June 13 to 14, 2008, the QP examined all mineralized intercepts from the 2007 core drilling program on Workman’s Bench and examined and sampled surface exposures of stibnite mineralization also on Workman’s Bench.

2.3 Units of measure

Table 2.1 describes the units of measure used in this report. The author has generally used the original units of measure for company data, which was reported in the English system, or industry conventions to avoid conversion errors and confusion. All dollar amounts are in U.S. currency.

Table 2.1 Units of measure used in this report
Type	Unit abbreviation	Description (with SI conversion)
area	acre	acre (4,046.86 m2)
area	ha	hectare (10,000 m2)
area	km2	square kilometer (100 ha)
area	sq mi	square mile (259.00 ha)
concentration	g/t	grams per tonne (1 part per million)
concentration	oz/cu yd	troy ounces per cubic yard
concentration	oz/ton	troy ounces per short ton (34.28552 g/t)
length	ft	foot (0.3048 m)
length	m	meter (SI base unit)
length	mi	mile (1,609.344 m)
length	yd	yard (0.9144 m)
mass	g	grams (SI base unit)
mass	kg	kilogram (1,000 g)
mass	oz	troy ounce (31.10348 g)
mass	t	tonne (1,000 kg)
mass	ton	short ton or US ton (0.90719 t)
time	Ma	million years
volume	cu yd	cubic yard (0.7646 m3)
volume	gallon	U.S. liquid gallon (3.785411784 L)
volume	L	litre (SI base unit)
temperature	°C	degrees Celsius
temperature	°F	degrees Fahrenheit (°F = °C × 9/5 + 32)

Notes:
- SI refers to the International System of Units
- Degrees Celsius is not an SI unit but is the de facto standard for temperature

3 Reliance on other experts

No reliance on other experts who are not qualified persons was made in the preparation of this report.

4 Property description and location

Nolan Creek is at the center of the Koyukuk Mining District and about 175 mi north-northwest of Fairbanks, Alaska.

As of November 30, 2007, Silverado’s Nolan Creek holdings consist of 219 unpatented, federal placer mining claims covering approximately 3,970 acres (1,800 ha) in three, non-contiguous groups (Figure 4.1), and 451 unpatented federal lode mining claims covering approximately 8,090 acres (3,670 ha) in one group (Figure 4.2) . A list of all of Silverado’s placer and lode claims is included in Appendix I.

All of Silverado’s claims, with the exception of seven of the placer claims, are in the SE1/4, Township 31 North, Range 12 West, the NE1/4, Township 30 North, Range 12 West, and SW1/4, Township 31 North, Range 11 West, Fairbanks Meridian. All of the claims are in the Wiseman B-1 quadrangle, southern Books Mountain Range, northern Alaska.

The first and largest group of federal mining claims, referred to by Silverado as the Nolan Creek Gold Project, consists of 198 contiguous placer mining claims covering about 12 sq mi and a second placer claim group of eight contiguous claims that cover about 0.5 sq mi; the latter group lies about 0.25 mi east of the first claim group (Figure 4.1) . Silverado Green Fuels Inc., a wholly owned subsidiary of Silverado, is the registered owner of 189 placer claims.

The second group of six placer claims are on Thompson Gulch (i.e., Thompson Pup claim group), which are known as Discovery Claim on Thompson Pup, No. 1 Above Discovery, No. 2 Above Discovery, No. 3 Above Discovery, L&L Bench, and Rough Gold Bench.

Silverado’s third placer claim group, referred to as the Hammond Property, contains 24 contiguous federal placer claims that are about 1 mi east of the Nolan Creek Gold Project claims.

Silverado has 194 federal lode mining claims, many of which overlap or are superimposed over their federal placer mining claims (Figure 4.2) .. This total includes recent additions to the lode claim group to the east and north of the historic holdings.

Figure 4.1 Silverado placer claim holdings, Nolan Creek, November 30, 2007

SCALE 1"=400 METERS
SEE DETAIL #2
SEE DETAIL #1
R12W R11W
T31N
T30N
LEGEND:
SECTION LINE
QUARTER SECTION LINE
RANGE/TOWNSHIP LINE
SECTION NUMBER
CONTOUR LINE

DETAIL #1
NTS

DETAIL #2
NTS

SURVEY NOTES:

THE COORDINATES FOR THE "PHILPOT" PLACER CLAIMS STAKED WERE BASED ON THE NORTH EAST CORNER OF SMITH CREEK #1 AS LOCATED IN THE FIELD BASED ON AUTOCAD DRAWING PROVIDED BY TRI-CON MINING. THE COORDINATES USED FOR THE P & D/SMITH CLAIMS STAKED WERE BASED ON AUTOCAD MAP PROVIDED BY TRI-CON MINING.

EQUIPMENT USED FOR THIS SURVEY WAS A GARMIN GPSMAP 60CSX HAND HELD GPS UNIT ALONG WITH A SILVA KB-14 COMPASS. THE COMPASS WAS USED TO RUN THE LINE AND THE GPS UNIT WAS PERIODICALLY CHECKED TO VERIFY THAT WE WERE ONLINE. THE GPS WAS USED TO SET THE CLAIM CORNERS.

THE CLAIM LINES WERE FLAGGED AND BLAZED WHERE THERE WERE TREES. WE SET A REBAR WITH A 4"X4" WOOD BLOCK AS OUR CORNERS. THE WOOD BLOCK HAD AN ALUMINUM TAG ON IT WITH A SKETCH OF THE CLAIM ALONG WITH THE DATE STAKED AND THAT IT WAS DONE FOR SILVERADO GOLD MINES, INC. BY GLEN DREXLER. THE NORTHEAST CLAIM CORNERS HAD THE CLAIM NOTICES ATTACHED, AS THEY WERE IN FILM CANISTERS AND ATTACHED TO THE REBAR.

THE CLAIMS SHOWN IN MAGENTA ARE BASED ON AN AUTOCAD DRAWING FROM TRI-CON MINING.

THE CLAIMS SHOWN IN BLACK WERE STAKED IN 2005.

THE DATUM USED FOR THIS SURVEY WAS NAD27 ALASKA UTM ZONE 5.

ALL CORNERS SHOWN IN DETAIL #1 AND DETAIL #2 WERE SET IN THE FIELD BY GLEN DREXLER, PLS.

DRAWN BY: KEN KELLEY
GLEN DREXLER, PA PLS

Figure 4.2 Silverado lode claim holdings, Nolan Creek, November 30, 2007

SHEET 1 OF 2
2006/2007 NOLAN LODE
CLAIM STAKING PROJECT
SEE DETAIL # 2
SEE DETAIL # 1
SEE DETAIL # 3
SEE DETAIL # 4
HAMMOND RIVER
HAMMOND RIVER
21
22
23
24
19
18
28
27
26
25
30
29
33
34
35
36
31
32
5
4
3
2
1
8
9
10
11
12
T31N
T30N
R12W
R11W
LEGEND
SECTION LINE
QUARTER SECTION LINE
RANGE/TOWNSHIP LINE
SECTION NUMBER
31
CONTOUR LINE
N
SCALE 1"=400 METERS
DRAWN BY: KEN KELLEY
GLEN DREXLER, P.A. PLS

4.1 Mineral tenure

All of Silverado’s mineral properties at Nolan Creek are federal mining claims. The U.S Mining Law of 1872 (as amended) allows for a locater to stake either a placer deposit or a lode deposit. Under the federal mining law, a 20 acre placer claim with the dimensions of 660 ft by 1,320 ft may be staked. For lode claims, the dimensions are 600 ft by 1,500 ft.

There are many individual claim names (Appendix I). Many of the original placer claims acquired or staked by Silverado have historic names such as Mary’s Bench, Workman’s Bench, Clara Discovery, and others. Beginning in 2006, new lode and placer claims were designated in numerical succession.

The Alaska State Government requires a mining license tax from all mineral production net income of the tax payer regardless of underlying land ownership. For a mining operation, it is computed at $4,000 plus 7.0% of the excess over $100,000 of net income (Alaska Department of Natural Resources, 2004). Furthermore, there is a 3.5 year tax exemption period after initial production begins. Depletion is figured as an allowable deduction of 15% of annual gross income, excluding from gross income an amount equal to rents and royalties. The Alaska State corporate income tax rate is 9.4% if net profit is more than a set threshold amount.

4.2 Silverado’s property title and interest

The majority of the Nolan Creek federal mining claims are controlled by Silverado Gold Mines Inc., a wholly owned subsidiary of Silverado. Annual fees must be paid to the federal government. Silverado must also pay a federal mining claim holders fee of $125 per claim by August 31 or within 90 days of location. Maintenance and holding fees for the federal placer and lode mining claims in Nolan Creek totaled approximately $85,000 for the 2007 calendar year.

The Thompson Pup claim group of six placer claims is subject to a purchase royalty of 3% of net profits on 80% of gold production payable, to Mr. Frank Figlinski and Mr. Lyle R. Carlson.

The Hammond Property (24 federal placer claims) is subject to a lease with an option to purchase from Alaska Mining Company, Inc. (Alminco) for $500,000, with terms including payment, subject to a purchase royalty of 10% of gross production from the claims with a minimum royalty payment of $80,000 annually, regardless of the level of production activities.

4.3 Location and maintenance of property boundaries

Claim posts are located in the field on all four sides of each claim. The laws of the State of Alaska and U.S. Federal Government permit staking both state and federal mining claims with the assistance of a helicopter, and many claims were staked at Nolan Creek using this mode of transportation. The federal law allows for a 20 acre association claim to be located adjacent to the initial location. The locater must record the locations within 45 days of staking. An affidavit of annual labor must be filed in the recording district of location and at the principle land management agency, the U.S. Bureau of Land Management (USBLM) office by December 30th of each year.

4.4 Location of mineralized zones, mine workings, and mineral resources

Past test mining of placer gold deposits by Silverado has occurred in a number of localities in Nolan Creek Valley (Figure 4.3) . These include a number of small, discontinuous, placer gold deposits, including Ogden-Eureka, Swede Channel, Mary’s East, Mary’s North, and 3B-1 Deposits, all of which are found on a left limit bench system above Nolan Creek, and Archibald and Faye Creeks, which are typical modern stream placer deposits. The Slisco Bench is a terrace placer deposit that occurs on the right limit of Hammond River about 3 mi northeast of Nolan Creek Camp.

More recently, exploration for hard rock lodes has taken place on Pringle Bench north of Smith Creek and on Workman’s Bench to the southwest, which are part of the same northeast-striking vein and vein-fault antimony-gold-bearing mineralized system.

4.5 Environmental liabilities

Because the claims are federal, reclamation activities follow guidelines administered by the USBLM. Overall water quality is administered by the State of Alaska Department of Environmental Conservation (ADEC). The QP conducted an audit of the ADEC and Alaska Department of Natural Resources (ADNR) websites for any environmental liabilities related to Silverado’s Nolan Creek properties, and could not find any notice of water quality violations, public notice violations, non-point source water pollution control issues, or wastewater violations.

Nolan Creek is classified as an ‘industrial stream’, which recognizes placer mining as a determined use in the Koyukuk district. Under Alaska State law all disturbed lands must be reclaimed after mining activities have ceased, regardless of land ownership. For placer mining in Nolan Creek, Silverado participates in the statewide bond pool administered by the ADNR. Reclamation has occurred consistent with the operating plan and has been reduced from a bonded 60 acres to about 40 acres, per discussions with USBLM field personnel.

The Nolan Creek property is on federal lands that are adjacent to Gates of the Arctic National Park and Preserve, which is administered by the U.S. National Park Service (USNPS). According to records researched by the QP, neither the USBLM nor USNPS have ever lodged a complaint about exploration or mining activities that have occurred on Silverado’s claims.

A potential issue for future mine closure on the property deals with the maintenance shop facility at the Nolan Creek Mine. The shop has a dirt floor and has been in use since the early 1980s. The shop may contain contaminated soils that will need to be remediated at mine closure. There also is a solid waste permit application that has been submitted to the ADEC for the burial of clean metal material. Based on discussions with USBLM personnel, these issues are not, at present, considered to be a significant environmental concern.

Figure 4.3 Location map of Nolan Creek deposits

Vermont Creek
Slisco Bench
Right Fork
Nolan Creek
Hammond River
Road
Montana Gulch
D Block #1
Below Discovery
Buckeye Gulch
'A' Decline
'B' Decline
D Block #2
Below Discovery
Thompson's Pup
Swift Creek
'C' Decline
3B3
Road
3B1
Upper end
Nolan 'Deep
Channel'
Fay Creek
Acme Creek
Postulated
continuation
of
Nolan 'Deep
Channel'
Wool Bench
Archibald Creek
Archibald Bench
Settling
Ponds
Mary's East
Mary's Underground
Swede Channel
Shop
West Block
Main Camp
Treasure Chest
Fuel Cache
Eureka
Smith Creek Dome
Pringle Bench
Airstrip
Dolney
Smith Creek
Workman's Bench
0
½
1 mile

Note: Yellow areas represent known deposits as of 1981.

4.6 Permit requirements

Silverado requires an Alaska Placer Mining Application Permit (APMA Permit) to operate on their claims at Nolan Creek. Two Nolan Creek claims were found to be listed on active State of Alaska APMA Permits during calendar year 2007, which reflects the recent underground placer mining activities that have taken place in Swede Channel and Mary’s East placer deposits. Other APMA Permits identified on other claims in Nolan Creek Valley have been closed due to inactivity. Permits to process waste water at Nolan Camp and for fuel storage have been received. The former implements a new technology that processes human waste waters to meet drinking quality standards.

An active Plan of Operations on Nolan Creek is filed with the USBLM. Both surface and underground mining activities follow the rules administered by the U.S. Mine Safety and Health Administration (MSHA). Silverado’s mining operations on Nolan Creek have been inspected by MSHA officials several times during 2002 to 2003. The QP observed two field inspections of Silverado activities by MSHA officers during 2006 to 2007. One citation was issued during the spring of 2006 to Silverado that requested remedial action at their portal for the ‘Swede Channel Project’. The portal for the mine-test was shored up and subsequently approved by MSHA.

The company has acquired a permit from the USBLM to collect a bulk mineralized sample. This will allow Silverado to acquire up to 1,000 cu yd of mineralized materials for metallurgical testing and analysis from their Workman’s Bench stibnite-gold resource area. During his review of the ongoing operations this year, the QP identified the need for Silverado to produce a potential acid generation plan for the bulk sample collection effort (Bundtzen, 2008b).

Wall rocks enclosing the stibnite-quartz lodes contain significant pyrite and pyrrhotite. As a result, the QP has recommended to Silverado a plan of action that incorporates the characterization of the material, a definition of waste rock, geochemical testing, and an implementation plan. It is the understanding of the writer that such a plan is being designed.

A regulatory issue did affect Silverado’s 2007 core drilling program on Pringle Bench north of Smith Creek. Exploration must comply with Section 106 of the National Historic Preservation Act (NHPA) as codified in USBLM regulation 36CFR 800. Silverado hired Northern Land Use Research (NLUR) of Fairbanks, Alaska to complete a cultural review on a number of claims where historic mining activities had taken place. Last year, NLUR produced a report for Silverado detailing the extent of historical artifacts present on the mining claims. That report was then forwarded to the USBLM (Neely, 2007).

After the USBLM reviewed the 2007 NLUR report, their staff recommended removal of a historic cabin on Smith Creek and removal of an elevated sluice on the south wall of Smith Creek. Both projects are expected to be carried out by the USBLM during the summer of 2008.

5 Accessibility, climate, local resources, infrastructure, and physiography

The Koyukuk Mining District is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River basin on the south. Elevations in the district range from 4,635 ft on Vermont Dome to about 1,220 ft on the floodplain of the Middle Fork of the Koyukuk River. Other prominent landforms present at or near Nolan Creek include Smith Dome at 4,005 ft elevation, Montana Mountain at 3,270 ft, and Midnight Dome at 3,860 ft.

Vegetation in the area is dominantly mature white spruce forests and occasional groves of birch and alder. Although lower slopes are heavily forested, the entire area was logged during the late 19th to early 20th Centuries to provide fuel for early underground placer mine activities, heat for miner’s cabins, and wood for construction activities. Currently, the timberline is at about 2,500 ft elevation. Alpine species consist of various mosses and blueberries.

Nolan Creek is at the center of the Koyukuk district (Figure 5.1) . Regularly scheduled commuter flights from Fairbanks to the 4,500 ft long, state-maintained Coldfoot Airport are currently provided by Wright Air Service Inc. Nolan Creek is road-accessible from Fairbanks via the Dalton Highway, which services the Trans Alaska Pipeline and the North Slope oil fields.

The Trans-Alaska Pipeline and Dalton Highway corridor in the valley of the Middle Fork, Koyukuk River is east-southeast of the Nolan Creek property holdings (Figure 5.1) . The small community of Wiseman, with a 2000 census population of 28, is at the junction of the 7 mi long, secondary access road that links the Dalton Highway with Silverado’s Nolan Creek mine camp. In 1985, the access road from Wiseman to Nolan Creek was upgraded to secondary standards by the Alaska Department of Transportation and Public Facilities (DOTPF).

Silverado’s Nolan Creek property is remote and far from Alaska’s urban areas. Silverado’s camp is located 175 air mi north-northwest of Fairbanks, Alaska’s second largest community, with a population in 2007 of about 98,000.

The community of Coldfoot, which is about 13 mi south of the community of Wiseman, has Alaska’s most northern gas station, grocery, bar, and public lodging facilities. The weather station at Coldfoot provides the Alaska State Weather Service with climatic condition on the Southern Brooks Range. DOTPF operates a large shop facility at Coldfoot on a year-round basis, and maintains a 125 mi long segment of the Dalton Highway and the Coldfoot Airport.

Nolan Creek Valley is located about 75 mi north of the Arctic Circle. Winter usually begins in late September or early October and lasts until early April. A very brief spring is followed by summer in early June, which lasts until late August. Fall weather conditions occur for about one month in September. Coldfoot, about 15 mi southeast of Nolan Creek Valley, recorded the unofficial all-time, State of Alaska record low of -82°F in January, 1989. Temperatures as high as 85°F have been recorded in nearby Wiseman. Exploration drilling by

Figure 5.1 Nolan Creek location map

FIGURE LOCATION
Slisco Bench (Placer)
3B-1 Below Discovery (Placer)
3B-3 Below Discovery (Placer)
Silverado's Nolan Base Camp
D Block (Placer)
Swede Gulch (Placer)
Workman's Bench Lode
Secondary road - maintained by Silverado
Coldfoot (airport & facilities)
Wiseman Village
Dalton Highway
Trans-Alaska Pipeline
Dalton Highway
75 miles
Fairbanks - 74 miles ↓

Silverado has taken place from June 1 to late October. For example, the 2007 core drilling program ended on October 23, when temperatures rapidly decreased to -10°F and froze the water lines. The annual duration of surface exploration and test-mining activities ranges from 135 days to 150 days.

The camp is underlain by permafrost for up to several hundred feet. This necessitates engineering of facilities to combat the thawing of the substrate and drawing water from wells, which tend to freeze.

Silverado has operated seasonal, underground placer drift mines intermittently from 1994 to 2007. These mine methods, which blast with standard drill-and-shoot techniques and excavate frozen gravels with low-profile mining equipment, are dependent upon freezing weather conditions. Since 1994, winter drifting has taken place from November 1 to March 31. When temperatures exceed 15°F underground, test-mining activities are curtailed to avoid thawing of frozen gravels until colder temperatures are encountered.

5.1 Infrastructure

Nolan Camp is located in the valley of Nolan Creek about 2 mi above the confluence with Wiseman Creek. The original Nolan operations, including camp, buildings, machinery shops, and related equipment, were constructed in the late 1980s. Power is produced by a diesel power plant at the camp site. Nolan Camp was upgraded in 2002 and again in 2007 so that underground and open-cut mining operations could be effectively carried out. The upgrading and efforts included:

  The purchase and installation of a ten room housing unit;

  The construction of an engineering office;

  The upgrading of laboratory facilities;

  The installation of a new sewage treatment facility;

  The construction of a new kitchen and cafeteria; and

  The installation of new communications equipment.

The camp is capable of housing 30 workers on a full-time basis.

Water is obtained from a well near Wiseman, about 5 mi from Nolan Camp, and transported to camp with a water truck. Water is then pumped into three 2,500 gallon plastic holding tanks that are housed in the main utility room. A conventional well near the camp is no longer used because of problems encountered with permafrost, which freezes the well casing.

Tailings have been stored on BLM approved pads at several sites in Nolan Creek Valley. Tailings ponds have been constructed during seasonal mining activities, and operate under a 100 percent recycle technology.

Silverado has fuel containment facilities associated with their two 15,000 gallon capacity diesel tanks. All gasoline is purchased in 55 gallon barrels. Both gas and oil tanks, which are stored on liners in accordance with ADEC specifications, are located about 100 yd west of the cafeteria and bunkhouse complex.

There appears to be adequate space for storage of tailings, mine equipment, and fuel in Nolan Creek Valley. Most exploration, development, and test mining activities from placer claims have been of a small scale nature, extracting and processing less than 50,000 ton of mineralized material each year.

6 History

6.1 Historical ownership of property

Placer mining claims held by Silverado in the Nolan Creek Valley area are centered on historic claims located by miners and prospectors prior to World War II. Prior to 1920, the claims were held by more than 30 small companies and individuals. During the 1930s to1960s, prospectors consolidated most of the claim group in Nolan Creek Valley.

In 1978, Silverado leased ten core placer claims on Nolan Creek while working it’s claims staked the same year. In 1981, Silverado acquired 55 core claims in Nolan Creek Valley, which forms the base of the placer interests today. In 1991, Silverado acquired key claims on Wool Bench and adjacent areas near Archibald creek from Mr. Paul Dionne, who was mining pacer gold at a small scale with underground drift mining methods. Silverado located an additional 150 placer mining claims starting in 1994 and ending in 2007.

In 1994, Silverado leased 38 placer mining claims from Alminco on the Hammond River. This claim group includes the Eldorado Association, which includes the ‘Slisco Bench’ system that has been explored with drilling by Silverado up through 2006. Silverado has maintained this lease on this claim group through 2008.

Because placer mining activity dominated Nolan Creek Valley, Silverado held only a small number of federal lode claims until the last 5 years. Historic lode mining claims were largely confined to Smith Creek Valley. In 1978, the Smith Lodes 1 to 3 were also acquired. Silverado agent Mr. Brian Flanigan staked 38 federal lode claims for Silverado in 2003 (SS01-SS38 series). Agent Mr. Glen Drexler staked 221 lode claims for Silverado in 2006 and 68 lode claims for Silverado in 2007.

6.2 Exploration and development by previous owners

Prior to Silverado activities in Nolan Creek Valley, exploration and development work by previous claim owners was minimal. Mine development was directly associated with surface and underground placer gold mining activities. During World War II, some trenching took place on the stibnite-bearing veins of Pringle Bench north of Smith Creek. The QP could find no evidence of any drilling programs that took place on either in Nolan Creek Valley or in the Hammond River property area during this period.

Since 1983, mineral resource estimates have been prepared by Silverado contractors for Nolan Creek deposits (see Armstrong, 2001; Armstrong et al, 1994; Childress, 1995; House, 1995a, b, c; Murton, 2004; and Flanigan, 2004 ). These estimates have been made over a period of time when the rules that govern public disclosure of mineral resource data has significantly changed in the United States, Canada, and abroad.

In general, most mineral resource estimates made by Silverado do not conform to guidelines set forth in Sections 1.2, 1.3, and 2.4 of NI 43-101, and have not been relied upon in this analysis. However, some resource estimates of individual placer gold deposits made by Armstrong et al (1994), Murton (2004), and Flanigan (2004) do conform to NI 43-101, and have been used in this analysis.

In 2004, the QP prepared an independent technical review of Silverado’s mineral properties in the Fairbanks Mining District and at Nolan Creek (Bundtzen, 2004). This report provides a comprehensive summary of the lodes and placer mineral properties in both areas, but was not presented in Form 43-101F1 format and is hence not compliant with NI 43-101.

6.3 Historical production

Placer gold was found on the bars of the Koyukuk River between 1885 and 1890, and the first commercial discoveries on Nolan Creek and tributaries of the Hammond River and tributaries were made in 1901 (Cobb, 1973). Since then, about 344,990 oz of gold have been recovered from both open cut and underground placer mines in the Koyukuk District (Kurtak et al, 2002a, b). The largest single producer has been Nolan Creek and its tributaries, Smith Creek and Archibald and Fay Gulches, which have produced an estimated 185,000 oz of placer gold from 1901 to 2007, or about 54% of the Koyukuk District total. More than 100,000 oz of gold was produced during 1908 to 1911 by underground drift miners on Nolan Creek.

Figure 6.1 shows the location of Silverado’s past placer mining activities from 1979 to the present. In that period gold production has been intermittent. Total production from 1979 to 2007 was 23,150 oz of placer gold recovered from 271,771 cu yd of gravel at an average grade of 0.085 oz/cu yd gold (Table 6.1) .

Silverado’s production of placer gold began in 1979, when a small test cut on Archibald Creek yielded about 12 ounces of coarse placer gold. Silverado’s initial placer mining efforts on Nolan Creek focused on mining restricted fractions of pay gravels on Archibald and Fay Creeks at the upper end of Nolan Creek basin. Production totaled: 730 ounces from 12,166 cubic yards in 1981; 304 ounces of placer gold from 4,343 cubic yards in 1984; and 1,338 ounces of placer gold in 20,585 cubic yards in 1987 (Armstrong, 1984). Recovered grade during all three years ranged from 0.060 -0.070 ounce gold/cubic yard. During 1989-1990, Paul Dionne drifted underground on the Wool Bench south of Archibald Creek and reported grades of 0.100 oz/ton gold. His results and the success of other drift miners in the Koyukuk district led Silverado to test-mine underground placer gold resources on their Nolan Creek claims.

From 1994 to 1995, Silverado extracted gold bearing gravels from two underground mining operations, the Mary’s Bench and 3B1 ore bodies, and four surface-mineable sources, the Ogden-Eureka Bench, Phase 3 Open Cut, West Block, and Mary’s Bench Hydraulic Pit. During this two year production period, Silverado’s placer mining activities in Nolan Creek were nearly continuous with underground stopes being extracted during the winter and surface mines developed during the summer. Pay gravels from all sources were washed during the summer months. During 1994-1995, 13,162 ounces of placer gold, much of it of jewelry grade, were recovered from 100,307 cubic yards of gravels, at an average grade of 0.131 ounces gold /cubic yard. Production steeply declined during 1996 to 1998 because of the lack of drill-indicated (underground) resources.

During 2002-2003, Silverado explored and developed the ‘Nolan Deep Channel underground drift project’, which was quickly terminated after encountering ‘live water’ and roof and sidewall instability.

During 2006-2007 Silverado began a phased development of the Swede Channel and Mary’s East underground drift mine projects. Both mine developments were initiated after RC drill hole data identified placer gold deposits. Silverado recovered 4,661 ounces of placer gold from 34,228 loose cubic yards of gravel at an average grade of 0.136 ounces gold per loose cubic yard.

Figure 6.1 Location of areas test-mined by Silverado

'A' Decline
Thompson's Pup
'B' Decline
Fay Creek
Upper end
Nolan 'Deep Channel'
'C' Decline
Acme Creek
Archibald Creek
Swede Channel; mined in 2006/07
3B1
Mary's East; mined in 2007
West Block
Mary's Underground
Postulated
continuation of
Nolan 'Deep
Channel'
Nolan Creek
Eureka
Dolney
Workman's
Bench
Smith Creek
Airstrip
0 500 1000
FEET
Test Mined
Placer Gold Areas
(2006-2007)
Test Mined
Placer Gold Areas
(1981-2004)

Table 6.1 Placer gold production from Silverado properties, 1979 to 2007, Nolan Creek
Year	Location	Bank cu yd (BCY)	Placer gold recovered (oz)	Recovered grade (oz/BCY)
1979	Fay Creek	NA	12	NA
1981	Archibald/Fay Creek	12,166	730	0.060
1984	Archibald/Fay Creek	4,343	304	0.070
1987	Archibald/Fay Creek	20,585	1,338	0.065
1993	Thompson Pup	33,800	1,304	0.038
1994	Mary’s Bench Underground	16,143	2,697	0.167
1994	Ogden-Eureka Bench Open Cut	29,300	5,733	0.196
1995	Phase 3 Open Cut	22,285	2,394	0.107
1995	3B1 Underground	12,991	1,006	0.077
1995	West Block Open Cut	18,988	1,305	0.069
1995	Mary’s Bench Hydraulic	600	27	0.045
1996	Dolney Bench Open Cut	5,042	126	0.025
1998	Archibald Creek Open Cut	5,947	128	0.022
1999	Swede Channel Underground	4,575	623	0.136
1999	Workman’s Bench Open Cut	5,580	112	0.020
2000	Workman’s Bench Open Cut	14,919	201	0.013
2003	Nolan Deep Channel; Wool Bench, Mary’s Bench	30,279	451	0.015
2006	Swede Channel	8,896	951	0.105
2007	Swede Channel and Mary’s East	25,332	3,711	0.146
Total		271,771	23,153	0.085

Notes:
- Modified from Bundtzen (2004); unpublished Silverado production files, and Bundtzen (2006c; 2008).
- Includes 1,338 ounces of gold nuggets produced by lessee Eclipse Mining in 1987 and 623 ounces of placer gold produced by lessee Mike Roberts in 1999

7 Geological setting

7.1 Bedrock geology

The bedrock geology of the Nolan Creek area has been described by several previous workers including Maddren (1910, 1913), Brosge and Reiser (1970), Turner et al (1979), Dillon et al (1986), Mull (1989), Dillon (1989), Dillon and Reifenstuhl (1990), Moore et al (1994), and Eden (1999, 2000). The following geologic discussions use information from all of these sources. After review of published geological mapping, the QP selected the map provided by Dillon and Reifenstuhl (1990) for display of the most relevant and accurate information used in this study (Figure 7.1) .

The bedrock geology of the Nolan Creek area is dominated by units of the Brooks Range schist belt or province, a poly-deformed package of schist, greenstone, and gneiss. The schist belt is part of the Coldfoot sub-terrane of the Arctic Alaska Terrane, which underlies more than 75 percent of the south flank of the Brooks Range. The Coldfoot sub-terrane is composed of Proterozoic to Middle Devonian poly-metamorphic meta-sedimentary rocks which have been intruded by Devonian granitic plutons and overlain by bimodal meta-volcanic rocks (Dillon, 1989). Although no fossils have been found at Nolan Creek, chloritic metasiltstone (Dbcs), black slate and phyllite (Dbs), and chloritic carbonates (Dcc) are correlative with the Devonian Beaucoup Formation, as summarized by Mull (1989). The Beaucoup Formation and other metamorphosed rocks in the Wiseman-Nolan Creek area are thought to be near the stratigraphic top of the Coldfoot sub-terrane (Dillon, 1989; Dillon and Reifenstuhl, 1990).

Although Dillon and Reifenstuhl (1990) do not describe non-metamorphosed or metamorphosed intrusive rocks at Nolan Creek, Eden (1999, 2000) describes metabasite dikes near the mouth of Steep Gulch, and in Vermont Creek. Granite gneiss yields U/Pb ages of 360 Ma on the western slopes of the Middle Fork Koyukuk River valley, about 10 mi south of Nolan Creek. These Middle Devonian granitic intrusions, which have metamorphosed along with the host Beaucoup Formation, could conceivably underlie Nolan Creek at depth.

7.2 Surficial geology

Understanding the Quaternary history of the Koyukuk mining district has a direct bearing on the origin, formation, and preservation of the productive placer gold deposits present in the Nolan Creek and Hammond River basins. The classification of Quaternary units in Nolan Creek factors importantly into surface geochemistry dispersal patterns (in soils) that are deployed in the search for buried hard rock gold deposits.

Nolan Creek has been subjected to the effects of Pleistocene glaciation, which has carved U-shaped valley profiles in the valleys of Wiseman, and Jap Creeks, and the main trunk valleys of the Hammond and Middle Fork of the Koyukuk Rivers. Glaciers from the Middle Pleistocene Sagavarnirktok Glaciation traversed at high elevations down trunk valleys along the entire flank of the southern Brooks Range, reaching lowland areas in the lower Chandalar River on the east, the Kanuti Flats to the south, and Kobuk River to the west (Hamilton, 1979, 1986). Glacial drift of the Sagavanirktok River Glaciation (Qd1) occupies hill slopes, low saddle areas, and high level cirques to maximum elevations of about 3,200 ft at Nolan Creek.

Figure 7. 1 Geologic map of the Nolan Creek area Koyukuk District; modified from Dillon and Reifenstuhl (1990) and Hamilton (1979).

Glacier Creek Valley
Nolan Creek
Smith Creek
Hammond River
Glacial Lake Wiseman
Dalton Highway
Middle Fork Koyukuk River
WISEMAN
0 1 2
MILES
NORTH
LEGEND
Quaternary Units
Alluvium
Landslide/flowslide deposits
Solifluction deposits
Alluvial fan deposits
Itkillik glaciation
Sagavanirktok glaciation
Lacustrine silt
Alluvial terrace deposits
Itkillik kame and kame terrace deposits
Beaucoup Formation
Chloritic carbonates
Chloritic siltstone
Meta-siltstone
Black slate/phyllite
Chloritic siltstone/conglomerate
Coldfoot Terrane
Twice metamorphosed rocks
Pelitic schist
Black schist
Metavolcanic rocks
Calc-schist
Marble
Faults
Thrust fault with teeth pointing to upper plate
High angle fault, U= upthrown side/ D= downthrown side
Orthogonal fault pattern suggested by Driscoll (1987)
Other symbols
Strike and dip of foliation
25
Terminal ice position, latest Itkillik age

The Late Pleistocene Itkillik Glaciation left various types of drift in major trunk streams including in the valleys of Middle Fork, Koyukuk River on the east, the Hammond River on the North, and Glacier Creek on the east (Qd2). Small north-facing cirques were filled with ice in the valley of the Hammond River during later phases of the Itkillik Glaciation. During the Itkillik glacial maximum, an extensive 9 mi long by 2 mi wide lake, Glacial Lake Wiseman, inundated nearly the entire valley of Wiseman Creek from the canyon zone west of Wiseman to the eastern edge of Glacier Creek valley in the west, as well as the lower end of Nolan Creek Valley (Dillon and Reifenstuhl, 1990). Glacial Lake Wiseman was impounded by thick lateral moraines in the Middle Fork Koyukuk River and Glacier Creek valleys on the east and west respectively. During the last phases of the Itkillik Glaciation, stratified ice-contact deposits were deposited in a terminal moraine complex across the valley of Middle Fork, Koyukuk River near the present location of Wiseman (Qd3, Qd4 units). With valley base levels reestablished to much lower levels, Glacial Lake Wiseman was eventually drained to the east, cutting a steep, till-covered, bedrock canyon to the Middle Fork, Koyukuk River.

The more youthful V-shaped profiles in Nolan and Vermont Creeks reflect erosional profiles that post-date the major glacial events described above, and there is no evidence that Late Pleistocene ice ever developed in Nolan Creek Valley or tributaries. Steepened valley walls are now covered by a mixture of colluvial-landslide, solifluction, and talus deposits (Qcl, Qcs, Qct units). Modern stream alluvium underlies the course of present Nolan, Smith, and Wiseman Creeks and tributaries of the Hammond River (Qa unit).

7.3 Structural geology

According to Dillon (1989), Mull (1989), Dillon and Reifenstuhl (1990), Moore et al (1994), and Eden (1999), two and possibly three well-defined periods of regional dynamo-thermal metamorphism have affected the layered rocks of the Coldfoot terrane. These layered metamorphic rocks, which monoclinally dip to the north throughout the map area, contain a complex fold and faulting history; fold axes generally strike northeast with fold vergence in several directions. Schistocity is defined on two discrete cleavage surfaces. The oldest (S2), parallels bedding and the youngest (S3), is a semi-penetrative axial planar feature that probably formed during a thrust or recumbent folding event (Dillon and Reifenstuhl, 1990; Eden, 1999). Several thrust planes have been mapped at Nolan Creek (Figure 7.). During Late Jurassic to Early Cretaceous time, the rock units of the Coldfoot Terrane including the Beaucoup Formation were thrust over thrust panels to the north and outside the study area.

Brittle deformation began to form as the last regional metamorphic gradients subsided in mid-Cretaceous time. Dillon and Reifenstuhl (1990) and Eden (1999) map west-dipping, northeast-striking reverse faults that postdate thrusting, and are thought to be the result of east-west compression documented in other areas of the southern Brooks Range. Driscoll (1987) advocates an orthogonal, stress field pattern that is in a conjugate relationship in the Nolan Creek and Hammond River areas. A northeast-striking high angle fault cuts across the left limit of Nolan Creek over Vermont Pass and into Hammond River canyon. A parallel fault strikes up the Middle Fork, Koyukuk River Valley. A northwest-trending, conjugate fault trends up Wiseman Creek, and possibly through lower Hammond River canyon.

Significant antimony-arsenic-gold deposits are likely related to a prominent high angle structure first identified by Driscoll (1987) that strikes in a northeast direction under the left limit of Nolan Creek. This mineralized high angle feature, which has been referred to by Silverado’s geological staff as the ‘Solomon Shear’ (Flanigan et al, 2003f), is a logical bedrock source for at least some of the placer gold identified and mined in Nolan Creek.

8 Deposit types

8.1 Lode antimony-gold-arsenic deposits

Northeast-trending, steeply dipping, auriferous stibnite-quartz veins cut phyllitic schist on Workman’s Bench on the left (south) limit of Smith Creek about 800 ft upstream from its confluence with Nolan Creek (Eden, 1999). The mineralization on Workman’s Bench is almost certainly correlative with the stibnite-gold-quartz veins exposed in placer cuts and trenches on the Pringle Bench north of Smith Creek, which have been known since the early 20th Century (Killeen, 1942; Ebbley and Wright, 1948).

Northwest striking, steeply dipping quartz veins contain gold and arsenic and are probably in a conjugate relationship with the northeast striking veins. These veins crop out in the so called Fortress Trend at the head of Archibald Creek, but were also recognized on Workman’s Bench.

The mineralogy, structure, isotope geology, and geological features of the auriferous quartz deposits of the area have been described by Maddren (1913), Ebbley and Wright (1948), Mosier and Lewis (1986), Dillon et al (1986), Dillion (1989), Eden (1999, 2000), Kurtak et al (2002a, b), and the recently updated Alaska Resource Data Files (ARDF) for the Wiseman quadrangle. The lodes are characterized by high fineness gold, low sulfide content, ubiquitous metamorphic host rocks, and a clear association with both antimony and arsenic. Although stibnite masses are conspicuous in the Smith Creek drainage, where hand specimens can make up to more than 50% stibnite, quartz veins and veinlets in other areas generally carry only a few percent sulfides, mainly stibnite and arsenopyrite. The absence of any known plutonic bodies or recognizable thermal aureoles (hornfels), coupled with radiogenic lead isotopes (Gacetta and Church, 1989), and low bismuth values in mineralized rock do not support an intrusive origin for lodes at Nolan Creek.

Lodes and occurrences identified at Nolan Creek can be compared to low sulfide, mesothermal or ‘orogenic’ gold-quartz deposit model 36a of Berger (1986) or Hodgson (1993). Goldfarb et al (1997) describes the prospects in the Koyukuk and Chandalar districts as belonging to this deposit type.

But more specifically, the gold-stibnite-quartz veins of Workman’s Bench and Pringle Bench areas strongly resemble the gold-antimony deposit type (U.S. Geological Survey deposit model 36C) described by Berger (1993) (Figure 8.1) . These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically recrystallized, fine grained, granoblastic stibnite lobes and lenses. Relics of open-spaced filling textures contain sharply bent, twinned, stibnite crystals accompanied by quartz gangue. Alteration minerals in veins include sericite, ankerite, paraganoite, epsomite, and pyrophyllite in metamorphosed flyschoid rocks and fuchsite, dolomite, and magnesite in metamorphosed mafic host rocks.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes (deposit model 36a) found in orogenic districts worldwide. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include the Alpha-Gravelotte and Amo deposits in the Transvaal (Barberton Range) of South Africa, the Reefton District in New Zealand, the Dubrqava and Krasna Gora deposits in the Czech Republic, and the Billyakh and

Olympiada deposits in Russia. Olympiada in particular is an example of a large, productive gold (antimony) deposit. The Scrafford antimony-gold deposit in the Fairbanks district, Alaska is also classified by Berger (1993) as deposit type 36C.

Figure 8.1 Tonnage curve for antimony-gold model of Berger (1993)

8.2 Heavy mineral placer gold deposits

Placer gold deposits in the Nolan Creek and Hammond River areas can be classified as an ‘Incised Glacio-Fluvial’ subtype of heavy mineral placer deposit (Maddren, 1913; Laznika, 1985). The Koyukuk District examples, especially on Nolan Creek, probably formed in similar fashion to that observed in the Valdez Creek district of south-central Alaska, Alaska’s largest placer gold mine during the 1980s and 1990s (Reger and Bundtzen, 1990), the Chandalar district east of the Koyukuk district, the Porcupine district in southeast Alaska (Hokzema and others, 1986), the Cassiar-Caribou district of British Columbia, Canada (Knight, 1990), or the Bolotny-Ravkosky district in northeast Russia (Tchapko,1995).

Different explanations have been advanced for the origin of the placer deposits in Nolan Creek and Hammond River valleys. For Nolan Creek, Maddren (1913) believed that the left limit, bench deposits such as the Mary’s Bench, Swede, West Block, and Ogden-Eureka Bench placers (described in the property description chapter of this report) may be remnants of narrow, crudely washed beaches formed along the mountain sides when Nolan Creek was an arm of Glacial Lake Wiseman (described in the Geology Section of this report).

Maddren (1913) inferred that different levels of the recognized bench placers represent different levels of the lake during glacial-fluvial fluctuations of the Itkillik Glaciation. He attributes the formation of the deeply buried placers in Nolan Creek valley to high energy fluvial deposition, noting the rounded nature of the coarse placer gold, augmented with rapid drop-offs and changes in base levels down the course of the ancestral stream. The writer believes that the Slisco Bench on the right limit of Hammond River may represent a different type of glaciofluvial type of placer gold deposit, which could have formed in pre-glacial or inter-glacial conditions.

The placers on Smith Creek and Archibald and Fay Gulches have two populations of gold: 1) rough angular nuggets with mineral gangue; and 2) rounded coarse gold of very high fineness with no gangue. Maddren (1913) attributes the angular gold as having a very close lode source, but offers no source location for the large but rounded placer gold nuggets.

For the ‘Incised Glacio-Fluvial’ deposit type, high energy glacio-fluvial streams, responding to rapid changes in base levels, quickly erode gold from nearby lode sources, pound and erode the highly malleable, placer gold into sub-rounded shapes, and concentrate gold grains and masses into incised channels (figure 23). The heavy mineral deposits are quickly buried by glacial drift, alluvial, or lacustrine deposits formed during a subsequent sedimentary event. Such deposits have not been specifically modeled in terms of grade and tonnage, but include size ranges from the Porcupine district (65,000 oz gold) to the Cassiar-Cariboo district (2.2 Moz gold of past production).

9 Mineralization

9.1 Lode deposits

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 1,600 ft in length. These quartz-only and stibnite-quartz (gold) veins strike north 45° east and cross-cut low angle cleavage at steep-to-vertical angles. Besides locally massive stibnite, the veins also contain significant arsenopyrite. Individual quartz-sulfide veins north of Smith Creek range from 1 in to 4 in thick and can be traced for at least 400 ft of strike length (Ebbley and Wright, 1948).

Bedrock units on Workman’s Bench and Pringle Bench consist of dark gray, carbonaceous phyllite and schist, light gray quartz-rich meta-sandstone, greenish gray chlorite rich muscovite schist, and occasional lenses of calcareous chlorite schist. Isolated boudins of greenstone-gabbro have also been observed, but not in place. The layered rock units have been deformed by both open and sub-isoclinal folds. Metamorphic foliation in the hanging wall and footwall zones of the vein-fault zone is normally shallow, with dips of less than 45°. S1 foliation usually parallels compositional banding, but locally, a conspicuous S2 secondary cleavage crosscuts compositional banding at a high angle. Northeast and northwest-striking, high angle fault zones and low angle thrust faults cut the metamorphic rock basement.

Lode mineralization at Workman’s Bench and Pringle Bench systems consists of a northeast-striking, steeply dipping zone of gold-bearing, quartz-stibnite veins and veinlets. At Workman’s Bench, stibnite-bearing veinlets occur from 86 ft to 234 ft from the portal or over a width of about 150 ft. Because the drift was cut perpendicular to strike, this represents a true thickness of the vein-veinlet swarm. A more focused zone of quartz stibnite vein concentration occurs mainly from 136 ft to 234 ft or an estimated width of about 98 ft, where 67 individual veins were identified. Within the ‘Crosscut A’ zone, 21 of the veins contained identifiable stibnite. In the ‘Crosscut C’ zone, the same mineralized stock work veins occur from 120 ft 228 ft or an estimated width of 108 ft. 79 individual veins were identified, 22 of which contain stibnite.

At Pringle Bench, which is the northeasterly extension of the Workman’s Bench system, the same stibnite-quartz vein-fault system widens to nearly 400 ft in three subsidiary zones. However, unlike the Workman’s bench system, where individual veins can be traced continuously both laterally and vertically, the stibnite-quartz (gold) veins are more diffuse, with less certainty in correlating individual veins along strike.

A majority of veins observed in either trenches, core, or underground workings exhibit nearly horizontal slickensides, suggesting intrusion of hydrothermal fluids along fault zones and lateral movement subsequent to vein emplacement.

Polished section analysis shows that two basic fabrics are observed in the stibnite (aurostibnite)-quartz veins:

  Simple, twinned stibnite blades and grains showing resorption textures with euhedral, quartz crystals and grains.

  Extensive shearing and local coarsening of sulfide grains (mainly stibnite), 120° triple junctions in mono-mineralic stibnite, and recrystallization of gangue minerals (quartz) that indicate dynamic metamorphism.

Mineralization in the ‘A Zone’ at Workman’s Bench contains a shear fabric consisting of parallel lamina of recrystallized stibnite. These fabrics are referred to in the literature as thermal metamorphic textures (i.e., Ineson, 1989).

The QP’s April 2008 investigations show arsenic-free stibnite, stibnite grains sometimes in association with isolated arsenopyrite grains, and stibnite always in association with muscovite, ankertite and Mg-siderite gangue. The gangue mineralogy supports a mesothermal classification for the deposit.

More than 90% of the veins and veinlets dip steeply southeast, with dips ranging from 50° to 85°. A few veins dip steeply northwest. A system of east-west to northwest striking, moderately dipping vein-faults cut through the underground workings. The QP observed that these faults both offset, to a minor degree, the northeast-striking, stibnite-bearing veins, but are also cut by other northeast-striking stibnite veins. Northeast-striking stibnite-quartz structures exhibit slickensides that are oriented nearly horizontal.

9.2 Placer Deposits

Mineralization associated with Silverado’s placer properties in the Nolan Creek and Hammond River areas is placer gold of moderate to high fineness, and is distinctly coarse-grained. Nuggets of up to 41 oz have been recovered from deposits during past mining activities. In 2007, a 14 oz nugget was recovered from the Mary’s East deposit. Approximately 50% of all gold is classed and sold as jewelry grade. Fineness ranges from as low as 793 in Thompson Pup to 958 on Nolan bench. Most of the gold recovered by Silverado since 1978 exceeds 900 fineness.

Table 9.1 summarizes trace element and gold fineness data published by the U.S. Geological Survey during the 1980s, which in general, corroborates Silverado’s high fineness gold assertions for their placer gold bullion.

Many of the larger nuggets exhibit rounding due to abrasion in a fluvial environment, but some of the nuggets, about 5%, contain attached quartz and stibnite-arsenopyrite mineralization and are very angular, suggesting a proximal lode source. As shown in Table 9.1, most of the gold from Nolan Creek and tributaries such as Smith and Archibald Creeks exhibit high fineness values (greater than 92% gold).

Most of the left limit bench deposits on Nolan Creek are ancestral fluvial (river) channels deeply incised in bedrock during a high energy environment. The QP believes that they represent ancestral channels of Nolan Creek that formed during fluctuations in base level during Late Pleistocene time.

Swede Channel was being developed for mining in the spring of 2006, the QP conducted a brief geological investigation, which included identification of different channel facies, measurement of paleocurrents and metamorphic foliation, and collection of geological samples for possible future age dating purposes. From 820 ft to 1,034 ft from the portal, the channel consists of a fine grained fluvial facies consisting of two sandy silt layers up to 24 in thick that are interbedded with pebble to cobble-bearing, fluvial conglomerate and sands with clasts dominated by phyllite (80%), quartz (15%), and greenstone (5%). This facies gradually transcends into a coarser facies consisting of cobble to locally boulder-bearing, imbricated conglomerate with only thin layers of silt-to-sandy, interbedded silt.

Channel profiles were examined and measured at three localities. The channel ranges from 54.0 ft to 62.5 ft in width and averages 57.4 ft in width from these localities. The channel probably narrows down to 35 ft to 45 ft in width as it rounds the corner to the west in the lower part of the workings but this portion of the channel was not accessible and thus was not measured.

Table 9.1 Analytical results of placer gold from selected Streams, Nolan Creek
Sample location	Sample count	Gold	Silver	Copper	Mercury	Arsenic	Bismuth	Other(1)	Total
Thompson Pup	19	79.362	14.706	0.0294	2.941	ND	ND	3.012	100.05
Faye Creek	21	83.520	15.625	0.009	0.625	ND	ND	0.231	100.01
Archibald Creek-	5	94.791	4.666	0.0333	0.333
Rounded
Archibald Creek-	7	94.269	5.319	0.0213	0.1596	0.0417	0.002	0.217	100.03
Angular
Archibald Creek-	10	79.692	11.666	0.008	0.333	ND	0.008	8.178	99.885
White
Archibald Creek-	10	91.241	7.000	0.020	1.500	0.200	0.003	0.036	100.00
With Impurities
Smith Creek	22	96.747	1.428	0.048	1.428	ND	ND	0.359	100.01
Nolan Bench	4	95.856	1.500	0.030	1.000	0.005	0.005	1.604	100.00
Vermont	15	93.123	4.717	0.020	1.886	ND	0.001	0.303	100.01
Hammond River	14	91.044	7.000	0.020	0.700	0.005	0.001	1.230	100.00

Notes:
- (1) Contains variable amounts of Mn, Fe, Mg, Sn, Te, Co, and Cd.
- All data in percentages.
- From Mosier and Lewis (1986).

In all three channel profiles, it is apparent that the western right limit bedrock more gradually dips upward away from the channel, whereas the eastern bedrock rise of the channel is much steeper. Predictably, paleocurrent data indicates southerly directions of sediment transport. The paleocurrent data, when combined with channel profiles, suggest an asymmetrical profile with down-cutting occurring more vigorously to the east. Most of the channel deposits that have either been drilled or mined are very similar to Swede Channel. One significant exception is the Mary’s East deposit, which consists of unsorted rock debris, sand, and silt thought to be auriferous slope colluvium.

Almost all of the gold values occur either in or on bedrock or within 2 ft of bedrock in overlying fluvial gravels. Heavy minerals consist largely of sulfides. Very little black sands occur in concentrates. One very distinctive feature of the placer deposits of the Nolan Creek Valley is the coarse nature of the placer gold (Table 9.2) .

Between 47 percent to 56 percent of gold by volume is coarser than 4 mesh in all of the deposits except the 3B1 deposit that occurs in the valley of Nolan Creek. This data, coupled with the dominance of sulfides in the concentrates, strongly implies that lode sources are in the immediate vicinity.

Table 9.2 Comparison of placer gold mesh sizing results (in percent).
Mesh size	2006 Swede	Archibald and Faye	Mary’s Bench	Ogden- Eureka	West Block	Workman Bench	3B1 Claim
2	30.60	22.00	34.10	17.20	13.50	6.50	9.35
4	26.41	24.77	25.40	30.80	16.60	26.85	11.45
6	11.58	10.94	6.50	9.50	9.65	23.10	7.70
8	7.09	10.23	13.15	7.60	10.95	22.40	9.50
10	7.71	8.92	2.55	5.50	9.85	7.90	15.50
<10	16.61	23.13	18.30	29.40	39.45	13.25	46.50
TOTAL	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Data from Bundtzen (2004, 2006b) and Silverado records.

Some placer gold nuggets show an association with stibnite suggesting a possible genetic relationship with the nearby quartz-gold-stibnite deposits in the Workman’s Bench-Pringle Bench lode system previously described (Figure 9.1) . These stibnite-gold nuggets are coarse and angular, in contrast to the generally lager rounded gold-only nuggets suggesting more than one source of gold in the placer deposits.

Figure 9.1 Placer gold nuggets from left limit of Nolan Creek (A) illustrating genetic relationship between stibnite and gold (B).

10 Exploration

10.1 Results of placer and lode exploration

Since 1978, Silverado has explored for placer gold and lode gold deposits on their Nolan Creek and Hammond River-Silsco Bench properties. Table 10.1 summarizes the scope of the exploration work that has been conducted on Silverado properties since about 1981. Until 2006, most of the exploration work focused on placer gold deposits. Through the end of 2007, an estimated 910 RC drill holes that total 58,756 ft have evaluated placer gold deposits in the study area (Table 10.1) . Drill holes range from 25 ft to 145 ft in depth and average 62 ft in depth. During the drill program, more than 11,750 five-ft intervals were systematically panned down the entire length of each drill hole. The drill holes were generally designed on 50 ft centers. In Nolan Creek Valley, drill hole collars are oriented along north 070° west (290°) lines, which crosscut the northeast trend of ancestral and modern, gold-bearing fluvial deposits. On Slisco Bench in the Hammond River area, drill holes are spaced at 50 ft intervals but aligned to cross the channel orientation which trends northeast in the north and northwest in the south. An estimated 6,380 ft of underground exploration drifts have been completed by a contractor of Silverado.

RC drilling is the principle exploration method used by Silverado in the identification of placer gold deposits in the Nolan Creek and Hammond River areas. RC drilling campaigns have led directly to the development and test mining of placer deposits at Nolan Creek. These would include successful development of the relatively high grade, Mary’s Bench and Ogden-Eureka Bench deposits in 1994; the West Block and 3B1 Underground deposits in 1995, The Swede Channel development in 1999 and 2005 to 2006; and the Mary’s East deposit during 2007. However, drilling also led to the decision to develop the Nolan Deep Channel deposit during 2002 to 2003, which failed due to geo-technical issues, including an unseasonably warm winter and the presence of live water.

Lode exploration includes soil, rock, and geophysical investigations that have been followed up by limited drilling campaigns. A systematic soil grid totaling about 1,383 samples covers portions of the mineralized trends in Smith Creek area and Fortress Mountain. A northeast-trending zone of antimony-arsenic-gold anomalies was identified in soils.

Table 10.1 Summary of exploration activities, Nolan Creek, 1981 to 2007
Activity	Sample count	Drill hole count	Total drilled (ft)
Soil/stream sediment samples	1,383(1)	NA	NA
Rock chip samples	275	NA	NA
Rotary drilling (lode)	739	14	3,695
Core drilling (lode)	1,092	18	4,716
Reverse circulation drilling (placer)	11,751(2)	910	58,756
Trenching	328(3)	NA	4,422(3)
Underground exploration drifts	NA	NA	6,380(4)
Geophysical surveys (VLF/EM)	NA	NA	38.92 line mi(5)

Notes:
- (1) Does not include soil sampling conducted by USBLM on Silverado claims.
- (2) 5 ft intervals were panned and gold, where encountered, weighed or estimated.
- (3) Estimated from 2004, 2006, and 2007 Silverado work. Does not include federal government exploration work.
- (4) Exploration drifting only. Does not include production or development stopes.
- (5) Does not include airborne work conducted by USBLM over Silverado claims.

Follow-up geophysical studies, using the VLF/EM, covered soil surveys in the Smith Creek area and in the so-called Fortress trend. From 1994 to 2007 exploration for lode gold deposits totaled 3,230 ft in 15 RC drill holes and 4,716 ft in 19 shallow core drilling holes. A combined 1,738 samples (at 5 ft and variables lengths) have been laboratory tested for gold, antimony, and other metals. An estimated 4,422 ft of trenching has taken place mostly on Pringle Bench, at Workman’s Bench prospects. Rock-chip samples test mineralized outcrops in the Nolan Creek Valley. Trench interval, soil, and VLF/EM exploration statistics are compiled in Table 10.2, Table 10.3, and Table 10.4.

Table 10.2 Summary of Silverado’s soil sampling programs, Nolan Creek, 2003 to 2007
Year	Location of soil grid	Grid coverage (sq ft)	Sample count	Analytical methods(1)
2003 and 2004	Workman’s Bench, Hillside, and Wool Bench	171,000	398	ME-ICP41; Au-ICP21
2007	Workman’s and Pringle Bench, and Hillside	208,700	695	ME-ICP41; Au-ICP21
2007	Fortress	107,240	290	ME-ICP41; Au-ICP21
Total		486,940	1,383

Notes:
- (1) Analytical methods as designated by ALS Chemex Labs.

Table 10.3 Summary of Silverado VLF/EM data, Nolan Creek, 2004 to 2007
Year	Grid location	Survey area (sq mi)(1)	Linear distance (mi)
2004	Hillside and Wool Bench	0.6	11.57
2007	Workman’s bench, Pringle Bench and Hillside	0.69	18.02
2007	Fortress	0.36	9.33

Notes:
- (1) Line spacing variable but generally 32 ft apart.

Table 10.4 Summary of Silverado exploration trenches, Nolan Creek, 2004 to 2007
Year	Target area	Trench name	Length (ft)	Sample count
2004	Hillside	Trenches A,B,C	911	104
2006	Pringle Bench	Trenches D,E,F	920	71
2007	Pringle Bench	Trenches G,H,I,K,L,M	1,296	153
Total			4,422	328

10.2 Placer gold deposits

The RC drill program identified a system of left-limit benches situated east of the main channel immediately east of Nolan Creek valley. Figure 10.1 illustrates the channel configurations of 771 drill collars as determined from the drill campaign conducted on the property since 1979. The pattern illustrates the steeply incised nature of the Nolan Deep channel, and the much more irregular incised depressions and channel cuts on the left limit of Nolan Creek. Figure 10.1 does not include drilling information from the 2006 and 2007 campaigns, which would likely reveal more detailed information about the bench system.

In general, placer gold deposits were evaluated with a line of fences that were interpreted to be perpendicular to the trend of the fluvial channels. Holes were spaced 50-75 feet apart. The drilling campaigns concentrated mainly on the main channel of Nolan Creek above the current Silverado camp and along the left limit bench deposits east of camp. Drill fences of a more reconnaissance nature explored extensions of the main Nolan Creek deposit below Silverado’s camp, in the headward portions of Smith Creek and on high altitude benches north of Fay Creek.

Figure 10.2 illustrates the channel configurations as determined from the drilling campaign conducted prior to 2006 at Swede Channel, a left limit fluvial deposit east of the main Nolan Creek valley. During the drill program, the different geological units were logged along with depth to bedrock. Drilling completed in 1999 yielded a strong gold anomaly in a channel-like depression. This drill hole, MB42A, eventually led Silverado to test this anomaly with underground test-mining 6 years later in the fall of 2005.

Figure 10.3 illustrates the general configuration of the left limit bench placers at Mary’s East, the highest level bench system so far drilled and mine-tested by Silverado. Unlike Swede Channel and other drill-tested bench deposits, Mary’s east appears to be predomaintly a colluvial deposit composite slope debris and minor fluvial sand. It’s irregular configuration contrasts with the more sinuous features of a fluvial channel.

Figure 10.1 Location map showing locations of placer drill collars in Nolan Creek Valley.

Figure 10.2 Plan of Swede Channel exploration and underground development

Figure 10.3 Plan of Mary’s East underground development and exploration drilling

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Mary's East underground drift from surface; 2007
Eastern extent of Mary's Underground development workings; 1994
04MBXX Drill Hole Collar
Mary's East stoped area; 2007 (completed March 21, 2007)
Pillars

Figure 10.4 illustrates the stacked nature of bench systems on the left limit of Nolan Creek, using the mine-tested areas and the drill-indicated resources. Radio-carbon ages presented by the QP earlier this year (Bundtzen, 2008a) indicate that the Swede and Ogden-Eureka deposits formed from 39,000 to 42,000 B.P. whereas the Mary’s East deposits formed at approximately 45,000 B.P.

Figure 10.4 Contour map constructed from drill data and underground workings, left limit Bench of Nolan Creek

Figure 10.5 is a schematic that illustrates a pattern similar to that encountered in Swede Channel and identified on Slisco Bench in the Hammond River drainage. Isopach data, coupled with logging of geologic materials, identifies a meandering fluvial system that is an ancestral channel of the Hammond River. Development drifting and possibly trenching could modify that interpretation, however, as did underground exposures at the Mary’s East deposit previously described.

Figure 10.5 Isopach map of the elevation of bedrock, Slisco Bench

10.3 Lode deposits

The combination of soil surveys, VLF/EM geophysical data, and past trenching on Smith Creek at Pringle Bench and Workman’s Bench laid the foundation for the interpretation of the character of lode mineralization. An early 1993 drill campaign tested mineralization at Thompson’s Pup. Four drill holes penetrated a brownish gray phyllite with varying degrees of silicification, pyritization, and generally weak hydrothermal alteration. Arsenopyrite and trace stibnite were identified in two drill logs (93TPHR-03; 04). At 50 ft to 55 ft in drill hole 93TPHR-04, grades were 145 ppb gold, > 1.0% arsenic, and 25 ppm antimony, in association with abundant quartz veins.

In 1994, Silverado completed a short, rotary drill program to test the lode potential of the Workman’s Bench area, where stibnite-gash veins were found in a placer mine cut. A ‘first phase’ program consisted of about 750 ft of drilling in four drill holes that ranged from 130 ft to 300 ft in depth. Figure 10.6 illustrates the results. Three different horizons display vein-hosted gold-antimony mineralization over 100 ft to 120 ft of true width. The veins range from 0.026 oz/ton Au to 0.086 oz/ton Au over 5.0 ft assay intervals, with up to >1.0% antimony and 4,370 ppm arsenic. One 10.0 ft assay interval averaged about 0.036 oz/ton Au, >1.0% antimony, and 3,300 ppm arsenic. Underground exposures have shown that veins dip vertical or steeply southeast, not northwest as shown in 1994 cross sections.

During 1999, the U.S. Bureau of Land Management (USBLM) completed surface prospecting activities in the Smith Creek lode area as part of their study of the Koyukuk Mining District. Results of these studies are summarized in Kurtak et al (2002a, b). Five grab samples of quartz-sulfide mineralization were taken from veins on Workman’s Bench while 13 samples tested vein exposures on the left (north) limit of Smith Creek, about 800 ft northeast of Workman’s Bench. The 18 grab samples averaged 0.092 oz/ton Au and 33.0% antimony, but individual samples ran as high as 0.476 oz/ton Au and 61.7% antimony (USBLM sample #11705).

In 2000, The USBLM flew a contracted airborne geophysical survey over portions of the Koyukuk mining district. Data was collected over a 40 sq mi area that generally covered Silverado’s Nolan Creek property. Flight lines were approximately 1,500 ft apart and oriented northwest to take into account the northeast structural trend of known mineralization.

In the summer of 2003, Silverado modeled the resistivity data using Surfer 8.02 by Golden Software, with kriging parameters that focused on narrow target zones (Flanigan, 2003; Flanigan et al, 2003). The modeled geophysical data resulted in the recognition of two northeast-trending 870 Hz resistivity lows, one of which more-or-less correlates with the trend of quartz-sulfide veins on Smith Creek and the associated gold, antimony, and arsenic-in-soil anomalies (Figure 10.7) . This geophysical anomaly, with associated quartz-sulfide lode prospects and metalliferous soil anomalies, has been referred to by Silverado as the ‘Solomon Shear’ lode target (Flanigan, 2003). Silverado estimates that the Solomon Shear is about 1 mi long and 0.25 mi wide, with geophysical indications of extensions, possibly offset, for an additional 2 mi to 3 mi to the northeast. Also during 2003, Silverado geological staff acquired the multi-element geochemical data from all rotary drill programs

Figure 10.6 Section of 1994 drill hole results for Workman’s Bench

A
A'
Workman's Bench
qtz-Au-Sb-Asp
outcrop
Heavy Tundra Cover
1800
1760
1720
1680
1640
1600
1560
ELEVATION (FEET)
5.0
0.022 / >1.0
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0.022 / n/a
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DH-1
DH-2
5.0
0.086 / >1.0
15.0
0.028 / <0.05
interval in feet
Au opt / % Sb
assay intercepts
High grade qtz-Au-Sb-Asp
veins along major structures
Disseminated Au envelopes resulting
from brittle fracture (>0.005 opt).
0
50
100
FEET
DH-3

completed previously in Nolan Creek basin, and generated ‘Kriged’, contour maps for 26 of 35 analyzed elements. The contour intervals were based on information from 635, non-uniformly spaced, drill holes that were primarily evaluating placer deposits, but which penetrate bedrock for depths of 2 ft to 6 ft. The elemental data from the RC drill holes confirm the existence of a significant arsenic-antimony-gold system in the Workman’s Bench area.

Figure 10.7 Map of Nolan Creek Basin illustrating 870 Khz geophysical anomaly in gray

During 2006 to mid-2008, Silverado added to all existing information and arrived at a coherent model for mineralization in Nolan Creek. The trench, soil, and drill data all show a series of parallel, nearly vertical, quartz-carbonate-stibnite-gold veins that trend from Workman’s Bench on the southwest to Pringle Bench on the northeast for a minimum strike length of 1600 ft (Figure 10.8) . Although the same vein system, the Pringle Bench mineralization is characterized by thinner, somewhat discontinuous mineralized zones and lower gold values as compared to Workman’s Bench where semi-massive stibnite veins appear to be more continuous, thicker, and contain higher gold values. The resistivity low in the ‘Solomon Shear Zone’ is interpreted by Silverado to be several parallel fracture systems that might control mineralization (Figure 10.9) .

In 2007, Silverado also conducted VLF-EM geophysical, and soil sample surveys in the Fortress Trend northeast of the Workman Bench-Hillside area previously summarized. Figure 10.10 illustrates the soil sample grid area of anomalous arsenic, gold, and antimony in soil samples, and generalized locations of gold-quartz-bearing structures and veins. Elevated VLF/EM readings appear to crudely coincide with arsenic-gold anomalies.

The most significant contrast to data in the Fortress Trend as compared to the Workman-Hillside trend is the documentation of east-west-striking gold structures (Figure 10.11) . Silverado believes that they now recognize two distinct auriferous structural trends, the gold-bearing, antimony-quartz veins that are fairly well documented in the general Smith Creek area, and gold-quartz-arsenopyrite Fortress-type veins exposed on the ridge between Hammond River and Nolan Creek, with up to 0.24 oz/ton Au. Northeast structures of the first type in the Fay Creek area contain antimony, arsenic, and sparse gold anomalies.

10.4 Origin of exploration data

Although Silverado has utilized and benefited from government-sponsored mineral investigations, the majority of the exploration work compiled from Nolan Creek Valley has been carried out by subcontractors over a 27 year period beginning in 1979. Subcontracting drilling firms have included Alaska Arctic Drilling, Inc., of Fairbanks, Alaska, and more recently Penn-Jersey Drilling of Wasilla. The exploration programs has been carried out through a Silverado contractor.

Figure 10.8 Summary of 2004 and 2007 soil anomalies in Workman bench and Hillside areas

SILVERADO GOLD MINES LTD.
Nolan Creek Lode Gold Project
Hillside and Workman's Bench Area
Legend
Soil Geochemical Survey
Soil Sample, 2007
Soil Sample, 2003/04
Sb (ppm)
4240
243
182
158
142
130
122
114
107
101
96.1
89.6
Creek
Road
Air Strip
Map by: Dr. K. Eden, CPG
Date: October 17, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
Archibald Creek
Nolan Creek
Smith Creek
619000 mE
620000 mE
7487000 mN
7486000 mN
N
0
500
1000m
0
0.25
0.5 mile

Figure 10.9 Combined VLF-EM data acquired by Silverado during 2004 and 2007

SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Hillside and Workman's
Bench Area
Legend
VLF-EM Geophysical Survey
Combined Results 2004 and 2007
Fraser Filtered In-Phase Degree Data
25.6
7.38
6
5.41
4.49
3.61
2.71
1.81
1.17
0.791
0.464
0.12
-0.223
-0.519
-0.862
-1.53
-14.4
Creek
Road
Air Strip
Map by: Dr. K. Eden, CPG
Date: October 18, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
Archibald Creek
Nolan Creek
619000 mE
487000 mN
486000 mN
N
0
500
1000m
0
0.25
0.5 mile

Figure 10.10 VLF-EM survey of Fortress Area showing both generalized northeast structural trend and two, distinctive east-west structural trends

621000 mE
622000 mE
N
7489000 mN
7489000 mN
Thompson Pup
Fay Creek
7488000 mN
0
500
1000m
0
0.25
0.5 mile
621000 mE

SILVERADO GOLD MINES LTD.

Nolan Creek Lode Gold Project

Fortress Area

Legend

VLF-EM Geophysical Survey, 2007

Fraser Filtered In-Phase Degree Data

25.8
7.38
4.49
3.61
2.71
1.81
1.17
0.791
0.464
0.12
-0.223
-0.519
-0.862
-1.53
-14.4

Creek

Map by: Dr. K. Eden, CPG
Date: October 18, 2007

Projection: UTM Zone 5
NAD 27 for Alaska

Scale 1:12,000

Figure 10.11 Stacked geochemical and structural data set in Fortress gold-bearing trend

0.24 toz Gold/ton
621000 mE
622000 mE
N
SILVERADO GOLD MINES LTD.
Nolan Creek Lode Gold Project
Fortress Area
Legend
Veins
Gold-Quartz Vein, striking NW, Fortress Formation
Quartz Vein, striking NW, Fortress Formation
Gold-Antimony-Quartz Vein, striking NE, Solomon Shear Trend
Soil Geochemical Survey, 2007, 2003/04
Soil Sample, 2007
Soil Sample, 2003/04
Gold Anomaly
Antimony Anomaly
Arsenic Anomaly
VLF-EM Geophysical Survey, 2007
VLF-EM Survey Area
E-W Trending Fault (VLF-EM Survey)
NE Trending Deformation Zone, Solomon Shear Trend, (VLF-EM Survey)
Creek
Map by: Dr. K. Eden, CPG
Date: October 18, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
7489000 mN
7489000 mN
Thompson Pup
Fay Creek
28.09 % Antimony
7488000 mN
7488000 mN
0
500
1000m
0
0.25
0.5 mile
621000 mE

11 Drilling

11.1 Placer drilling programs

Silverado has explored eight discontinuous bench placers and in the main valley of Nolan Creek using percussion drilling. Table 11.1 summarizes the placer drilling programs in both Nolan Creek Valley and at Slisco Bench on the Hammond River from 1981 to 2007. All drilling was with an 8 in diameter rotary cutter (tri-cone bit). Figure 11.1 shows the RC drill in operation on the Slisco Bench.

Table 11.1 Summary of placer drilling programs, Nolan Creek
Year	Location	Drill hole count	Amount of drilling (ft)	Drilling company
1981	Nolan Deep Channel	10	355	Unknown
1993	Thompson Pup	157	9,610	American Arctic Drilling
1994	Highland Bench; Thompson Pup;	332	23,144	American Arctic Drilling
	3B1, Nolan Deep Channel; other
1995	Hammond River, Swede	64	7,149	Silverado
2003	Upper Nolan Creek; Treasure	54	1,523	American Arctic Drilling
	Chest- South
2004	Mary’s Bench	85	4,410	American Arctic Drilling
2006	Slisco Bench and Nolan Creek	78	6,560	American Arctic Drilling
2007	Nolan Creek (several locations)	130	6,005	Penn-Jersey Drilling
Total		910	58,756

Silverado collects 5 ft interval samples, which are processed on-site with a Denver Gold-SaverTM (Figure 11.2) . The concentrated material obtained from the Denver Gold Saver is panned, collected and weighed. The amount of gold in each loose cubic yard is then calculated per 5 foot interval and plotted on a multi-stacked data set. All drill hole collars completed before 2006 were surveyed with professional surveying equipment. Since 2006 a differential GPS was used to locate drill hole collars All RC drill holes were oriented vertically, making their intersection angle with the placer deposits perpendicular. To the QP’s knowledge, no down hole surveys were conducted.

Figure 11.1 American Arctic Drilling, Inc. Drill rig on Slisco Bench, 2006

Figure 11.2 Denver Gold SaverTM deployed for washing of drill cuttings during 2006 exploration of Slisco Bench

11.2 Lode Drilling Program

Drilling programs investigating lodes in the district are more recent than the extensive placer drilling programs. Table 11.2 summarizes lode drilling programs conducted by Silverado since 1993.

Table 11.2 Summary of lode drilling programs
Year	Location	Drilling method	Drill hole count	Amount of drilling (ft)	Assay count	Drilling contractor
1993	Thompson Pup	percussion	4	1,275	255	Tri-Con Mining Company
1994	Workman’s Bench	percussion	4	780	156	Tri-Con Mining Company
2003	Pringle Bench and Hillside	percussion	5	1,340	260	American Arctic Drilling
2006	Pringle Bench	percussion	1	300	56	American Arctic Drilling
Total percussion			14	3,695	727
2007	Pringle Bench	diamond	11	2,415	607	Silverado Contractors
2007	Workman’s Bench	diamond	7	2,301	588	Silverado Contractors
Total diamond			18	4,716	1,195

Drilling to define lode-style deposits commenced in 1993 when short (130 ft to 300 ft) RC drilling was used to test for stibnite-gold-arsenic mineralization on Thomson’s Pup and later on Workman’s Bench. At Workman’s Bench the shallow holes intersected thin, steeply dipping quartz-stibnite veins some of which contained elevated gold grades. Another program in 2003 tested isolated thin vein targets on Hillside and Pringle Bench. Elevated gold, stibnite, and arsenic intersections were encountered in this program. All RC drill holes were sampled at 5 ft intervals.

In 2007 Silverado purchased it’s own diamond drill rig and contracted the drilling to Tricon, using BTW-sized core (converted to NQ size core in 2008) on the Pringle Bench and Workman’s Bench deposits. The cover photo of this report shows the newly purchased, Silverado drill equipment. NQ refers to the size of the core, which is approximately 1.75 inches in diameter. Core drilling is better suited to this narrow-vein style of deposits than RC percussion drilling. A summary of diamond core drilling is shown in Table 11.3

Silverado tested closely spaced stibnite-quartz veins and veinlets at Pringle Bench north of Smith Creek using eleven diamond drill holes totaling 2,715 ft (Figure 11.3) . Silverado drilled a further seven drill holes (2,301 ft) to test the Workman’s Bench deposit (Figure 11.4) .

Table 11.3 Diamond core drilling summary for Pringle and Workman’s Bench
Property drilled	Drill hole	Drill hole length (ft)
Pringle Bench (northeast side of Smith Creek)	07SH02	212
	07SH03	102
	07SH04	284
	07SH05	297
	07SH06	139
	07SH07	207
	07SH08	92
	07SH09	182
	07SH10	292
	07SH11	301
	07SH12	307
Workman’s Bench	07SH01	312
	07SH13	358
	07SH14	407
	07SH15	323
	07SH16	397
	07SH17	252
	07SH18	252
Total	18 drill holes	4,716

Diamond core drill holes were initially samples at 5 ft intervals regardless of geological intervals. Silverado soon recognized the need to selectively sample the thin mineralized quartz veins and changed their sampling protocol so that smaller samples, better representing these veins, could be taken. Core from drilling provided important geological and structural information that the RC chips could not provide. It is apparent that the target stibnite-quartz-gold veins are steeply dipping to vertical.. Drill holes are angled at 50o.

Core recovery has been excellent, and has averaged about 95% in most drill holes. This allows for accurate recording of structural features in core as well as relationships between wall rock, mineralization, and alteration if any. Standard trigometric calculations were used to calculate the actual dip of the vein(s) in core and the true thicknesses. This is an important consideration when estimating true thicknesses of relatively thin stibnite-bearing veins used to estimate the stibnite-gold resources for the Workman’s Bench. No downhole surveys were conducted.

Figure 11.3 Plan of drilling and trenching, Pringle Bench

SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Pingle Bench
Legend
Gold-Antimony-Quartz Vein, striking NE, Solomon Shear Trend
Gold-Quartz Vein, striking NE, Solomon Shear Trend
Gold-Antimony-Quartz Vein Zone
Fault (VLF-EM Survey)
DDC Drill Hole, 2007
RC Drill Hole, 2006
Trench
Road
Map by: Dr. K. Eden, CPG
Date: October 21, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:1,250
618800 mE
618900 mE
619000 mE
7486800 mN
7486700 mN
Zone 1
Zone 2
Zone 3
Trench F
Trench G
Trench H
Trench K
Trench D
Trench L
Trench M
Trench I
Trench E
07SH02
07SH03
07SH04
07SH05
07SH06
07SH07
07SH08
07SH09
07SH10
07SH11
07SH12
06SH01
297 ft
284 ft
212 ft
102 ft
207 ft
139 ft
307 ft
292 ft
301 ft
300 ft
N
0
25
50
75
100m
80
160
240ft

Figure 11.4 Plan of drilling and trenching, Workman’s Bench

SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Workman's Bench
Legend
Gold-Antimony-Quartz Vein, striking NE, Solomon Shear Trend
Gold-Antimony-Quartz Vein Zone
DDC Drill Hole
Trench
Fault, interpreted from VLF-EM Survey and Drilling
Road
Air Strip
Creek
Map by: Dr. K. Eden, CPG
Date: October 21, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:2,000
07SH01
312 ft
07SH18
252 ft
07SH15
323 ft
07SH17
07SH14
07SH13
407 ft
07SH16
252 ft
358 ft
397 ft
07SH19
402 ft
7486600 mN
7486400 mN
618600 mE
N
0
50
100m
0
125
250ft

12 Sampling method and approach

12.1 Placer deposits

Silverado directly supervised the primary collection, sample preparation, and analysis of all placer deposit samples.

Gold nuggets within the placer systems can be very large (50% greater than number 4 mesh size) and variably distributed; hence, the requirement for collecting and analyzing large samples. The percussion samples are analyzed in their entirety without sub-sampling to minimize potential bias caused by sub-sampling material with extreme size variation in gold nuggets. A factor that may influence the accuracy of gold analysis is the performance of the gravity separation of gold (particularly fine gold) from its gangue host.

Sample grades for the Nolan Creek placer deposits are expressed as oz/cu yd Au. Accurate measurement of the volume of the sample is therefore as critical as accurate recovery and weighing of the contained gold. The volume in the analysis is the in situ or bank volume of the sample. This is determined using swell factors that have been determined for the deposits. These factors are subject to local variation (e.g., because of higher silt content in the sample) that may cause inaccuracies in the analytical results.

Details of percussion drilling of placer-style deposits are shown in Table 11.1 in the previous section. Summaries of key mineralized drill hole intervals for the placer deposits D-Block #1 Below Discovery and B3B-Block are shown in Table 12.1 and Table 12.2, respectively.

Based on the information reviewed, the QP judges that the sampled intervals are representative of the mineralization tested.

Table 12.1 Drillhole intersection summary for D-Block #1 Below Discovery
Drill hole	From (ft)	To (ft)	True Thickness (ft)	Grade (oz/cu yd Au)
NC-03	15	25	10	0.022
NC-02	10	25	15	0.210
NC-01A	0	30	30	0.004
NC-01	5	10	5	0.320
NC-09	35	45	10	0.019
NC-05	5	10	5	0.006
NC-04	0	15	15	0.020
NC-1B5	70	75	5	0.170
NC-1B4	70	75	5	0.570
NC-1B3	30	35	5	0.022
NC-1B2	30	35	5	0.080
NC-10	25	35	10	0.036
NC-23	30	35	5	0.016
NC-06	10	15	5	0.027
NC-11	0	5	5	0.012
NC-14	25	35	10	0.041
NC-07	0	5	5	0.008
NC-24	25	30	5	0.008
NC-12	32	37	5	0.020
NC-25	29	34	5	0.010
NC-33	25	30	5	0.033
NC-31	25	30	5	0.150
NC-20	15	20	5	0.010

Table 12.2 Drill hole intersection summary for 3B3-Block
Drill hole	From (ft)	To (ft)	True Thickness (ft)	Grade (oz/cu yd Au)
NC-3B3 10-1	30	42	12	0.012
NC 3B3 11-3	85	97	12	0.015
NC-3B3 2-1	105	110	5	0.024
NC-3B3 2-3	75	85	10	0.275
NC-3B3 2-4	70	75	5	0.176
NC 3B3 3-1	55	60	5	0.010
NC 3B3 3-3	90	95	5	0.041
NC 3B3 3-5	125	135	10	0.117
NC 3B3 4-1	105	110	5	0.011
NC 3B3 6-3	50	55	5	0.061
NC 3B3 7-3	55	60	5	0.067
NC 3B3 9-5B	90	97	7	0.134

12.2 Lode deposits

Four types of samples are collected during lode exploration soil samples, trench samples, drill core samples, and percussion drill hole samples. Soil samples were taken every 50 ft over established grids. Silverado used hand-held, mechanized augers to collect the samples and sometimes spade shovels. Trench channel samples are taken each 5 ft; mineralized veins are selectively sampled at smaller intervals if necessary (to a minimum of 3 in). Drill hole core was split and, like the trench samples, sub-sampled at 5 ft lengths. When mineralized veins are encountered, a narrower (to a minimum of 6 in) segment may be collected. This reflects Silverado’s interest in evaluating the stibnite-bearing veins for selective extraction rather than looking at the deposits as a lower grade bulk tonnage play.

The location of trenches and diamond drill holes are shown for the lode deposits at Pringle Bench and Workman’s Bench in the previous section in Figure 11.3 and Figure 11.4. Summaries of the number of percussion and diamond core samples are also shown in the previous section in Table 11.2. The locations of channel samples for the Workman’s Bench deposit are shown in Figure 12.1.

Table 12.3 shows the method in which analyzed intervals are presented during the diamond core drill program.

In February 2008, Silverado completed an underground channel sample program of thin zones of quartz-stibnite mineralization exposed in the workings driven in late 2007. Sample widths across mainly massive stibnite veins ranged from 3 in to 8 in and averaged 4.5 in. In April 2008, Silverado re-entered the underground workings and collected an additional 92 channel samples along 460 ft of underground development.

A portable, air-powered chipper (i.e., jackhammer) and chisel were used to extract the samples at mostly 5 ft intervals. The sample channel was first cut with an air-powered rock saw before being extracted with the jackhammer. Sample weight was estimated to be about 15 pounds each, for a total of approximately 600 kg for the 92 samples. The broken sample was collected on a plastic sheet lain on the floor of the drive immediately below the channel. The QP considers that adequate care was taken in the collection of the material in the sampled intervals.

The QP collected 23 independent channel samples from underground workings, using sampling methods similar to those described above. The samples were taken across 16 northeast-striking, steeply-dipping, stibnite-quartz (gold) veinlet zones, four quartz veins without visible sulfides or sulfosalts, and three northwest-striking cross faults. A bulk sample collected underground from ‘A’ Zone weighing 415 lb was shipped to Hazen Research, Inc., Lakewood, Colorado, for a metallurgical bench test.

Based on the information reviewed, the QP judges that the sampled intervals are representative of the mineralization tested.

Figure 12.1 Location of underground development and channel samples, Workman’s Bench

Portal
A Crosscut
B Crosscut
C Crosscut
D Crosscut
SCALE
0 10 20 30 40 50 60 70 80 feet
0 5 10 15 20 25 meters
Main high grade
Sb-Au bearing zone
203450
(bench test)
begin major
stockwork
concentration
203409
(bench test)
203488
(bench test)
203788
(bench test)
67 veins,
21 with
Sb2S3
79 veins,
22 with
Sb2S3
A Zone
B Zone
C Zone
minor Sb2S3
end of vein swarm
edge of major
stockwork
concentration
#203797 Au 0.036 Ag <2 As 67 Pb 275 Sb 3608
#203795 Au 12.300 Ag 4 As 52 Pb <2 Sb 403500
#203794 Au <0.010 Ag <2 As 106 Pb 290 Sb 397
#203808 Au 41.000 Ag 2 As 52 Pb <2 Sb 436350
#WBUG3 S1 Au 23.300 Ag 0.99 As 0.5 Pb 1.1 Sb 521000
#WBUG3 S2 Au 11.35 Ag 0.75 As <0.1 Pb 0.5 Sb 579000
#WBUG3 S3 Au 1.070 Ag 0.08 As 3010 Pb 18.2 Sb 60900
#WBUG3 S4 Au 15.550 Ag 0.78 As 1.3 Pb 0.4 Sb 557100
#WBUG3 S5 Au 15.300 Ag 0.03 As 2520 Pb 4.5 Sb 11100
#203791 Au 12.500 Ag 4 As 1163 Pb <2 Sb 397350
#WBUG5 S1 Au 1.805 Ag 0.34 As 46.5 Pb 0.4 Sb 210200
#WBUG5 S2 Au 35.800 Ag 0.67 As 0.7 Pb 0.2 Sb 580400
#WBUG5 S3 Au 1.085 Ag 0.24 As 11.6 Pb 0.3 Sb 133800
#203789 Au 19.200 Ag 10 As 4152 Pb 141 Sb 224850
#203802 Au 0.076 Ag 5 As 68 Pb <2 Sb 377850
WBUG8 S1 Au 12.400 Ag 0.73 As 1 Pb <0.2 Sb 575200
#WBUG8 S2 Au 5.030 Ag 0.73 As 0.7 Pb <0.2 Sb 587600
#WBUG8 S3 Au 24.000 Ag 1.26 As 2.5 Pb <0.2 Sb 580200
#WBUG9 S1 Au 2.920 Ag 0.45 As 18.8 Pb <0.2 Sb 339200
#WBUG9 S2 Au 4.470 Ag 0.19 As 459 Pb 0.4 Sb 173400
#WBUG9 S3 Au 3.230 Ag 0.05 As 2530 Pb 3.8 Sb 87400
#WBUG9 S4 Au 17.750 Ag 0.18 As 5590 Pb 2.3 Sb 73400
#WBUG9 S5 Au 1.775 Ag 0.03 As 4680 Pb 4.9 Sb 400
#203810 Au 24.000 Ag 3 As 66 Pb <2 Sb 410400
LEGEND
Quartz veins, +/- sulfides, showing dip (GRAPHIC DEPICTION)
Quartz-stibnite veins showing dip (GRAPHIC DEPICTION)
Dark gray, locally sulfide bearing phyllitic schist
Strike and dip of foliation
Sample analyses from NE striking vein faults; data are reported in parts per million
Sample analyses from NW fractures and wall rocks; data are reported in parts per million
Sample analyses from veins; collected by Dr. Karsten Eden; data are reported in parts per million

Table 12.3 Table of selected sample composites , illustrating assay information and true widths of mineralized structures, 2007 Workman’s Bench core drilling program

Drill Hole #	Underground Channel Sample Station	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
07SH15 (07SS217-220)		242.00	247.80	5.80	3.45	0.060	Quartz stibnite stockwork vein zone; three individual veins;
Including (07SS219)		244.50	245.20	0.60	34.51	0.554	Semi-Massive stibnite with quartz gangue
07SH01 (07SS08-12)		223.50	242.50	19.00	3.24	0.091	Quartz –stibnite vein stockwork zone in four distinct zones.
Including (07SS12)		237.40	242.50	6.00	8.81	6.55	Two main stibnite- quartz stockwork; each 18 inches thick; part of main vein system
	203405	138.00	139.50	1.50	41.20	0.110	Semi-massive stibnite in quartz gangue; sample width includes mainly hanging wall
	WBUG2-S1	138.80	139.22	0.42	46.69	0.240	Nearly massive stibnite near hanging wall
	203789	166.20	168.70	2.50	22.49	0.556	Semi-massive stibnite zone (part of main vein)
	203791	199.10	200.60	1.50	39.73	0.362	Nearly massive stibnite with hanging wall
	203808	172.00	173.50	1.50	43.64	1.190	Nearly massive stibnite with quartz gangue
Including	WBUG3-S2	172.90	173.32	0.42	58.89	0.392	Massive stibnite core of vein
	203810	183.00	184.50	1.50	41.00	0.696	Nearly massive stibnite with quartz gangue
Including	WBUG8-S3	183.50	183.92	0.42	58.02	0.696	Massive stibnite core of main vein

13 Sample preparation, analyses, and security

13.1 Independence of sample preparation and analysis

To the QP’s knowledge, all primary sample preparation from both lode and placer mineral exploration programs at Nolan Creek was conducted by professional geologists employed by Silverado. All work completed on behalf of Silverado was completed by or under the supervision of a contractor of Silverado. Officers, directors, and associates of Silverado were not involved in sample preparation. Independent, off site analytical laboratories perform addition sample preparation of samples from the lode-style deposits.

Analysis of placer samples is performed on site by Silverado contractors. Analysis of lode-style deposit samples (core, percussion, trench, and underground channel) is performed by independent, off site laboratories.

13.2 Sample preparation and analytical procedures

Samples from placer deposits are analyzed in their entirety (i.e., no sub-sampling) to minimize potential bias from sub-sampling of material with such a large proportion of gold nuggets. The primary sample is processed through a gravity separation technique at the drill rig to separate gold nugget, fine gold, and heavy minerals from the host gangue material. A systematic procedure was developed by Tricon Mining geological staff for the collection and preparation of percussion drill hole samples. The sample is emitted from the drill and immediately submitted to a drill-mounted cyclone to dissipate the sample velocity, and then passed through a JonesTM splitter. The split sample is then processed through a Denver Gold SaverTM. The oversize exits the revolving drum screen to a picking plate where +¼ inch nuggets are hand-picked. The – ¼ inch undersize reports to a Teflon lateral action sluice and the resultant heavy mineral concentrate is hand-panned. The gold in the concentrate is then picked with tweezers. The remaining fine heavy concentrate is treated with amalgamation and the resultant gold bead is weighed along with the hand-picked gold with a ChampTM electronic balance.

The company (and the QP) judges that the combined weight of the hand-picked gold and the fine gold represents most of the gold in the sampled interval. Because there will always be some loss of gold during this analytical procedure, the gold grade in the sample is not likely to be overstated.

Silverado conducted volume measurements of samples collected during 2003 and 2004 drilling programs. Results of these measurements showed that a 5 ft sample from the Nolan Deep Channel averaged 14.80 gallons, whereas a 5 ft sample from the Mary’s East Bench deposit averaged 19.20 gallons. The Nolan Deep Channel deposits contain significant amounts of silt, sand, and clay, whereas the left limit bench deposits such as those at Mary’s East are much coarser grained. Determination of volumetric measurements results in a more accurate estimate of gold grade in the placer deposit. Hence each placer deposit has been volume-characterized by Silverado contractors during exploration.

Sample grades for placer deposits are expressed as gold content per bank volume of material where bank volume is the in situ volume of material. To calculate the bank volume the sample volume must be factored using a predefined swell factor that quantifies how much the volume of the sample increases as a result of extraction. Swell factors for mine operations were estimated by Murton (2004) to be 130%, whereas the calculated swell factor during the 2003 to 2004 rotary drill programs was calculated by Flanigan (2004) to be 117%. The weight of the gold extracted from the sample (the method of recovery which was described previously) is divided by the bank volume of the sample to determine the grade of the sample expressed in oz/cu yd Au.

Two methods are traditionally used by Silverado to estimate gold grades in a placer resource. One method is to calculate the amount of gold present in a bank cubic yard or ounces gold/cubic yard. When all of the values are on or near the bedrock-gravel interface, an alternative method of estimating gold quantities in a placer deposit is the amount of gold present on one square foot of surface area on bedrock—known as a bedrock square foot or ‘brsf’. Because most of the placer gold in the Nolan Deep Channel and in left limit benches are ‘bedrock placers’, some Silverado geologists have expressed gold values in exploration drill programs in ‘brsf’. This value varies with the thickness of auriferous materials both above and below the bedrock-gravel interface. Silverado has established conversion factors for converting ounces gold/brsf to ounces gold/cubic yard, which systematically varied from valley floor and bench deposits. For this summary, the QP expressed all drill hole grade data in ounces gold per cubic yard.

Sample recovery calculations have been implemented by Silverado geological staff and described by Flanigan (2003 d; 2004 c, e). The QP could not verify every sample or the reported results for authenticity, but he is reasonably confident that sampling programs were carried out in a professional manner by competent, qualified individuals.

Diamond core samples are split in half on site by Silverado personnel using a core saw. Half of the core is submitted to external laboratories for analysis and half is retained on site. Samples from RC drilling are split with a splitter and surface samples are split by contracted laboratory personnel.

ALS Chemex of Vancouver, Canada, an ISO 9001:2000 accredited laboratory, has analyzed most of the Silverado sample stream from lode-style deposits. More recently, Alaska Assay Laboratories LLC of Fairbanks, Alaska, an ANS/ISO/IEC Standard 17035:2005 accredited laboratory, has been used by Silverado for analytical work. Both laboratories produce a coarse split from which a finely ground material to 150 mesh is analyzed. The pulverized material and the coarse reject are stored by the laboratories for possible re-analysis.

Trench and drill core samples submitted to ALS Chemex are analyzed by the following methods: ME-MS41 (41 multi element), Au-AA23 (fire assay gold to 5 ppb level), and Sb-AA65 (> 1% antimony or referred to as ‘ore grade’ antimony). Soil samples shipped to ALS Chemex are analyzed for the same packages with the exception of the ore grade antimony or Sb-AA65.

The 23 samples of mineralization collected by the QP and submitted to Alaska Assay Laboratories LLC were analyzed using the following methods: Au-30 element (multi-element), fire assay AA for gold and silver, and ICP-4A (ore-grade antimony). The packages from each laboratory are roughly comparable in both elemental suite and analytical methods.

13.3 Quality control and quality assurance

Quality control and quality assurance (QAQC) is routinely performed by Silverado exploration contractors. Standards have been obtained from Shea Clark Smith, a geochemist based in Tucson, Arizona that supplies standards for mining companies. For core intervals intersecting vein zones, two standards and one blank are randomly inserted in batches of twenty (20) sample intervals. One standard contains 0.174 oz/ton gold. The other standard contains 0.261 oz/ton gold. For core penetrating mainly wall rock zones, one standard and one blank are randomly inserted into batches of twenty (20) samples, with the standard used containing 0.174 oz/ton gold. The standards for gold that were inspected by the QP all appear to be within a narrow 1.0 percent of the values.

Core recovery is checked in every box coming off the drill rig. The QP witnessed core loggers estimating core recovery during 2007. During 2008, Silverado's geological contractors have reported that core recovery is averaging 95% since the exploration drilling switched to NQ core. During his October 22-23, 2007 and June 13-14, 2008 site visits, the QP notes that core recovery is consistently high and averages >90 percent.

The QP considers that Silverado contractors have competently prepared samples analysis and dispatch to external laboratories. The QP has observed sampling procedures and QAQC issues since about 2003. The QP examined unpublished company reports (i.e., House, 1995 a,b,c), and completed one phone and one on-site interview (in Vancouver) with the RC drill program exploration manager during the mid-1990s. After interviewing the manager, the QP was satisfied that adequate QAQC procedures were carried out by Silverado and their contractors during the mid-1990s placer drilling campaigns. Sample preparation and analytical procedures conducted prior to 1993 are unknown.

Sample security is maintained by geological contractors. Samples are stored in a secure trailer at Nolan Camp. Individual samples are composited into larger rice bags and sealed with plastic tape. Samples are then transported by contractors to the ALS Chemex preparation laboratory in Fairbanks, Alaska.

During the April inspection of the Workman’s Bench underground workings, the QP suggested some modifications to Silverado contactors during the collection of channel samples underground, which included covering the floor of the drift with a tarp to collect the samples and to prevent contamination and using larger sample bags than were being used.

The analytical package selected from external assay laboratories is adequate and reflects the need to: obtain precise antimony and gold values, obtain information on trace metals such as bismuth, lead, arsenic, cadmium, and selenium, and to seek to understand background levels of other elements for environmental monitoring reasons. Because Silverado is evaluating the lode resources of the area for potential development, it is useful for Silverado to take a broad look at the elemental suite present in the affected environment in order to better design an environmental monitoring program. Data from Workman’s Bench shows Ca values as high as 17.50 percent. This may indicate a high CaCO3 content of some sample intervals.

In addition, marketability issues are being addressed. Some metals are considered to be deleterious in antimony purchases. For example, most antimony smelters will not accept material that exceeds 0.5% combined lead and arsenic. Smaller amounts of selenium and bismuth also pose potential limitations and may invoke smelter penalties. Hence a broader suite of elemental information has been acquired during the exploration of what is basically an antimony-gold-arsenic system.

14 Data verification

14.1 Data verification by qualified person

The QP observed core logging and trench samples being prepared for shipment from Nolan Creek during October 22 to October 23, 2007. The QP also observed Silverado contractors preparing placer samples for separation of placer gold, the subsequent weighing of recovered gold and calculation of gold per unit volume of material. Concentrate splits are stored at Nolan Camp. The QP inspected these records during 2003 to 2004 and also looked at chip trays collected during 2006 to 2007. The QP observed placer exploration conducted by Silverado contractors during underground development of Swede Channel in 2006. The QP is confident that Silverado contractors conducted a sound panning program that was directly factored into the development of drifts and crosscuts.

Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much that the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values (Table 14.1) .

Table 14.1 Duplicate analytical comparisons between QP and Silverado contractor samples

Sampler	Sample #	Sb (%)	Au (oz/ton)	Description
QP	203808	43.64	1.190	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG5-S2	50.04	1.040	Underground sample, ALS Chemex
QP	203810	41.00	0.696	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG8-S3	58.02	0.696	Underground sample ALS Chemex
QP	267397	36.51	0.793	Trench Sample, Alaska Assay Laboratories
Silverado	Trench J1	29.30	0.120	Trench Sample, ALS Chemex
Contractor

During June 13 to June 14, 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2007 exploration of the Workman’s Bench property. A total of 18 mineralized intervals were examined. The analytical data was compared with each of the mineralized zones, and confirmed that there were elevated antimony and gold values in the sampled intervals. These observations were directly factored into the calculation of the Inferred antimony resource at Workman’s Bench.

14.2 Exploration data limitations

Although drill core intervals can be checked through re-assay activities, placer intervals cannot be checked as the sample material is completely consumed. After interviews with Silverado contractors involved with the 1990s placer exploration programs, the QP is satisfied that exploration data acquired during that time is reliable. The QP interviewed Silverado contractors involved in placer drill hole sampling during the 2003 to 2004 programs. The QP is satisfied that this placer sampling was carried out in a sound manner.

The QP cannot comment on the validity of sampling and analysis performed prior to the mid 1990s, because he was not present during the exploration programs. For example, the specific locations of drill hole collars on the Thompson Pup area could not be found. Although the QP’s review has benefited by observing paper results from RC drilling in prior to 1993, the most important data set has been that collected since about 1995.

15 Adjacent properties

No modern lode mineral exploration work of significance has been conducted on adjacent lands. Doyon Limited (Doyon), a native regional corporation based in Fairbanks, has selected lands 2.0 mi to the west of Nolan Creek that contain base metal prospects and some placer gold in nearby streams (e.g., lead and zinc mineralization has been identified in calcareous schist thought to be base metal occurrences). The QP is not aware of any deposit types like those known at Nolan Creek that have been documented on the Doyon-owned lands. Antimony-gold vein deposits were discovered by ADNR geologists at Sukupak Mountain about 20 mi northeast of Nolan Creek Camp (Dillon, 1989; Mull, 1989). This occurrence is similar to the mineralization found at Workman’s Bench and Pringle Bench, but very little data for the Sukapak Mountain occurrence is available except for assays from a few surface samples. Because of this, no data from lode prospects in adjacent areas was used in this analysis. The privately funded structural analysis by Proffett et al (1982) and Driscoll (1987) has been useful in this analysis in understanding the structural regime of the area.

There are significant placer gold prospects immediately flanking the Nolan Creek and Hammond River claims held by Silverado. The QP has relied on the synopsis published by Kurtak and others (2002 a,b) of the USBLM for pertinent information concerning placer potential on Silverado’s claim groups.

The QP has been unable to verify any of the information with respect to adjacent properties and that information is not necessarily indicative of the mineralization on the Nolan Creek property.

16 Mineral processing and metallurgical testing

16.1 Placer deposits

Silverado has used a number of different plant designs for the processing of gold from placer deposits. During the early 1980s, test pits were completed on Archibald Creek and limited amounts were fed into a trommel screen, and standard sluice box equipped with Hungarian riffles. During the 1990s and in 2003, recovery technologies improved with the construction of newer washing plant facilities. In 2003, a new plant was designed to wash 150 cu yd/h in two 10 hour shifts per day. Improvements to the plant included:

  Hydraulic riffles added to promote an active riffle bed in the sluice box;

  A concentration plant equipped with jigs and a Falcon Bowl TM designed for fine gold recovery;

  A one-inch screen classifier added to the washing plant;

  A sand screw was added to the dewatering system for solids removal from the settling pond; and

  Because of the coarse gold, a specially designed oversize discharge belt containing a gold nugget alarm system was added. This is a technology that is being installed in increasing numbers of Alaskan placer projects.

In 2006, the washing plant was redesigned to improve plant efficiency and improve gold recovery (Figure 16.1 and Figure 16.2) . Oversize (greater than 4 in) from the plant is directed to a TechronTM Model #5500 conveyor belt (Techron) that is oriented at 90° to the length of the washing plant. Any nugget that hits this belt is automatically scanned by the metal detector which is situated at 45 ft along the conveyor belt system. If detected, a trap door is triggered, which drops the nugget into a wash tub. It is worth noting that the largest gold nugget recovered during the 2006 washing plant cycle, a flat 9.05 oz composed of essentially pure placer gold, escaped the main grizzly and the elongated harp screen but was detected and ‘saved’ by the electronic detector.

Undersize material is further sorted by size and gold is recovered using two sluice boxes. All heavy mineral concentrates accumulated in hydraulic nugget traps within the sluice boxes and in the hydraulic riffles are further processed through a Denver Gold SaverTM. The washing plant has five nugget traps (numbered 1 to 5 on Figure 16.2), 16 ft of hydraulic riffles, and 16 ft of expanded riffles. The plant layout is approximately 110 ft in length and about 65 ft in width.

The plant design is simple and has been designed to be operated by two personnel per shift.

During operations, the QP observed a steady, even feed of pay gravel, efficient removal of oversize materials, and an effective water delivery system. From discussions with company officials and direct inspection by the QP, there was practically no placer gold observed in the middle and lower riffles of both the main and sulfide sluice boxes. Panning of concentrates from these sections failed to yield any significant placer gold (Josh Moore, pers. comm., 2006). Gold recovery is very high and estimated to exceed 95%.

Figure 16.1 Side view of Silverado washing plant

Figure 16.2 Plan view of Silverado’s wash plant

Plant Top View

Stacked Oversize Here
Techron Conveyor for Oversize Stacking
Nugget Detections system
(Nugget Trap #5)
Primary feed
(Backhoe)
4" Grizzly
8 feet Hydraulic riffles
8 feet Expanded riffles
Nugget
Trap #1
Main Box
Nugget
Trap #2
Primary
Conveyor
2" Grizzly
"Sulfide Box"
Nugget
Trap #3
40 feet
Nugget
Trap #4
8 feet Hydraulic riffles
8 feet Expanded riffles
35 feet
35 feet
110 feet total length

The Silverado gold recovery plant was designed to process 75 yd/hr. From June 27 to July 21, 2006, the plant processed 8,896 cu yd during 278 hours of operation at a rate of 32 cu yd/h. During June 20 to July 30, 2007, the plant operated for 705 hours and processed 19,615 cu yd, an average rate of 29 cu yd/hr. When fully operational, two day-and-night shifts washed for 11 hours each, with 2 hours each day devoted to plant maintenance.

16.2 Lode Deposits

Until very recently, Silverado has not completed any mineral processing or testing of lode mineralization. Silverado has acquired a permit from the USBLM to collect and process a maximum 1,000 cu yd of material from the Workman’s Bench lode for metallurgical testing. The bulk sample will be collected to determine grinding, flotation, and other processing and mineralogical characteristics of stibnite mineralization.

In April 2008, the QP collected a 414 lb bulk sample of semi-massive to massive stibnite from the Workman’s Bench underground workings. The purpose was to determine the mineralogical nature of the antimony mineralization and the source of significant gold values. There is much variation in gold content of the stibnite zones even within constrained sample collection areas. The bulk sample was sent to Hazen Research Labs Inc. in Golden, Colorado, USA in order to discover the most optimal grind for potential marketing of a stibnite product, identify the mineralogical nature of gold values in the mineralization, and to determine whether gold can be recovered from stibnite concentrates.

Final lab tests are pending. A preliminary flotation tests in a sample that contained about 12 percent antimony showed that 98 percent of the gold was recovered in 38 percent of the weight and assayed 0.542 oz/ton (calculated). A 15 kg, -20 mesh, ‘rougher concentrate’ yielded three separate, streamed products: gangue minerals, stibnite, and arsenopyrite-gold (Figure 16.3) .

Table 16.1 compares a selected roster of industry standard trace impurities with trace elements identified from the Workman’s Bench stibnite zones. Arsenic, lead, selenium, bismuth, tellurium, and tin, all pass accepted industrial criteria (maximum quantities) for those metals. The QP did not obtain analytical data for mercury, which should be tested in the future.

Table 16.1 Selected stibnite quality characteristics from Amaigmet-Canada versus values determined from Workman’s Bench samples.
Amaigamet-Canada metal specifications	Average Workman’s Bench main Sb-Au zone	Average subsidiary Sb-Au zone
<0.5% As + Pb	0.16% As + Pb	0.08% As + Pb
Trace Se (<30 ppm Se)	5.0 ppm Se	8 ppm Se
Trace Te (<10 ppm)	<2 ppm	<2 ppm
Trace Sn (<10 ppm)	<4.0 ppm	<4.0 ppm
Trace Bi (<10 ppm)	<3 ppm	<3 ppm
Trace Hg (<20 ppm)	NA	NA

Figure 16.3 Tabled Rougher Concentrate from 15 kg cut of bulk sample from Workman’s Bench Deposit submitted by QP to Hazen Research Labs, Inc., Lakewood, Colorado

Project 10823
Cleaner 1 Table Test
Arsenopyrite
with free gold ---->
Stibnite
Gangue

17 Mineral resource and mineral reserve estimates

17.1 Summary

The mineral resource estimates for Silverado’s Nolan Creek placer gold and lode stibnite-gold deposits are reported in Table 17.1 and Table 17.2, respectively.

Table 17.1 Silverado’s placer deposit mineral resources, Nolan Creek
Resource category	Cut-off grade (oz/cu yd Au)	Quantity (cu yd)	Grade (oz/cu yd Au)	Metal (oz Au)
Indicated	0.06	66,800	0.095	6,250
Inferred	0.01	185,670	0.033	6,177

Notes:
- The effective date of these resources is July 2, 2008
- Rounding may result in some discrepancies.
- No processing recovery factors have been applied to these resource figures.
- The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

Table 17.2 Workman’s Bench inferred mineral resources, Nolan Creek
Deposit	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
A Zone	4.0	16,850	39.31	6,626	0.395	6,660
B Zone	4.0	7,240	37.20	2,695	0.564	4,077

Notes:
- The effective date of these resources is July 2, 2008
- Rounding may result in some discrepancies.
- No processing recovery factors have been applied to these resource figures.
- The unit ton refers to short tons.

17.2 Disclosure

The mineral resource estimates reported in this section were prepared by Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. and AIPG Certified Professional Geologist. Mr. Bundtzen is the QP and is independent of Silverado as defined by NI 43-101.

There are no mineral reserves estimated for Silverado’s Nolan Creek properties. Mineral Resources that are not mineral reserves do not have demonstrated economic viability.

In accordance with CIM Definition Standards (2005), a mineral resource may be sub-divided in order of increasing geological confidence, into Inferred, Indicated, and Measured categories. “Measured and Indicated mineral resources” are that part of a mineral resource for which quantity and grade can be estimated with a level of confidence sufficient to allow the application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. An “Inferred mineral resource” is that part of a mineral resource for which quantity and grade can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity (CIM, 2005).

17.3 Known issues that materially affect mineral resources and mineral reserves

The QP is unaware of any issues that materially affect the mineral resource in a detrimental sense. This conclusion is based on discussions with Silverado, where it advised that:

  To the best of its knowledge, there are no known material exploration, legal, marketing, socio- economic, political, title, permitting, or taxation issues;

  To the best of its knowledge, apart from the usual environmental aspects that require consideration as part of any mineral exploration project, there are no known material specific environmental issues; and

  To the best of its knowledge, there are no known material mining, metallurgical, or infrastructure issues other than those discussed in this Technical Report.

17.4 Assumptions, methods, and parameters

The QP estimated mineral resources using the following steps:

  Personal inspection of both Workman’s Bench lode-style and the Nolan Creek placer-style gold properties during 1994, 1999, 2004, and 2006 to 2008.

  Database compilation and data validation.

  Geological interpretation and modeling.

  Compositing assay intervals to a common length.

  Determination of average material density for both lode and placer properties.

  Analysis of grade variability.

  Polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones.

  Assignment of appropriate cut-off grades, the lowest grade that can be mined economically.

  Classification of confidence in the estimates with respect to CIM (2005) guidelines.

  Mineral resource tabulation and validation of the resource estimate.

17.5 Placer gold resources estimation

The QP has estimated mineral resources for a number of the placer-style gold deposits at Nolan Creek (Figure 17.1) . The QP considers that the two deposits, D-Block #1 and 3B3 Block contain Indicated resources and a the remaining five deposits contain only Inferred gold resources (D-Block #2 Below Discovery, Wooll Bench, Treasure Chest South, Smith Creek, and Slisco Bench).

Figure 17.1 Location of placer-style gold mineral resource estimates, Nolan Creek

The QP has estimated placer gold resources using a polygonal weighting method (i.e., Triangular Diagram Method) as advocated by Doheny (1941; 1942 a, b), Daily (1962), Peters (1978), and Cook (1983). For this method, the data from three drill holes are used to estimate the volume and grade for a triangular area of influence. By linking each triangular area, the method provides a model of the placer mineral deposit in terms of shape, grade, and depth. Polygonal resource calculations are a standard practice in the placer industry partly because of the nature of a heavy mineral placer gold deposit (i.e., relatively thin sheets of material with gold grades controlled by features such as fluvial channels, shorelines, or hill slopes).

The accuracy of the resource estimate is influenced by the density of drill holes in the deposit, the regularity of the drilling pattern (i.e., whether the drilling pattern is isotropic, anisotropic, or erratic in distribution), the volume of material estimated by each drill hole, and the inherent variability of gold distribution in the deposit. Nugget effect is one of the main concerns when estimating resources for this type of deposit. Gold nuggets as large as 41.5 oz have been recovered from Silverado operations at Nolan Creek, and more than 25 nuggets have exceeded 10 oz. Such coarse gold concentrations are not uniformly distributed in paystreaks, which is a source of error in placer resource estimation. Other variables that may influence the mineral resource estimation include the proposed mining method, recovery technologies, clay and boulder content of the paystreak, and accuracy of drill station locations.

Reconciliations of estimated metal content versus actual (mined) metal content for some of Silverado’s placer deposits are presented in Table 17.3. These reconciliations indicate that the polygonal approach to estimation gives favorable results over the life of mining operations. Polygonal estimations on average predict 6% less metal than actual production while kriging methods significantly underestimate the global metal content of the resources. During the 37 year history (1928 to 1965) of the United States Smelting Refining and Manufacturing Company (USSR&M), historically Alaska’s largest corporate producer of placer gold, about 3.7 Moz of placer gold were recovered with bucketline dredging technologies. All deposits were defined with drilling lines spaced about 150 ft apart. Actual gold recovery exceeded the estimates by approximately 8.5% (Boswell, 1979, p. 15).

Table 17.3 Reconciliation of actual versus estimated gold content for placer deposits, Nolan Creek
Location	Estimation method	Drill hole count	Drilling density (sq ft/hole)	Drilling pattern description	Estimated metal (oz)	Mined metal (oz)	Difference (%)
West Block	kriging	15	4,460	erratic	1,040	1,305	20.1
Swede underground	polygonal	23	403	anisotropic	2,200	2,305	4.7
Ogden-Eureka	polygonal	53	5,572	isotropic	7,509	8,127	7.6
Mary’s East	kriging	58	68	isotropic	348	2,710	740

The QP considers that the kriging approach, as applied to these deposits, smoothes the boundaries between high and low grades, when, in reality, the gold grade boundaries in a meandering fluvial channel exhibit sharp boundaries with barren materials. The nugget effect also contributes to inaccuracies in estimating placer gold resources at the Mary’s East and West Block deposits.

D-Block #1 Below Discovery is defined by 50 rotary drill holes, 23 of which intercept fluvial sediments with significant gold values. Included in the resource definition are 8 drill holes completed during 1994 and 15 drill holes completed in December, 2003. Drill hole distribution is anisotropic although most of the drilling was aligned along northwest lines perpendicular to the strike of the interpreted channel. Drilling density averages 2,055 cu yd/drill hole. Depth to bedrock is quite variable in D-Block #1 Below Discovery and ranges from 10 ft to 75 ft but generally averages about 35 ft. Geological drill hole logs indicate that the gold concentrations are nearly always on or near the bedrock surface and average about 7.25 ft thick. Twenty-three polygons (Figure 17.2) define an indicated resource of 4,320 oz Au in 47,278 cu yd of gravel, at an average grade of 0.091 oz/cu yd Au (Table 17.4) .

Table 17.4 Polygonal estimation details for D-Block #1
Polygon	Area (sq ft)	Average thickness (ft)	Volume (bank cu yd)	Average grade (oz /cu yd Au)	Metal (oz Au)
A1	6,000	8.3	1,845	0.086	159
A2	7,200	10.0	2,667	0.077	205
A3	5,700	16.6	3,504	0.072	252
A4	8,550	8.3	2,628	0.008	21
A5	5,700	16.6	3,504	0.114	400
B1	6,400	6.6	1,564	0.253	396
B2	8,500	10.0	3,148	0.203	639
B3	7,975	5.0	1,477	0.197	291
B4	7,890	8.3	2,425	0.015	36
B5	6,500	8.3	1,998	0.040	80
C1	7,400	6.6	1,809	0.315	570
C2	7,100	6.6	1,736	0.207	359
C3	7,650	5.0	1,417	0.202	286
C4	4,760	5.0	881	0.022	19
C5	6,800	5.0	1,259	0.043	54
D1	5,600	6.6	1,396	0.025	29
D2	5,350	6.6	1,307	0.023	30
D3	6,500	6.6	1,589	0.021	33
D4	5,240	5.0	970	0.016	16
E1	1,900	6.6	464	0.020	9
E2	2,900	6.6	709	0.023	16
E3	5,000	6.6	1,222	0.024	29
E4	3,900	5.0	722	0.019	14
F1	7,000	5.0	1,296	0.020	26
F2	9,900	5.0	1,833	0.067	123
F3	10,200	5.0	1,889	0.060	113
F4	10,900	5.0	2,018	0.057	115
Total	178,515	7.25	47,277	0.091	4,320

Figure 17.2 Polygon layout for D-Block #1 and 3B3-Block estimations

Nolan
Creek
D-Block #1
Below Discovery
Placer Gold
Prospect
Fay Creek
3B3 Placer Gold Prospect
(below Archibald Creek)
Break
Nolan
Creek
LEGEND
Polygon
RC Drill Hole
(see table for date)
Other RC
Drill Control
Scale
0
400
800 feet

South of D-Block #1 Below Discovery, along the same buried channel trend, twelve drill holes in four lines define the 3B3-Block deposit. This placer deposit is also on or near bedrock but is much deeper than D-Block #1, ranging from 42 ft to 135 ft and averaging about 75 ft deep. Twelve polygons (Figure 17.2) define a resource of 19,525 cu yd of gravel averaging 0.099 oz/cu yd Au or 1,934 oz Au metal (Table 17.5) . The drilling pattern defining the 3B3-block deposit is anisotropic with 1,627 cu yd/ drill hole.

Table 17.5 Calculations for Indicated gold resources Nolan Placer 3B3 Below Discovery placer deposit
Polygon	Area (sq ft)	Average thickness (ft)	Volume (bank cu yd)	Average grade (oz /cu yd Au)	Metal (oz Au)
A1	5,400	9.0	1,800	0.103	186
A2	8,400	9.4	2,924	0.101	295
A3	7,600	9.0	2,530	0.096	243
B1	6,900	5.0	1,275	0.050	64
B2	5,400	8.3	1,660	0.113	188
B3	5,500	8.3	1,690	0.144	243
B4	5,250	6.6	1,280	0.284	363
C1	7,900	5.0	1,464	0.027	39
C2	7,600	6.6	1,857	0.037	69
C3	4,500	5.0	833	0.056	47
C4	5,650	5.0	1,046	0.080	84
C5	6,300	5.0	1,166	0.097	113
Total	76,400	6.9	19,525	0.099	1,934

For both D Block #1 Below Discovery and the 3B3-Block deposit, all drill holes within the specific channel configuration contained elevated gold values, indicating a high level of continuity of placer mineralization. For other placer deposits at Nolan Creek there are numerous drill holes within the deposit where gold was not detected.

To be defined as mineral resources the issue of potential economic extraction must be addressed. Extraction of the Nolan Creek placer resources is affected by several issues:

  Both indicated placer resources lay directly beneath Nolan Creek. Environmental issues related to diversion or disturbance of the creek need to be considered.

  Both deposits are part of the buried Nolan Deep Channel, which was tested by Silverado during 2002 to 2003 in other locations. Water was intercepted in those areas. Discussions with Silverado mine staff in 2008 suggests that water was intersected in the 2002 to 2003 decline only after mine equipment intersected bedrock. Drift mining frozen placers in the Fairbanks district in the 1990s (Shaffer, Roberts, and Beistline, 1996) also encountered water after exposing bedrock, which required pumping during the mine extraction period.

Direct mine costs associated with selected Silverado underground placer mine operations from 1994 to 2003 were examined by the QP (Table 17.6) . Data from the Little Eldorado group, which mined underground placers in the Fairbanks district during the 1990s, was also obtained for comparative purposes. The data set is small representing only 25% of the eight mines that have operated drifts during the 1990s (Bundtzen et al, 1996). On the basis of these costs the QP considers that the 3B3-Block and D Block #1 Above Discovery deposits contain average grades that exceed the break even grade for the style of deposit and mining method.

Table 17.6 Silverado and Fairbanks district historical mining costs
Deposit type	Mining method	Period	Cost ($/bank cu yd)	Cost ($/bedrock sq ft)	Break even grade (oz/cu yd at $400/oz Au)
deep channel	drifting	2002	61.25	27.50	0.153
shallow channels in secondary	open cut	various	15.00	NA	0.037
gulches
left limit benches	drift	various	27.50	8.40	0.069
left limit benches	open cut	1995	26.25	6.28	0.066
Little Eldorado	drift	1990s	26.00	3.64	0.058

Notes:
- Silverado data from Silverado financial records of operations during 1994 to 2003.
- Little Eldorado data from Shaffer, Roberts, and Beistline (1996) for 1994 to 1996 operations
- Cost data has not been adjusted for inflation of gold price changes.

The QP has estimated Inferred resources for the remaining five placer deposits at Nolan Creek (Table 17.7) . Table 17.8 summarizes the drilling characteristics of these resources. The drilling density of the inferred resources averages 4,780 cu yd/hole, more than twice the amount for the Indicated resources. Drilling intersected zones of non-mineralized material within the placers indicating less mineralized continuity than for the Indicated resources. The erratic drill patterns of the properties summarized in Table 16.1 also add additional uncertainty to resource estimates. The QP relied on data presented by both Armstrong et al (1994) and Murton (2004) to estimate Inferred gold resource estimates for Nolan Creek placer properties.

The Slisco Bench placer deposit contains a density of drill holes that would normally allow it to be classified as an Indicated Resource (Figure 17.3) . A number of factors have contributed to the QP’s decision to classify this deposit as Inferred:

  The geology of the deposit is complicated. The deposit contains multiple, stacked, auriferous horizons that are discontinuous along strike and across channel widths;

  Mineralization is not continuous. Gold concentrations are discontinuous along the trend of the channel;

  The drilling methods used to define the resource have varied over time and, due to the use of different drill equipment, the QP is concerned that the results of the various campaigns may not be comparable; and

  The deposit is partially thawed and the QP considers that these deep portions of the deposit may not be economically extractable using underground methods.

Until technical issues are thoroughly reviewed, the QP has elected to regard the Slisco Bench only as an Inferred gold resource

Table 17.7 Details of inferred mineral resources for placer deposits at Nolan Creek
Deposit	Cut-off grade (oz/cu yd Au)	Quantity (cu yd)	Grade (oz/cu yd Au)	Metal (oz Au)
D-Block #2	0.01	55,000	0.040	2,200
Wool Bench	0.01	26,000	0.020	520
Slisco Bench	0.01	46,670	0.045	2,100
Treasure Chest South	0.01	22,500	0.013	292
Smith Creek	0.01	35,500	0.030	1,065
Total	0.01	185,670	0.033	6,177

Notes:
- The effective date of these resources is July 2, 2008
- Rounding may result in some discrepancies.
- No processing recovery factors have been applied to these resource figures.
- The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.
- The average grade is expressed to three (3) figures.

Table 17.8 Drilling characteristics for inferred placer resources
Deposit	Location	Drill hole count	Drilling density (cu yd/hole)	Drilling pattern

D-Block #2	Nolan Deep Channel	8	6,875	erratic
Wooll Bench	Right Limit Archibald Creek	4	6,500	erratic
Slisco Bench	Hammond River	139	1,380	anisotropic
Treasure Chest South	Left Limit Nolan Creek	11	2,050	anisotropic
Smith Creek	Right Limit, Smith Creek	5	7,100	erratic
Total/Average		33	4,780	erratic

Figure 17.3 Contoured isopach of Slisco Bench placer deposit from drill holes with selected high grade intervals

SB-06
55-60 @ 0.0396 TOz/cyd
SB-05
55-60 @ 0.3687 TOz/cyd
60-65 @ 0.0101 TOz/cyd
SB-01
55-60 @ 0.0173 TOz/cyd
60-65 @ 0.0220 TOz/cyd
SB-04
60-65 @ 0.0147 TOz/cyd
SB-07
55-60 @ 0.0195 TOz/cyd
SB-09
70-75 @ 0.0266 TOz/cyd
SB-13
70-75 @ 0.0249 TOz/cyd
SB-10
70-75 @ 0.3150 TOz/cyd
SB-11
70-75 @ 0.0865 TOz/cyd
75-80 @ 0.0131 TOz/cyd
SB-17
80-85 @ 0.0356 TOz/cyd
SB-18
80-85 @ 0.2223 TOz/cyd
SB-19
85-90 @ 0.0284 TOz/cyd
90-95 @ 0.0104 TOz/cyd
N
Vertical Drill Hole
Angle Drill Hole
Bedrock Contour Line
Slisco Bench Drill Hole Plan Map
Drill results of 0.01 TOz/cyd gold or higher
SB-39
140-145 @ 0.0147 TOz/cyd
SB-73
126-130 @ 0.0100 TOz/cyd
SB-68
160-165 @ 0.0910 TOz/cyd
SB-46
135-140 @ 0.0243 TOz/cyd
150-155 @ 0.0127 TOz/cyd
SB-48
145-150 @ 0.0162 TOz/cyd
150-155 @ 0.1067 TOz/cyd
SB-78
120-130 @ 0.0330 TOz/cyd
170-175 @ 0.1570 TOz/cyd
SB-34
145-159 @ 0.0123 TOz/cyd
SB-51
130-135 @ 0.0278 TOz/cyd
135-140 @ 0.0215 TOz/cyd
SB-50
125-130 @ 0.0186 TOz/cyd
130-135 @ 0.0468 TOz/cyd
SB-82
110-120 @ 0.0120 TOz/cyd
SB-77
140-145 @ 0.0330 TOz/cyd
145-155 @ 0.0250 TOz/cyd
165-170 @ 0.0250 TOz/cyd
SB-52
135-140 @ 0.0305 TOz/cyd
140-145 @ 0.0119 TOz/cyd
160-165 @ 0.0230 TOz/cyd
175-180 @ 0.1384 TOz/cyd
SB-29
130-135 @ 0.0892 TOz/cyd
135-140 @ 0.0189 TOz/cyd
SB-83
110-115 @ 0.0250 TOz/cyd
115-120 @ 0.4950 TOz/cyd
SB-84
10-20 @ 0.0620 TOz/cyd
20-30 @ 0.0210 TOz/cyd
SB-89
20-25 @ 0.0165 TOz/cyd
95-100 @ 0.0165 TOz/cyd
SB-88
85-94 @ 0.0165 TOz/cyd
SB-93
40-45 @ 0.0165 TOz/cyd
0
200
400 ft

17.6 Workman’s Bench lode resource estimation

Silverado has defined the Pringle Bench and Workman’s Bench areas with eleven drill holes (2,715 ft) and seven drill holes (2,001 ft), respectively. During analysis of the drilling data and subsequent underground exploration, Silverado noted that stibnite bearing zones on the Workman’s Bench property contained zones of massive stibnite locally up to 15 in thick and contained consistently high gold grades (up to 0.54 oz/ton Au) in drilling core intercepts of stibnite veins. Silverado has subsequently focused exploration definition on the Workman’s Bench deposit. A total of 531 assay intervals were obtained from the 2007 Workman’s Bench core. Table 17.9 summarizes the sample control available at Workman’s Bench.

Table 17.9 Summary of sample assay intervals from Workman’s Bench prospect, Nolan Creek.
Sample type	Sample count
Workman’s Bench underground 2008	119
1994 RC drilling	156
2007 core drilling	531
Surface trench samples	8
Total	814

In late November and December of 2007, mine crews drove 570 ft of drifts and cross cuts into the Workman’s Bench mineralized area. The underground mine workings intersected the northeast-trending, quartz-stibnite-gold veinlet zone identified in surface exposures and in core drilling intercepts. The purpose of Silverado’s work was to test the stibnite-quartz-gold system at a position approximately 50 ft to 62 ft vertically below the surface exposures and about 120 ft to 135 ft above the 2007 drill hole core intersections.

To date, the drilling program, coupled with the underground sampling and mapping program, has helped to identify three, northeast-striking, steeply dipping stibnite-quartz vein-faults that are discernable from the stockwork vein swarm that contain elevated gold and antimony values (Figure 17.4) . These three zones are hereafter referred to as A Zone, B Zone, and C Zone. Vein continuity has been confirmed by additional step-outs of three drill holes in 2008, which have intersected both A Zone and B Zone 75 ft along strike and northeast of drill hole 07SH01.

The focus of the QP’s analysis of data from Workman’s Bench lode is to provide an estimation of the amount of high grade antimony (gold) mineralization present in three principal stibnite-bearing vein zones exposed in drill core, surface exposures, and in underground workings. This focus is based on Silverado’s desire to selectively extract high grade stibnite mineralization and the anticipation of also recovering byproduct gold.

The QP is familiar with the extent and character of the stibnite mineralization present in the underground workings. The QP, accompanied by Silverado’s contractors, traveled to Nolan Camp during June 13 to June 14, 2008 and reviewed significant intercepts of stibnite mineralization in the 2007 drill hole core library as well as all available certified assay results as completed by ALS Chemex.

Figure 17.4 Vertical section showing drilling and interpreted geology, Workman’s Bench

NW
SE
1,800 ft RL
1,750 ft RL
1,700 ft RL
1,650 ft RL
1,600 ft RL
1,550 ft RL
1,500 ft RL
07SH18
07SH14
07SH15
07SH16
07SH13
07SH01
Trench J
8.2 ft @ 0.04g/t Au
1.7% Sb
7 ft @ 1.02g/t Au
1.24% Sb
8.2 ft @ 0.14g/t Au
30.30% Sb
8.2 ft @ 0.22g/t Au
1.72% Sb
8.2 ft @ 1.27g/t Au
11.70% Sb
8.2 ft @ 4.17g/t Au
29.30% Sb
8.2 ft @ 0.55g/t Au
2.56% Sb
9.8 ft @ 0.54g/t Au
14.05% Sb
A
B
C
7
8
9
10
11
12
91 ft
Fault
10.4 ft @ 1.96g/t Au
4.99% Sb
10.8 ft @ 2.23 g/t Au
1.13% Sb
7 ft @ 1.05g/t Au
0.76% Sb
7.6 ft @ 1.40g/t Au
0.99% Sb
4 ft @ 1.47g/t Au
3.37% Sb
5 ft @ 1.95g/t Au
3.45% Sb
7 ft @ 0.17g/t Au
5.9% Sb
19 ft @ 2.69g/t Au
3.24% Sb
7.7 ft @ 0.54g/t Au
1.79% Sb
11 ft @ 0.97g/t Au
1.41% Sb
323 ft
312 ft
358 ft
397 ft
407 ft
SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Workman's Bench Drilling and Underground Exploration Program 2007/2008
Vertical Section 2
Legend
DDC Drill Hole
Trench
Interpreted Zone containing Gold and Antimony Mineralization
Underground Exploration Tunnel
Intersection containing Gold and Antimony Mineralization
Underground Sample Location
Map by: Dr. K. Eden, CPG, EurGeol
Date: March 07, 2008
50 ft

The QP considers that there is enough information at present to estimate inferred resources of antimony and gold for Workman’s Bench. The assay interval data directly used in the inferred resource estimate (See Appendix II) includes 20 samples from six core drill holes, eight samples from trench exposures, and 16 samples from underground exposures. Although wider zones of low-grade stibnite mineralization have been documented during exploration, the QP focused on estimation of the narrow higher grade intervals. Drill hole collars are spaced from 50 ft to 100 ft apart on about half of the deposit but up to 200 ft on the northeast portion of the property.

Thrush et al (1968) specifies specific gravity estimates for pure stibnite (4.52), for quartz gangue (2.70), and for pelitic schist (2.66) . A tonnage factor was calculated using the equation provided by Peters (1978). Pure stibnite would have a tonnage factor of about 7.1 cu ft/ton. The tonnage factor used in the stibnite resource while preparing this inferred resource estimate is 8.2 cu ft/ton.

Worldwide, antimony resources typically occur in small but high grade concentrations, and buyers in Asia and Europe (and formerly North America) often secure a purchase of antimony as a stibnite ore or stibnite concentrate. There is no other viable source of antimony on the market and quality is often stated in terms of the metallurgical characteristics of stibnite (i.e., stibnite concentrates should contain 5 percent to 60 percent antimony, and contain low amounts of lead, arsenic, and other impurities).

Mineral resource estimation has been restricted to zones defined with 4% antimony values (7% stibnite), reflects the sharp boundaries of the stibnite-bearing vein zone. Grades lower than 4.0 percent antimony are judged by the QP to be below a realistic economic limit for extraction of a vein-zone.

Silverado contractors collected six, 8.2 ft-long channel intervals from both A and B Zones in J Trench series (Figure 17.5) . Grades as high as 30.13 percent antimony over a measured interval of 8.2 ft were obtained from these samples. Judging from inspection of assay information from drill core and underground workings, the QP doubts that zones of this thickness could contain such relatively high antimony content in the Workman’s Bench. The samplers may have been selecting mineralization from a stibnite-bearing, high angle, northwest striking structure observed in trench exposures. The widened estimates were not used in the calculation of a stibnite resource. However, other trench samples collected by Silverado contractors, by Kurtak and others (2002) and by the QP provide useful assay and vein location control for this investigation.

The stibnite vein systems on Workman’s Bench are gold-bearing. Every sample interval of stibnite-bearing mineralization, whether derived from core, underground channels, or trench samples, contained elevated gold grades. There appears to be a wide variance in gold content.

The QP used a polygonal estimation technique, described by Peters (1978) and Storrar (1981), to estimate resources for A Zone and B Zone (Table 17.10 and Figure 17.6) . More detailed drill control on the order of 35 ft to 50 ft spacing is needed for the entire strike length of A Zone and B Zone to convert Inferred resources into Indicated resource at Workman’s Bench.

Table 17.10 Summary polygonal estimation for A Zone and B Zone
Parameters	A Zone central (n=9)	B Zone Total (n=9)	Total for A and B Zones
Strike length (ft)	575	450	NA
Minimum depth (ft)	150	150	NA
Average width (ft)	0.91	0.46	NA
Volume (sum of all	138,210	59,370	197,580
polygons in cu ft)
cu ft/ton	8.2	8.2	8.2
Tons	16,855	7,236	24,091
Antimony grade (%)	39.31	37.24	38.80
Antimony metal (tons)	6,625	2,695	9,321
Gold grade (oz/ton)	0.395	0.564	0.445
Gold metal(ounces)	6,660	4,079	10,739

Figure 17.5 Surface view of Workman’s bench mineralized zones, showing locations of underground workings, drill hole control, and interpreted extensions of A, B, and C Zones.

N
0
25
50m
0
62.5
125ft
Smith Creek
07SH01
312 ft
West Zone
07SH18
91 ft
07SH15
07SH17
07SH14
07SH13
07SH16
203405
203808
WBUG3S4
WBUG3S1
323 ft
Fault
203791
203796
WBUG8S2
WBUG5S2
203810
407 ft
282 ft
A
B
C
D
A Zone
B Zone
C Zone
358 ft
397 ft
Nolan Creek Lode Gold Project
Workman's Bench
Horizontal Plan View Map
DDC Drill Hole
Zones containing gold-antimony-quartz veins; line shows zone of semi-massive to massive stibnite
Intersection containing gold and antimony mineralization
Intersection containing gold mineralization
Underground sample control (collected by Dr. K. Eden)
Underground sample control (collected by T. Bundtzen)
Underground exploration tunnel
Modified by PRGCI (06/30/08) from draft map by Dr. K. Eden (04/21/08)
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:1,000

Figure 17.6 Plan views of A Zone and B Zone polygon layouts

18 Other relevant data and information

There is no other relevant data or information to disclose with respect to Silverado’s Nolan Creek properties as pertains to this Technical Report.

19 Interpretation and conclusions

19.1 Lode antimony-gold mineralization

Since World War II, prospectors, gold miners, and government geologists recognized antimony (gold) deposits in Smith Creek valley. Although small scale production of stibnite occurred during the war due to the strategic nature of antimony, very little exploration was done until the early 1990s, when Silverado conducted shallow drilling tests of Workman’s Bench.

In 1999, the USBLM began a soil sampling program on the left limit hill slope of Nolan Creek Valley, with the obvious focus on searching for the lode source of the coarse placer gold nuggets recovered by Silverado and others during test mining of placer gold deposits. Elevated gold, arsenic, and other anomalies were found in soils above the placer workings, which led Silverado to initiate a more focused lode exploration program during 2002 to 2003.

The airborne geophysical data acquired by USBLM led to the recognition of a series of resistivity lows trending in a northeast direction for approximately 4,500 ft and over a width of about 600 ft. This became known as the ‘Solomon Shear Zone’, a term adopted by Silverado to describe the northeast-striking zone interpreted to be a series of high angle fault structures and possibly a lode source for placer gold. The resistivity lows are coincident with a series of arsenic, antimony, and gold in soil anomalies along the same trend, and including both Pringle Bench and Workman’s Bench.

Significant new lode exploration has taken place in the last two years. In 2006, Silverado began a trenching program on Pringle Bench north of Smith Creek, where a wide zone of stibnite-quartz-gold veins was encountered. In 2007, Silverado:

  Expanded the soil and resistivity grid along the Solomon Shear Zone (a combination of Workman’s and Pringle Benches and Hillside target areas);

  Initiated a soil and geophysical survey in the Fortress Trend about 2 mi northeast of the mouth of Smith Creek; and

  Began a diamond core drilling program with about 4,700 ft completed by the end of the year.

Silverado believes that there are two distinct auriferous structural trends, the gold-bearing, antimony-quartz veins that are fairly well documented in the general Smith Creek area and gold-quartz-arsenopyrite Fortress-type veins exposed on the ridge between Hammond River and Nolan Creek, with up to 0.24 oz/ton Au. Northeast structures of the first type in the Fay Creek area contain antimony, arsenic, and sparse gold anomalies, however, the latter type appear to reflect weak arsenic and gold concentrations in isolated sampling lines. The QP concurs with the structural interpretation presented by Silverado, but believes that more soil samples should be collected to the north and east of the limits of the 2007 program before drill-testing as there is not enough data to determine the significance of these anomalies.

The most promising lode targets remain on Workman’s Bench, Pringle Bench, and the Hillside zone (Solomon Shear Zone). The QP considers that the stibnite-quartz-gold (arsenic) mineralization on Workman’s Bench strongly resembles the gold-antimony deposit type (U.S. Geological Survey deposit model 36C) described by Berger (1993). The deposit types are characterized by deformed, ductile fabrics and tectonically re-crystallized, fine grained, granoblastic stibnite lobes and lenses.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in orogenic districts worldwide. Mineral deposit type 36C is not very well documented in North America but better understood in Asia, Europe, and Africa. Worldwide examples include the Alpha-Gravelotte, Amo, and Bl deposits in the Transvaal (Barberton Range) of South Africa, the Reefton District in New Zealand, the Dubrqava and Krasna Gora deposits in the Czech Republic, and the Billyakh and Olympiada deposits in Russia. Olympiada in particular is an example of a large, productive gold (antimony) deposit. The Scrafford antimony-gold deposit in the Fairbanks district is also thought by Berger (1993) to belong to deposit type 36C.

The 2007 and early 2008 drilling program has demonstrated that the vein and stockwork veins at both Workman’s Bench and Pringle Bench are persistent along strike, occur within a 120 ft to 350 ft wide zone of structurally controlled veins and vein-faults with antimony, gold and arsenic, and can be found to a minimum vertical extent of about 350 ft and a strike length of up to 3,000 ft. Lode exploration by Silverado at Nolan Creek must still be regarded as a first phase program that needs to be built upon with tighter drill hole collar spacing, deeper drill holes, and exploration along the strike of the known antimony-gold structures. At this stage, resources can only be inferred for these deposits. Key issues that can only be resolved by more exploration is how extensive is the system in terms of depth, width, metal zonation, metallurgy, and wall rock studies.

The most recent exploration work (2006 to 2008) has met Silverado’s objectives of redefining the lode potential of the area. Previously the stibnite deposits were regarded as small antimony lenses and disseminations with little chance of economic potential. Lode gold potential was thought to be immediately adjacent to the left limit placer gold deposits on Nolan Creek and presumed to be mesothermal quartz-native gold sources Silverado does not know whether the gold can be recovered with standard gravity or flotation methods.

Silverado’s objective is to develop a small high grade stibnite-gold resource, rather than a larger, low grade mineralized area. Bench testing is ongoing and Silverado has acquired a bulk sample permit to test up to 1,000 cu yd of mineralized material from Workman’s Bench for processing and shipment of a stibnite-gold concentrate to international markets. Thus metallurgy, mine engineering, and marketing will be key elements in determining the viability of this new venture. The QP has noted the potential for acid rock generation at the mine site, which needs to be addressed if lode development occurs.

19.2 Placer gold mineralization

Placer gold deposits in the Nolan Creek and Hammond River areas can be classified as an ‘Incised Glacio-Fluvial’ subtype of heavy mineral placer deposit (Laznika, 1985). The Koyukuk District examples, especially on Nolan Creek, probably formed in similar fashion to that observed in the Valdez Creek district of south-central Alaska, Alaska’s largest placer gold mine during the 1980s and 1990s (Reger and Bundtzen, 1990; Bundtzen et al, 1996); the Chandalar district east of the Koyukuk district (Mertie, 1925); the Porcupine district in southeast Alaska. (Hoekzema et al, 1986), the Cassiar-Caribou district of British Columbia, Canada (Knight and McTaggart, 1989), or the Bolotny-Ravkosky district in northeast Russia (Tchapko, 1995). Although these deposits vary greatly in size, all can be typified as accumulations of relatively rich placer gold deposits in restricted, incised, high energy, glacio-fluvial channels that formed as a result of rapidly evolving changes to regional base level.

The QP considers that many of the geotechnical details that affect accuracy and results of Silverado’s placer exploration project have been successfully resolved. The challenges presented by the coarse gold and ‘nugget effect’ problem demand close drill hole spacing. Geotechnical challenges include how to overcome problem with ‘live water’ either underground or in surface mineable deposits.

Despite the large number of rotary drill holes (910) used to test the placer deposits of Nolan Creek Valley and Hammond River, more should be drilled to aid in converting inferred gold resources into reserves and to add new resources.

20 Recommendations

20.1 Lode exploration and development

Exploration programs for development of lode-style gold-antimony deposits have been initiated by Silverado. The QP recommends that these programs should remain in place for development of the Workman’s Bench area. The QP also recommends the following (some of which have been initiated by Silverado):

  Continue or expand the current lode exploration program to extend the Workman’s Bench resource along strike to the southwest and to upgrade inferred resources to the indicated category. A 4,000 ft NQ core drilling program for 2008 using Silverado’s drill rig should accomplish the goal. The QP considers the current approach to be appropriate.

  Initiate a bulk sample test at Workman’s Bench. This will involve metallurgical testing (in process), the engineering of extracting the permitted bulk sample, construction of a processing facility, and environmental monitoring.

20.2 Placer exploration and development

Silverado’s current exploration focus is to develop the antimony-gold lode deposit at Workman’s Bench. The QP considers that a placer gold project could eventually provide sustainability for the company in terms of cash flow and return a profit to shareholders. Silverado should initiate an exploration program to develop a multi-year mine plan for placer gold deposits. The QP recommends the following:

  Infill drill hole fences should be added along the course of the Nolan Deep Channel present from the Fay and Archibald Creeks. Drill hole spacing should be 75 ft to 100 ft apart. The current line of drill hole fences are generally spaced 340 ft apart, which is inadequate for resource assessment in this type of placer deposit, and this modest drill program would add certainty to the Indicated gold resources present in the D Block Below Discovery and the 3B3 gold resource blocks.

  Drill a series of fences, each spaced 75 ft to 100 ft apart, at Nolan Creek below the 3B1 workings and into Wiseman Creek Valley. This drilling would test the possibility of a large placer gold resource in Lower Nolan Creek Valley, possibly buried under both fluvial deposits of ancestral Nolan Creek and lacustrine silts and sands of Glacial Lake Wiseman.

  Hydrological assessment should accompany the drill hole programs in Nolan Creek Valley. ‘Live’ water has been a problem in past mining and was a particularly acute issue during Silverado’s 2002 to 2003 mining efforts in the Nolan Deep Channel. The nature of water flow (combined with the depth-to-pay channel measurements) will influence future mine design (underground versus open cut) for placer gold resources and will indicate whether the placer deposit can be profitably mined.

The QP also recommends the following:

  Workman’s Bench and Pringle Bench lack a detailed topographic base survey and Silverado needs to enhance the accuracy of drill hole collar surveys. Exploration targets are relatively small, hence, even small location errors could have serious consequences.

  The underground workings should be carefully surveyed so that drill hole collars can accurately test extensions of the known mineralization.

  The placer drill hole data base is extensive. Silverado should consolidate all of the data into a comprehensive database that will enable an analysis of the placer gold and lode metallic potential.

  The QP noted this spring that wall rock in the Workman’s Bench area locally contains sulfides, mainly pyrite. If Silverado is contemplating future stibnite-gold extraction activities, a potential acid generation study is recommended.

20.3 Budget requirements

Table 20.1 details a budget estimate for exploration and development work on both lode and placer development at Nolan Creek, including bulk sample research. The QP considers that:

  Exploration should be done to improve the definition of lode deposits;

  Improved definition, through exploration, of placer gold indicated resource is needed to guarantee production in future years; and

  Bulk sample testing may prepare Silverado for initiating small scale production from lodes in the area.

The QP has not rigorously reviewed these line item budget cost. The estimates are based to a large degree on the QP’s experience with similar projects.

Table 20.1 Proposed exploration program budget, Nolan Creek
Task	Quantity	Unit cost	Cost ($)
Rotary drill hole placer program	5,000 ft	$40/ft plus geological input	160,000
NQ core lode program	4,000 ft	$35/ft plus geological input	140,000
Sampling and analysis of drill holes	800 samples	$30/sample	24,000
Bulk sample program	Test facility construction, test-mining all aspects of operation.		1,250,000
Camp support and services	Maintenance of camp, cook supervisor, shop, etc		150,000
Engineering and supervision	45 days	$600/day	27,000
Database management	25 days	$600/day	15,000
Total			1,766,000

21 Dates and signatures

Name of Report:

Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska, July 29, 2008

Date of Report:

July 29, 2008

Issued by:

Silverado Gold Mines Ltd

/s/ Thomas K. Bundtzen	July 29, 2008
Thomas K. Bundtzen, AIPG Certified Professional Geologist

22 References

Armstrong, Edward J., 1984, Geological Report for 1983 on Nolan Area, Gold Placer and Lode Claims, for Silverado Mines, Ltd.: Unpublished Tri-Con Mining Company Inc. report, Fairbanks, Alaska, 13 pages.

Armstrong, Edward J., 2001, Gold reserve report on Silverado Gold Mines, Inc. Alaskan properties: Unpublished Silverado Gold Mines, Inc. report, 8 pages, plus 4 plates.

Armstrong, Edward J., Childress, R., and Currey, Jeff, 1994, Gold Reserve, and resource estimates and calculated assumptions for Nolan Creek placer deposits: Unpublished Silverado Gold Mines Ltd document dated October 27, 1994; 34 pages.

Berger, B.R., 1986, Descriptive model of low sulfide gold-quartz veins, in, Cox, D.P., and Singer, D.A., eds., Mineral deposit models, U.S. Geological Survey Bulletin 1693, p. 239-243.

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Bundtzen, T.K., 2004, Information Review and Recommendations Gold Properties on Ester Dome and at Eagle Creek, Fairbanks mining district, Alaska; and Nolan Area, Koyukuk mining district, Alaska: Independent Technical Report for Silverado Gold Mines, ltd., Pacific Rim Geological Consulting, Inc., unpublished report, 258 pages

Bundtzen, T.K., 2006a, Swede Channel 2005/2006 Development Project, Nolan Creek, Koyukuk District, Northern Alaska: Project review for Silverado Gold Mines ltd., by Pacific Rim Geological Consulting, Inc. 52 pages.

Bundtzen, T.K., 2006b, Project update: Completion of 2005-2006 Swede Channel Phase I Underground Development Activities on Nolan Creek, Koyukuk District, Northern Alaska: Project review for Silverado Gold Mines ltd., by Pacific Rim Geological Consulting, Inc. 68 pages.

Bundtzen, T.K., 2006c, Project Update: 1) Placer gold production from cleanup of 2006 Swede Channel pay gravels; and 2) Exploration activities of Silverado Gold Mines Ltd. In Koyukuk district: Project review for Silverado Gold Mines ltd., by Pacific Rim Geological Consulting, Inc. 64 pages

Bundtzen, 2008a, Review of 2007 Silverado Gold Mines, Ltd., Exploration and Gold production Activities in Koyukuk district, Northern Alaska: Discussion of New Placer Geology Information: Project review for Silverado Gold Mines ltd., by Pacific Rim Geological Consulting, Inc. 80 pages.

Bundtzen, T.K., 2008b, Bulk Sampling and Resource Evaluation Program, Workman Bench Gold-Antimony Deposit, Koyukuk District, Northern Alaska: Project review for Silverado Gold Mines ltd., by Pacific Rim Geological Consulting, Inc. 44 pages.

Bundtzen, T.K., Swainbank, R.C., Wood, J.E., and Clough, A.H., 1992, Alaska’s Mineral Industry, 1991: Alaska Division of Geological and Geophysical Surveys Special Report 46, 91 pages

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Childress, R. L., 1995, Gold Reserve and Resource estimates for the Nolan Creek Placer Project: Unpublished Silverado Gold Mines Ltd. document dated January 14, 1995, 38 pages; which includes drill target area plates.

Cobb, E.H., 1973, Placer deposits of Alaska: U.S. Geological Survey Bulletin 1374, 213 pages

Cook, D.J., 1983, Placer Mining in Alaska: Mineral Industry Research Laboratory Report No. 65, Fairbanks, Alaska, 157 pages.

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Dillon, J.T., 1989, Structure and stratigraphy of the southern Brooks Range and northern Koyukuk basin near the Dalton Highway, in, Mull, C.G., and Adams, K.E., eds., Dalton Highway, Yukon River to Prudhoe Bay, Alaska: Alaska Division of Geological and Geophysical Surveys Guidebook #7, p. 157-187.

Dillon, J.T., Brosge, W.P., and Dutro, J.T., Jr., 1986, Generalized geologic map of the Wiseman quadrangle, Alaska: U.S. Geological Survey Open File Report 86-219, one sheet @ 1:250,000 plus text.

Dillon, J.T., Lamal, K.K., and Huber, J.A., 1989, Gold deposits in the Upper Koyukuk and Chandalar mining districts, in, Mull, C.G., and Adams, K.E., eds., Dalton Highway, Yukon River to Prudhoe Bay: Alaska Division of Geological and Geophysical Surveys Guidebook #7, p. 195-201.

Dillon, J.T., and Reifenstuhl, R.R., 1990, Geologic map of the Wiseman B-1 quadrangle, south-central Brooks Range, Alaska: Alaska Division of Geological and Geophysical Surveys Professional Report 101, one sheet @ 1:63,360 scale plus text.

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Doheny, L. C., 1942a, Placer valuation in Alaska—Part II: Engineering and Mining Journal Vol. 143, No. 1, January, 1942, pages 43-44.

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Driscoll, Alan J., Jr., 1987, Geology and economic geology of the Wiseman area, Koyukuk mining district, northern Alaska: Unpublished, confidential technical report by Alaska Mining Company, (ALMINCO), Anchorage, Alaska, 25 pages plus appendices.

Ebbley, N. Jr., and Wright, W.S., 1948, Antimony deposits in Alaska: U.S. Bureau of Mines Report of Investigations 4173, p. 37-38.

Eden, Karsten, 1999, Geology and gold mineralization of the Nolan area in the Brooks Range, Alaska: Masters thesis presented to Institute of Mineral Geology and Mining Engineering, Technical University of Clausthal, Germany, 147 pages. Several plates @ 1:21,000 scale.

Eden, Karsten, 2000, Geology and gold mineralization of the Nolan area in the Brooks Range, Alaska: U.S. Bureau of Land Management Open File Report 78, 140 pages

Flanigan, Brian P., 2003, Discussion of geophysical modeling and interpretation of Solomon’s Shear: Confidential memo to Ed Armstrong, President, Tri-Con Mining Company Inc., August 10, 2003, 5 pages.

Flanigan, Brian P., 2003c, Tri-Con Mining Company Inc. Geology Department Monthly report June 1 to June 30, 2003: Unpublished, confidential activity summary for Tri-Con Mining dated July 2, 2003, 2 pages.

Flanigan, Brian P., 2003d, Results of Excavator sampling Program: Unpublished, confidential activity summary for Tri-Con Mining, Inc. dated July 30, 2003, 1 page.

Flanigan, Brian P., 2003e, Tri-Con Mining Company Inc. Geology Department Monthly report July 2 to June 30, 2003: Unpublished, confidential activity summary for Tri-Con Mining Inc. dated July 31, 2003, 2 pages.

Flanigan, Brian P. 2004, Comparison of Nolan Creek placer mining recoveries and drill-indicated resource estimates—an attempt to improve future placer gold resources estimates: Unpublished, confidential activity summary for Tri-Con Mining, Inc. dated October 25, 2004, 10 pages.

Flanigan, Brian P., Glassburn, Fawn, Kirkham, Russell, and Lessard, Richard, 2003, Solomon’s Shear and other potential lode targets at Nolan Creek: Unpublished, confidential activity summary for Tri-Con Mining, Inc. dated August 3, 2003, 7 pages with plates.

Gacetta, J.D., and Church, S.E., 1989, Lead isotope data base fro sulfide occurrences in Alaska: U.S. Geological Survey Open File Report 89-688, 59 pages.

Hamilton, T.D., 1979, Surficial geologic map of the Wiseman quadrangle, Alaska: U.S. Geological Survey Miscellaneous Investigations Map MF-1122, scale 1:250,000

Hamilton, T.D., 1986, Late Cenozoic glaciation of the central Brooks Range, Alaska, in, Hamilton, T.D., Reed, K.M., and Thorson, R.M., eds., Glaciation in Alaska—the Geologic Record: Alaska Geological Society Special Research Volume, pages 9-50.

Hoekzema, R.B., Fechner, S.A., and Bundtzen, T.K., 1986, Distribution, analysis, and recovery of placer gold from the Porcupine district, southeastern Alaska: U.S. Bureau of Mines Open File Report 89-86, 49 pages, plus plates at various scales.

Hodgson, C.J., 1993, Mesothermal lode gold deposits, in, Kirkham, R.V., Sinclair, W.D., Thorpe, R.I., and Duke, J.M., eds., Mineral deposit modeling: Geological Association of Canada Special Paper 40, p. 635-678.

House, Gordon D., 1995a, Summary report on the Slisco Project, Ending September 25, 1995: Unpublished Tri-Con Mining Company Inc. report for Silverado Gold Mines Ltd., 12 pages, 6 cross sections.

House, Gordon D., 1995b, Update on Phase II drill program, ‘Slisco Bench’ showing drill hole plans, sample weights and results, and other miscellaneous data sheets dated September 13, 1995, 22 pages.

House, G.D., 1995c, Original field drill logs for 64 Reverse Circulation drill holes completed on the Slisco Bench during the 1995 season, Nolan Properties, Alaska: Confidential Filed Logs completed for Tri-Con Mining Company Inc., for Silverado Gold Mines Ltd., 68 pages; includes supplemental summary of drill hole data.

Ineson, P.R., 1989, Introduction to Practical Microscopy: Longman Scientific Technical, John Wiley and Sons New York, 181 pages

Joesting, H.R., 1942, Strategic Minerals in Interior Alaska: Alaska Territorial Department of Mines pamphlet #2, 46 pages.

Killeen, P.L., 1942, Antimony deposits near Wiseman, Alaska: U.S. Geological Survey War Pamphlet, 3 pages.

Knight, J.L., and McTaggart, K.C., 1989, Lode and Placer gold of the Coquihalla and Wells areas, Cariboo district, British Columbia, Canada: Exploration in British Columbia-1989: British Columbia geological Survey p. 105-117.

Kurtak, J.M., Klieforth, R.F., Clark, J.M., and Maclean, E.A., 2002a, Mineral investigations in the Koyukuk mining district, northern Alaska: Volume I—Introductory Text and Summary of mines, prospects, and mineral occurrences in the Bettles, Chandalar, Chandalar Lake, and Hughes quadrangles, Alaska: U.S. Department of Interior, Bureau of Land Management BLM-Alaska Technical Report 50, 361pages

Kurtak, J.M., Klieforth, R.F., Clark, J.M., and Maclean, E.A., 2002b, Mineral investigations in the Koyukuk mining district, northern Alaska: Volume II—Introductory Text and Summary of mines, prospects, and mineral occurrences in the Melozitna, Survey Pass, Tanana, and Wiseman quadrangles, Alaska: U.S. Department of Interior, Bureau of Land Management BLM-Alaska Technical Report 50, 450 pages

Laznicka, Peter, 1985, Empirical Metallogeny—Depositional Environments, Lithologic Associations, and Metallic Ores: Elsevier Publishers, Amsterdam, p. 1,350 pages.

Maddren, A.G., 1910, The Koyukuk-Chandalar region,: U.S. Geological Survey Bulletin 442-G, pages 284-315.

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Moiser, E.L., and Lewis, J.S., 1986, Analytical results, geochemical signatures, and sample locality map of lode gold, placer gold, and heavy mineral concentrates from the Koyukuk-Chandalar mining district, Alaska: U.S. Geological Survey Open File Report 86-345, 173 pages.

Moore, T.E., Wallace, W.K., Bird, K.J., Karl, S.M., Mull, C.G., and Dillon, J.T., 1994, Geology of northern Alaska, in, Plafker, George, and Berg, H.C., eds., The Geology of Alaska: Boulder, Colorado, Geological Society of America, the Geology of North America, Volume G-1, p. 49-140.

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Murton, J.W., 2004, Technical report on the Alaska Properties 1) Ester Dome property; 2) Eagle Creek property; and 3) Nolan area properties: Unpublished J.W. Murton and Associates Report fro Silverado Gold Mines, Ltd, 54 pages.

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# 23 Certificates

THOMAS K. BUNDTZEN
*Pacific Rim Geological Consulting Inc.*
P.O. Box 81906, Fairbanks, Alaska 99708
Phone: 907-458-8951 Fax: 907-458-8511 Email: Bundtzen@mosquitonet.com

**I, THOMAS K. BUNDTZEN, A PROFESSIONAL GEOLOGIST, HEREBY CERTIFY:**

1) I am currently a consulting economic geologist employed by and President of Pacific Rim Geological Consulting Inc., P.O. Box 81906, Fairbanks, Alaska 99708, USA, which is an Alaskan 'S' corporation;
2) I am the author of the Technical Report title: "Estimation of Lode and Placer Mineral Resources, Nolan Creek Area, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska", dated July 29, 2008 prepared for Silverado Gold Mines Ltd.;
3) I am a graduate of the University of Alaska-Fairbanks, with a B.S. degree in Geology (School of Mineral Industry, 1973). I am also a graduate of the University of Alaska Fairbanks, with a M.S. in economic geology. I am Certified Professional Geologist CPG-10912 with the American Institute of Professional Geologist (AIPG). I am currently a member of the Society of Economic Geology (since 1980 and 1998), the Geological Society of America (since 1974), the American Association for the Advancement of Science (since 1982), the Alaska Miners Association (since 1995), the Prospectors and Developers Association of Canada or PDAC (since 1999), and Secretary of the Alaska Mining Hall of Fame Foundation (since 1997). From November 2003 to November 2005, I served as Statewide President of the Alaska Miners Association. Since receiving my Bachelors Degree, I have practiced the field of economic geology for 34 years in Alaska, the Russian Far East, Europe, and New Zealand. I have published reports and geological maps with the State of Alaska, Division of Geological and Geophysical Surveys, the U.S. Geological Survey, and the Journal of Economic Geology, the Journal of Geology;
4) I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education and affiliation with professional organizations, and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101, and am also qualified to complete this report under rules stated by the United States Securities and Exchange Commission;
5) I made a current visit to the Nolan Creek property from June 13-14, 2008.
6) I am responsible for the preparation of all sections of the Technical Report;
7) I am independent of Silverado Gold Mines Ltd. as defined in section 1.4 of NI 43-101;
8) I visited the property in 1994 as a government geologist; in 1999 as a guest while conducting exploration on adjacent lands for another firm, and from 2004 -2008 as a qualified person (QP) describing Silverado and contractor activities on their mining claims.
9) I have read NI 43-101 and the Technical Report has been prepared in compliance with that instrument and form; and
10) As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

**SIGNED AND DATED in Fairbanks, Alaska, July 29, 2008.**

Thomas K. Bundtzen 07/29/08

Thomas K. Bundtzen, P.Geo., BS, MS, CPG-10912, ABSLN 027963

AMERICAN INSTITUTE OF PROFESSIONAL GEOLOGISTS
CERTIFICATE NUMBER 10912
AIPG
THOMAS K. BUNDTZEN
CERTIFIED PROFESSIONAL GEOLOGIST

APPENDIX I Listing of Federal Lode and Placer Claims held by Silverado in Nolan Creek valley and Hammond River areas, Koyukuk District, Northern Alaska

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
62017	No. 7 Below Discovery	SW	33	31N	12W	Fairbanks
62018	No. 1 Fay Creek	NE	27	31N	12W	Fairbanks
62019	No. 2 Fay Creek	NE	27	31N	12W	Fairbanks
62021	No. 3 Fay Creek	NW	26	31N	12W	Fairbanks
62022	Discovery Nolan Creek	NW	27	31N	12W	Fairbanks
62024	No. 1 Below Discovery	NW	27	31N	12W	Fairbanks
62025	No. 2 Below Discovery	NW	27	31N	12W	Fairbanks
62026	No. 4 Below Discovery	SE	28	31N	12W	Fairbanks
62027	Workman Bench Extensic	NW	33	31N	12W	Fairbanks
62028	No. 1 & 2 Archibald Assoc	SW	27	31N	12W	Fairbanks
62029	No. 3 Archibald Assoc.	SE	27	31N	12W	Fairbanks
65971	P & L Claim #7	SW,SE,NE	22	31N	12W	Fairbanks
67661	No. 4 Fay Creek	NW	26	31N	12W	Fairbanks
67664	No. 1 Nutmeg	NW	33	31N	12W	Fairbanks
73143	Nolan 1	SW,SE	23	31N	12W	Fairbanks
73144	Nolan 2	SW	23	31N	12W	Fairbanks
73145	Nolan 3	SW	23	31N	12W	Fairbanks
73146	Nolan 4	SW,NW	23	31N	12W	Fairbanks
73147	Nolan 5	SW,SE	23,24	31N	12W	Fairbanks
73148	Nolan 6	SW,SE	23,24	31N	12W	Fairbanks
73149	Nolan 7	SW,NW	23,26	31N	12W	Fairbanks
73150	Nolan 8	SW,NW	23,26	31N	12W	Fairbanks
73151	Nolan 9	NW,NE	26,27	31N	12W	Fairbanks
73152	Nolan 10	NW,NE	26,27	31N	12W	Fairbanks
73153	Nolan 11	NE,SE	22,27	31N	12W	Fairbanks
73154	Nolan 12	NE,SE	22,27	31N	12W	Fairbanks
73157	Nolan 15	NE	27	31N	12W	Fairbanks
73158	Nolan 16	NE	27	31N	12W	Fairbanks
73159	Nolan 17	SE	27	31N	12W	Fairbanks
73160	Nolan 18	SW,SE	27	31N	12W	Fairbanks
73165	Nolan 23	SW	27	31N	12W	Fairbanks
73166	Nolan 24	SW	27	31N	12W	Fairbanks
73343	Nolan 25	SE,NE	23	31N	12W	Fairbanks
73344	Nolan 26	NE,SE	23	31N	12W	Fairbanks
73345	Nolan 27	NW,NE	23	31N	12W	Fairbanks
73346	Nolan 28	NW	23	31N	12W	Fairbanks
73351	Nolan 33	NE,SE	23,18	31N	12W	Fairbanks
73352	Nolan 34	NE	23	31N	12W	Fairbanks
73353	Nolan 35	NE	23	31N	12W	Fairbanks
80885	Dusty Ray #1	NW,NE	15	31N	12W	Fairbanks
80886	Dusty Ray Bench #2	SW,SE,NE	22	31N	12W	Fairbanks
80887	Dusty Ray Bench #3	SE	22	31N	12W	Fairbanks
81402	Dusty Ray	NE	22	31N	12W	Fairbanks
81403	Dusty Ray #0	SE,NE	15	31N	12W	Fairbanks
81499	P & G 3	NW,NE	34	31N	12W	Fairbanks
81500	P & G 4	NE,NW	35,35	31N	12W	Fairbanks
81501	P & G 5	NW,NE	35	31N	12W	Fairbanks
81502	P & G 6	NW,NE	34	31N	12W	Fairbanks
81503	P & G 7	NE,NW	34,35	31N	12W	Fairbanks
81504	P & G 8	NW,NE	35	31N	12W	Fairbanks
82122	Dusty Ray Bench #4	SE	22	31N	12W	Fairbanks
82123	Dusty Ray Bench #5	SE	22	31N	12W	Fairbanks
84414	Left Bench Limit 7	SE,NE	34	31N	12W	Fairbanks
84415	Left Bench Limit 6	NE	34	31N	12W	Fairbanks
84416	Left Bench Limit 5	NE	34	31N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

**2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims**
**Nolan Gold Project**

**Attachment No. 1**

| BLM FF# | Claim Name | Quarter Section | Section | Township | Range | Meridian |
|---|---|---|---|---|---|---|
| 84417 | Left Bench Limit 4 | NW | 34 | 31N | 12W | Fairbanks |
| 84418 | Left Bench Limit 3 | NW | 34 | 31N | 12W | Fairbanks |
| 90800 | Archibald No. 4 | SW | 27 | 31N | 12W | Fairbanks |
| 90801 | Vermont 1 | SW | 14,23 | 31N | 12W | Fairbanks |
| 90802 | Vermont 2 | SW | 14,23 | 31N | 12W | Fairbanks |
| 90803 | Bench 9 | NE | 33 | 31N | 12W | Fairbanks |
| 90804 | Bench 10 | SE,SW,NE | 28,33 | 31N | 12W | Fairbanks |
| 90805 | Bench 11 | SW,NW,NE | 28,33 | 31N | 12W | Fairbanks |
| 90806 | Bench 12 | SW,SE | 23 | 31N | 12W | Fairbanks |
| 90807 | Bench 13 | NW,SW,SE,NE | 23 | 31N | 12W | Fairbanks |
| 90808 | Bench 14 | NW,NE,SE | 23 | 31N | 12W | Fairbanks |
| 90809 | Bench 15 | NW,NE,SE | 23 | 31N | 12W | Fairbanks |
| 90810 | Bench 16 | NW | 23 | 31N | 12W | Fairbanks |
| 90811 | Bench 17 | NW | 23 | 31N | 12W | Fairbanks |
| 90812 | Bench 18 | NW | 23 | 31N | 12W | Fairbanks |
| 90813 | Bench 19 | NW,SW | 23 | 31N | 12W | Fairbanks |
| 90814 | Bench 20 | SE,SW | 22,23 | 31N | 12W | Fairbanks |
| 90815 | Bench 21 | SE,SW | 22,23 | 31N | 12W | Fairbanks |
| 90816 | Bench 22 | SE | 22 | 31N | 12W | Fairbanks |
| 90817 | Bench 23 | SE | 22 | 31N | 12W | Fairbanks |
| 90818 | Bench 24 | SE | 22 | 31N | 12W | Fairbanks |
| 90819 | Bench 25 | SW,SE,NE | 22,27 | 31N | 12W | Fairbanks |
| 90820 | Bench 26 | SW,NE,NW | 27,33,34 | 31N | 12W | Fairbanks |
| 90821 | Bench 27 | SW | 27 | 31N | 12W | Fairbanks |
| 90822 | Bench 28 | SW,SE | 27 | 31N | 12W | Fairbanks |
| 90823 | Bench 29 | SW,SE | 27 | 31N | 12W | Fairbanks |
| 90824 | Bench 30 | SE | 27 | 31N | 12W | Fairbanks |
| 90825 | Bench 31 | SE,NE,NW | 27,34 | 31N | 12W | Fairbanks |
| 90826 | Bench 32 | SE,SW,NW | 27,34 | 31N | 12W | Fairbanks |
| 90827 | Bench 33 | SW,NW | 27,34 | 31N | 12W | Fairbanks |
| 90828 | Bench 34 | SW,NW | 27,34 | 31N | 12W | Fairbanks |
| 90829 | Bench 35 | SW | 27 | 31N | 12W | Fairbanks |
| 90830 | Bench 36 | NW | 27 | 31N | 12W | Fairbanks |
| 90831 | Bench 37 | NW | 27 | 31N | 12W | Fairbanks |
| 90832 | Bench 38 | SE,NE | 22,27 | 31N | 12W | Fairbanks |
| 90833 | Bench 39 | SE,SW | 22,23 | 31N | 12W | Fairbanks |
| 90834 | Bench 40 | SW | 23 | 31N | 12W | Fairbanks |
| 90835 | Bench 41 | SE,NE | 27,34 | 31N | 12W | Fairbanks |
| 90836 | Bench 42 | SE | 27 | 31N | 12W | Fairbanks |
| 90837 | Bench 43 | NE,SE | 27 | 31N | 12W | Fairbanks |
| 90838 | Bench 44 | NE,SE | 27 | 31N | 12W | Fairbanks |
| 90839 | Bench 45 | NW,SW,SE,NE | 26,27 | 31N | 12W | Fairbanks |
| 90840 | Bench 46 | NW,SW | 26 | 31N | 12W | Fairbanks |
| 90841 | Bench 47 | NW,NE | 26,27 | 31N | 12W | Fairbanks |
| 90842 | Bench 48 | NW,NE | 26,27 | 31N | 12W | Fairbanks |
| 90843 | Bench 49 | NW,SW | 27 | 31N | 12W | Fairbanks |
| 90844 | Bench 50 | NE,NW | 33,34 | 31N | 12W | Fairbanks |
| 90845 | Bench 51 | NE,SE | 33 | 31N | 12W | Fairbanks |
| 90846 | Bench 52 | SE | 33 | 31N | 12W | Fairbanks |
| 90847 | Bench 53 | NE,SE,SW,NW | 33,34 | 31N | 12W | Fairbanks |
| 90848 | Bench 54 | SE | 33 | 31N | 12W | Fairbanks |
| 90849 | Bench 55 | SW,NW | 34 | 31N | 12W | Fairbanks |
| 90850 | Bench 56 | SE,SW | 33,34 | 31N | 12W | Fairbanks |
| 90851 | Bench 57 | SW | 34 | 31N | 12W | Fairbanks |
| 90852 | Bench 58 | SW | 34 | 31N | 12W | Fairbanks |

BLMPR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
90853	Bench 59	NE	33	31N	12W	Fairbanks
90854	Bench 60	NE	33	31N	12W	Fairbanks
90855	Bench 61	NE,SE	33	31N	12W	Fairbanks
90856	Bench 62	SE	33	31N	12W	Fairbanks
90857	Bench 63	NW,SW,SE,NE	33	31N	12W	Fairbanks
90858	Bench 64	SW,SE	33	31N	12W	Fairbanks
90888	Nolan 100	NW	34	31N	12W	Fairbanks
90899	Nolan 111	SE,NE,NW	33,34	31N	12W	Fairbanks
90939	Nolan 151	NE,SE	33	31N	12W	Fairbanks
90940	Nolan 152	NE,SE	33	31N	12W	Fairbanks
91165	Dol-1 Fraction	NE	33	31N	12W	Fairbanks
91166	Dol-2 Fraction	NE	33	31N	12W	Fairbanks
91167	No. 8 Below Discovery	SW	33	31N	12W	Fairbanks
91168	Bench 65	NW	33	31N	12W	Fairbanks
91169	Bench 66	SE	28	31N	12W	Fairbanks
91170	Bench 67	SW	33	31N	12W	Fairbanks
91171	Bench 68	SW,SE	33,32	31N	12W	Fairbanks
91172	Bench 69	SW	33	31N	12W	Fairbanks
91173	Bench 70	SE,SW	33	31N	12W	Fairbanks
91174	Bench 71	SE	33	31N	12W	Fairbanks
91175	Bench 72	SE,NE	33,4	31N;30N	12W	Fairbanks
91176	Bench 73	SE,NE	33;4	31N;30N	12W	Fairbanks
91177	Bench 74	SE,SW,NE	33,34;4	31N;30N	12W	Fairbanks
91178	Bench 75	SW,NW,NE	34;3,4	31;30	12W	Fairbanks
91179	Bench 76	NW,SW	33	31N	12W	Fairbanks
91180	Bench 77	NW,SW	33	31N	12W	Fairbanks
91181	Wise 1	SW,SE	33,32	31N	12W	Fairbanks
91182	Wise 2	SW	33	31N	12W	Fairbanks
91183	Wise 3	SE,SW,NE,NW	33;4	31N;30N	12W	Fairbanks
91184	Wise 4	NE	4	30N	12W	Fairbanks
91185	Wise 5	NW,NE	34	30N	12W	Fairbanks
91186	Wise 6	SE,SW,NW	32,33;4	31N;30N	12W	Fairbanks
91187	Wise 7	SW,NW	33;4	31N;30N	12W	Fairbanks
91188	Wise 8	NW,NE	4	30N	12W	Fairbanks
91189	Wise 9	NE	4	30N	12W	Fairbanks
91190	Wise 10	NE	4	30N	12W	Fairbanks
91194	Nolan 176	SE,NE,NW	27,33,34	31N	12W	Fairbanks
91197	Nolan 179	NE,NW	33,34	31N	12W	Fairbanks
91226	Kancol (Eureka) Bench	SE	28	31N	12W	Fairbanks
92458	Swift #1	SW,NW	25	31N	12W	Fairbanks
92459	Swift #2	SW,NW	25	31N	12W	Fairbanks
92460	Swift #3	SW	25	31N	12W	Fairbanks
92461	Swift #4	SW	25	31N	12W	Fairbanks
92531	Swift #1-A	SW	25	31N	12W	Fairbanks
92532	Swift #2-A	SW	25	31N	12W	Fairbanks
92533	Swift #3-A	SW,SE,NE,NW	25,26,35,36	31N	12W	Fairbanks
92534	Swift #4-A	SW,NE,NW	25,35,36	31N	12W	Fairbanks
92686	Acme 1	SE,NE	28	31N	12W	Fairbanks
92687	Acme 2	NE	28	31N	12W	Fairbanks
92688	Acme 3	SE,NE	28	31N	12W	Fairbanks
94006	SSH1	NE1/4	27	31N	12W	Fairbanks
94007	SSH2	NW1/4, NE1/4, SW1/4, SE1/4	27	31N	12W	Fairbanks
94008	SSH3	SW1/4	27	31N	12W	Fairbanks
94009	SSH4	SW1/4	27	31N	12W	Fairbanks
94010	SSH5	27-SW1/4, 28-SE1/4	27,28	31N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94011	SSH6	SW1/4	27	31N	12W	Fairbanks
94012	SSH7	NE1/4	33	31N	12W	Fairbanks
94013	SSH8	28-SE1/4, 33-NE1/4	28,33	31N	12W	Fairbanks
94014	SSH9	NE1/4	33	31N	12W	Fairbanks
94015	SSH10	NW1/4, NE1/4, SW1/4, SE1/4	33	31N	12W	Fairbanks
94016	SSH11	SW1/4, SE1/4, NE1/4	33	31N	12W	Fairbanks
94017	SSH12	SE1/4	33	31N	12W	Fairbanks
94018	SSH13	SE1/4	33	31N	12W	Fairbanks
94019	SSH14	33-NE1/4, SE1/4, 34-NW1/4	33,34	31N	12W	Fairbanks
94020	SSH15	33-SE1/4, 34-NW1/4, SW1/4	33,34	31N	12W	Fairbanks
94021	SSH16	NW1/4, SW1/4	34	31N	12W	Fairbanks
94022	SSH17	NW1/4, SW1/5	34	31N	12W	Fairbanks
94023	SSH18	NW1/4, SW1/6	34	31N	12W	Fairbanks
94024	SSH19	NW1/4	31	31N	12W	Fairbanks
94025	SSH20	NW1/4	34	31N	12W	Fairbanks
94026	SSH21	NW1/4, NE1/4	34	31N	12W	Fairbanks
94027	SSH22	NW1/4, NE1/5	34	31N	12W	Fairbanks
94028	SSH23	NE1/4	34	31N	12W	Fairbanks
94029	SSH24	NE1/4	34	31N	12W	Fairbanks
94030	SSH25	27-SW1/4,34-NW1/4	27,34	31N	12W	Fairbanks
94031	SSH26	27-SE1/4, 34-NE1/4	27,34	31N	12W	Fairbanks
94032	SSH27	27-SE1/4, SW1/4, 34-NW1/4, NE1/4	27,34	31N	12W	Fairbanks
94033	SSH28	SE1/4	27	31N	12W	Fairbanks
94034	SSH29	SE1/4	27	31N	12W	Fairbanks
94035	SSH30	26-SW1/4, 27-SE1/4	26,27	31N	12W	Fairbanks
94036	SSH31	SW1/4	26	31N	12W	Fairbanks
94037	SSH32	26-SW1/4, 27-SE1/4	26,27	31N	12W	Fairbanks
94038	SSH33	NW1/4, SW1/4	26	31N	12W	Fairbanks
94039	SSH34	NW1/4	26	31N	12W	Fairbanks
94040	SSH35	NW1/4, SW1/4	26	31N	12W	Fairbanks
94041	SSH36	NW1/4, SW1/4	26	31N	12W	Fairbanks
94246	B. 26 Fraction	SW1/4, SW1/4	27	31N	12W	Fairbanks
94278	Quick Kick II	NE,SE	26,23	31N	12W	Fairbanks
94279	Blitz II	NE,NW	26	31N	12W	Fairbanks
94280	Flag II	NW,NE	26	31N	12W	Fairbanks
94281	Screen II	NW,NE	26	31N	12W	Fairbanks
94282	Option II	NW,NE	26	31N	12W	Fairbanks
94283	Safety II	NW,SW	26	31N	12W	Fairbanks
94284	Touchdown II	SE,SW	23	31N	12W	Fairbanks
94285	Punt II	SE,SW,NE,NW	23,26	31N	12W	Fairbanks
94286	Sideline II	SW,NW	23,26	31N	12W	Fairbanks
94287	Post II	SW,NW	23,26	31N	12W	Fairbanks
94288	Sweep II	NW	26	31N	12W	Fairbanks
94289	Field Goal II	NW,NE	26,27	31N	12W	Fairbanks
94686	Topnotch Bench	NW, SE,SW,NW	33,28,27,34	31N	12W	Fairbanks
94687	Surething Bench	SW,NW,NW	27,33,34	31N	12W	Fairbanks
94688	Never Sweat Bench	NE,NW	33,34	31N	12W	Fairbanks
94689	Daisy Bench	NW	34	31N	12W	Fairbanks
94690	Callion Fraction	NW	34	31N	12W	Fairbanks
94691	D & C Fraction	NW	34	31N	12W	Fairbanks
94692	Smith Creek No 1	NE,NW	33,34	31N	12W	Fairbanks
94693	Nolan 37	NE,SE,NW,SW	23,23,24,24	31N	12W	Fairbanks
94694	Nolan 38	NW,SW,SE	24,24,23	31N	12W	Fairbanks
94695	Nolan 39	SE	24	31N	12W	Fairbanks
94696	Nolan 40	SE	23	31N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94697	Nolan 41	SE,SW,NW	23,23,26	31N	12W	Fairbanks
94698	Nolan 42	SE,NE,NW	23,26,26	31N	12W	Fairbanks
94699	Nolan 43	SW,NW	23,26	31N	12W	Fairbanks
94700	Nolan 44	SW,NW	23,26	31N	12W	Fairbanks
94701	Nolan 70	SE,SW,NW	26,26,26	31N	12W	Fairbanks
94702	Nolan 71	SE,NW	26,36	31N	12W	Fairbanks
94703	Nolan 72	SE,SW	26,26	31N	12W	Fairbanks
94704	Nolan 73	SE,NE	26,35	31N	12W	Fairbanks
94705	Nolan 74	NE,SE	35,26	31N	12W	Fairbanks
94706	Nolan 75	NE,SE	35,26	31N	12W	Fairbanks
94707	Nolan 76	NE	35	31N	12W	Fairbanks
94708	Nolan 77	NE,NW	35,35	31N	12W	Fairbanks
94709	Nolan 78	NW,NE	35,35	31N	12W	Fairbanks
94710	Nolan 79	NW,SW	35,26	31N	12W	Fairbanks
94711	Nolan 80	SW,NW	26,35	31N	12W	Fairbanks
94712	Nolan 81	SW	26	31N	12W	Fairbanks
94713	Nolan 82	SW,SE	26,27	31N	12W	Fairbanks
94714	Nolan 85	SW,NE,SE	26,34,27	31N	12W	Fairbanks
94715	Nolan 86	NE,NW,SW,SE	34,35,26,27	31N	12W	Fairbanks
94716	Nolan 87	NW,NE,SW	35,34,26	31N	12W	Fairbanks
94717	Nolan 88	NW	35	31N	12W	Fairbanks
94718	Nolan 89	NW	35	31N	12W	Fairbanks
94719	Nolan 90	NW	35	31N	12W	Fairbanks
94720	Nolan 91	SW,NW,NE	35,35,35	31N	12W	Fairbanks
94721	Nolan 92	SW	35	31N	12W	Fairbanks
94722	Nolan 93	SW,NW	35,35	31N	12W	Fairbanks
94723	Nolan 94	SW,NW,SE	35,35,34	31N	12W	Fairbanks
94724	Nolan 95	SE,SW,NW,NE	34,35,35,34	31N	12W	Fairbanks
94725	Nolan 96	NE,NW	34,35	31N	12W	Fairbanks
94726	Nolan 97	NE	34	31N	12W	Fairbanks
94727	Nolan 105	NE,SE,SW	34,34,34	31N	12W	Fairbanks
94728	Nolan 106	SE,NE	34,34	31N	12W	Fairbanks
94729	Nolan 107	SE,NE	34,34	31N	12W	Fairbanks
94730	Nolan 108	SE	34	31N	12W	Fairbanks
94731	Nolan 109	SW,SE	35,34	31N	12W	Fairbanks
94732	Nolan 110	SW,SE	35,34	31N	12W	Fairbanks
94733	Nolan 116	SW,SE	34,34	31N	12W	Fairbanks
94734	Nolan 117	SW,SE	34,34	31N	12W	Fairbanks
94735	Nolan 118	SW,SE	34,34	31N	12W	Fairbanks
94736	Nolan 119	NE,SE	3,34	30N,31N	12W	Fairbanks
94737	Nolan 120	NE,SE	3,34	30N,31N	12W	Fairbanks
94738	Nolan 121	NE,SE	3,34	30N,31N	12W	Fairbanks
94739	Nolan 124	SW	35	31N	12W	Fairbanks
94740	Nolan 125	SE,NE,SW,NW	35,35,35,35	31N	12W	Fairbanks
94741	Nolan 126	NE	35	31N	12W	Fairbanks
94742	Nolan 129	SE,NE	35,35	31N	12W	Fairbanks
94743	Nolan 130	SE,NE,SW	35,35,36	31N	12W	Fairbanks
94744	Nolan 131	SE,SW	35,35	31N	12W	Fairbanks
94745	Nolan 135	SE,SW/NW	35,35/2	31N,30N	12W	Fairbanks
94746	Nolan 136	SE	35	31N	12W	Fairbanks
94747	Nolan 137	NW,NE,SE	36,35,35	31N	12W	Fairbanks
94748	Nolan 140	SW,NW,SE,NE	36,36,35,35	31N	12W	Fairbanks
94749	Nolan 141	SE	35	31N	12W	Fairbanks
94750	Nolan 142	SE,SW/NE,NW	35,35/2,2	31N,30N	12W	Fairbanks
94751	Nolan 145	SE/NW,NE	35,2,2	31N,30N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

**2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims**
**Nolan Gold Project**

**Attachment No. 1**

| BLM FF# | Claim Name | Quarter Section | Section | Township | Range | Meridian |
|---|---|---|---|---|---|---|
| 94752 | Nolan 146 | SE | 36 | 31N | 12W | Fairbanks |
| 94753 | Nolan 147 | SW,SE | 36,35 | 31N | 12W | Fairbanks |
| 94754 | Nolan 155 | SE,SW | 33,34 | 31N | 12W | Fairbanks |
| 94755 | Nolan 156 | SW,SE | 34,33 | 31N | 12W | Fairbanks |
| 94756 | Nolan 157 | SW | 34 | 31N | 12W | Fairbanks |
| 94757 | Nolan 158 | SW,NW | 34,3 | 31N,30N | 12W | Fairbanks |
| 94758 | Nolan 159 | NE,SE,NW,SW | 26,26,26,26 | 31N | 12W | Fairbanks |
| 94759 | Nolan 160 | SW,SE | 25,26 | 31N | 12W | Fairbanks |
| 94760 | Nolan 161 | SW,SE | 25,26 | 31N | 12W | Fairbanks |
| 94761 | Nolan 162 | SW,SE | 25,26 | 31N | 12W | Fairbanks |
| 94762 | Nolan 168 | SE,NE | 23,26 | 31N | 12W | Fairbanks |
| 94763 | Nolan 169 | NE,NW | 26,23 | 31N | 12W | Fairbanks |
| 94764 | Nolan 170 | NE | 26 | 31N | 12W | Fairbanks |
| 94765 | Nolan 171 | NW,NE | 25,26 | 31N | 12W | Fairbanks |
| 94766 | Nolan 172 | SE,SW | 23,24 | 31N | 12W | Fairbanks |
| 94767 | Nolan 173 | SE,NE | 26,26 | 31N | 12W | Fairbanks |
| 94768 | Nolan 174 | SE,SW | 26,25 | 31N | 12W | Fairbanks |
| 94769 | Nolan 175 | NE,NW,SW | 26,25,26 | 31N | 12W | Fairbanks |
| 94770 | Nolan 176 | NW,SW,NE,SE | 25,25,26,26 | 31N | 12W | Fairbanks |
| 94771 | Nolan 177 | SW,NW | 25,25 | 31N | 12W | Fairbanks |
| 94772 | Nolan 178 | SW,NW | 25,25 | 31N | 12W | Fairbanks |
| 94773 | Nolan 184 | SE,SW,NE | 23,24,26 | 31N | 12W | Fairbanks |
| 94774 | Nolan 185 | SW,NW,NE,SE | 24,25,26,23 | 31N | 12W | Fairbanks |
| 94775 | Nolan 186 | NW,NE,SW | 25,26,24 | 31N | 12W | Fairbanks |
| 94776 | Nolan 187 | NW | 25 | 31N | 12W | Fairbanks |
| 94777 | Nolan 188 | NW | 25 | 31N | 12W | Fairbanks |
| 94778 | Nolan 189 | NW | 25 | 31N | 12W | Fairbanks |
| 94779 | Nolan 190 | NW,NE,SW | 25,25,25 | 31N | 12W | Fairbanks |
| 94780 | Nolan 196 | SW,SE | 24,23 | 31N | 12W | Fairbanks |
| 94781 | Nolan 197 | SW | 24 | 31N | 12W | Fairbanks |
| 94782 | Nolan 198 | SW | 24 | 31N | 12W | Fairbanks |
| 94783 | Nolan 199 | SW,NW | 24,25 | 31N | 12W | Fairbanks |
| 94784 | Nolan 200 | NW,SW,SE | 25,24,24 | 31N | 12W | Fairbanks |
| 94785 | Nolan 201 | NE,NW,SE,SW | 25,25,24,24 | 31N | 12W | Fairbanks |
| 94786 | Nolan 202 | NE,NW | 25,25 | 31N | 12W | Fairbanks |
| 94787 | Nolan 203 | NE | 25 | 31N | 12W | Fairbanks |
| 94788 | Nolan 209 | SW,NW | 24,24 | 31N | 12W | Fairbanks |
| 94789 | Nolan 210 | SE,SW,NW | 24,24,24 | 31N | 12W | Fairbanks |
| 94790 | Nolan 211 | SE,SW | 24,24 | 31N | 12W | Fairbanks |
| 94791 | Nolan 212 | SE,SW | 24,24 | 31N | 12W | Fairbanks |
| 94792 | Nolan 213 | SE | 24 | 31N | 12W | Fairbanks |
| 94793 | Nolan 214 | SE,NE | 24,25 | 31N | 12W | Fairbanks |
| 94794 | Nolan 215 | SE,NE | 24,25 | 31N | 12W | Fairbanks |
| 94795 | Nolan 221 | NE,NW | 24,24 | 31N | 12W | Fairbanks |
| 94796 | Nolan 222 | NE,SE | 24,24 | 31N | 12W | Fairbanks |
| 94797 | Nolan 223 | SE,NE | 24,24 | 31N | 12W | Fairbanks |
| 94798 | Nolan 250 | NW,SW | 3,34 | 30N,31N | 12W | Fairbanks |
| 94799 | Nolan 251 | NW,NE,SE,SW | 3,3/34,34 | 30N,31N | 12W | Fairbanks |
| 94800 | Nolan 252 | NE,NW | 3,3 | 30N | 12W | Fairbanks |
| 94801 | Nolan 253 | NE,NW | 3,3 | 30N | 12W | Fairbanks |
| 94802 | Nolan 254 | NE,SE | 2,35 | 30N,31N | 12W | Fairbanks |
| 94803 | Nolan 255 | NE,SE,SW | 2/35,36 | 30N,31N | 12W | Fairbanks |
| 94804 | Nolan 256 | SE,SW | 35,36 | 31N | 12W | Fairbanks |
| 94805 | SSH 37 | SW,NW | 26,26 | 31N | 12W | Fairbanks |
| 94806 | SSH 38 | NE,NW | 26,26 | 31N | 12W | Fairbanks |

BLMPR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94807	SSH 39	NE,NW	26,26	31N	12W	Fairbanks
– 94816	Nolan 36	NE,SW	23	31N	12W	Fairbanks
– 94834	Nolan 122	NE,NW	3,2	30N	12W	Fairbanks
94835	Nolan 123	SW,NW	35,2	31N,30N	12W	Fairbanks
94836	Nolan 127	NW,NE	36,35	31N	12W	Fairbanks
94837	Nolan 128	NW,NE	36,35	31N	12W	Fairbanks
94838	Nolan 132	SW,NW	35,2	31N,30N	12W	Fairbanks
94839	Nolan 133	SW,NE	2,3	30N	12W	Fairbanks
94840	Nolan 134	NW,SW	2,35	30N,31N	12W	Fairbanks
94841	Nolan 138	NW,NE	36,35	31N	12W	Fairbanks
94842	Nolan 139	NW	36	31N	12W	Fairbanks
94843	Nolan 143	NW	2	30N	12W	Fairbanks
94844	Nolan 144	NE,NW	2,2	30N	12W	Fairbanks
94845	Nolan 148	NW,SW	36,36	31N	12W	Fairbanks
94846	Nolan 163	SW,NW	25,36	31N	12W	Fairbanks
94847	Nolan 164	SW,NW	25,36	31N	12W	Fairbanks
94848	Nolan 165	NW,SW	36,25	31N	12W	Fairbanks
94849	Nolan 166	NW,NE	36,36	31N	12W	Fairbanks
94850	Nolan 167	NW,NE	36,36	31N	12W	Fairbanks
94851	Nolan 179	SW	25	31N	12W	Fairbanks
94852	Nolan 180	SW	25	31N	12W	Fairbanks
94853	Nolan 181	SE,SW,NW	25,25,36	31N	12W	Fairbanks
94854	Nolan 182	SE,NE,NW	25,36,36	31N	12W	Fairbanks
94855	Nolan 183	SE,NE	25,36	31N	12W	Fairbanks
94856	Nolan 191	NE,SE,SW	25,25,25	31N	12W	Fairbanks
94857	Nolan 192	NE,SE,SW	25,25,25	31N	12W	Fairbanks
94858	Nolan 193	SE	25	31N	12W	Fairbanks
94859	Nolan 194	SE	25	31N	12W	Fairbanks
94860	Nolan 195	SE	25	31N	12W	Fairbanks
94861	Nolan 204	NE	25	31N	12W	Fairbanks
94862	Nolan 205	NE	25	31N	12W	Fairbanks
94863	Nolan 206	NE,SE,NW,SW	25,25,30,30	31N	12W,12W,11W,11W	Fairbanks
94864	Nolan 207	SE,NW,SW	25,30,30	31N	12W,11W,11W	Fairbanks
94865	Nolan 208	SW,SE	30,25	31N	11W,12W	Fairbanks
94866	Nolan 257	SE	33	31N	12W	Fairbanks
94867	Nolan 258	SE,NE	33,4	31N,30N	12W	Fairbanks
94868	Nolan 259	SE,NE	33,4	31N,30N	12W	Fairbanks
94869	Nolan 260	SE,SW,NE,NW	33,34,4,3	31N,31N,30N,30N	12W	Fairbanks
94870	Nolan 261	NW,NE	3,4	30N	12W	Fairbanks
94871	Nolan 262	NW,NE	3,4	30N	12W	Fairbanks
94872	Nolan 263	NW	3	30N	12W	Fairbanks
94873	Nolan 264	NW,SW	3,3	30N	12W	Fairbanks
94874	Nolan 265	NE,NW,SW	3,3,3	30N	12W	Fairbanks
94875	Nolan 266	NE	3	30N	12W	Fairbanks
94876	Nolan 267	NE,SE	3,3	30N	12W	Fairbanks
94877	Nolan 268	NE,SE	3,3	30N	12W	Fairbanks
94878	Nolan 269	SE,NE,SW,NW	3,3,2,2,	30N	12W	Fairbanks
94879	Nolan 270	SE,SW	3,2	30N	12W	Fairbanks
94880	Nolan 271	SW,SE	2,3	30N	12W	Fairbanks
94881	Nolan 272	SW	2	30N	12W	Fairbanks
94882	Nolan 273	SW,NW	2,11	30N	12W	Fairbanks
94883	Nolan 274	SW,NW	2,11	30N	12W	Fairbanks
94884	Nolan 275	NE,SW,NE,NW	2,2,11,11	30N	12W	Fairbanks
94885	Nolan 276	SE	2	30N	12W	Fairbanks
94886	Nolan 277	SE,SW,NE,NW	2,2,11,11	30N	12W	Fairbanks

BLMFR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
*94887	Nolan 278	SE,SW,NW	2,2,11	30N	12W	Fairbanks
94888	Nolan 279	NE,SW,NW	2,2,2	30N	12W	Fairbanks
94889	Nolan 280	NW,SW	2,2	30N	12W	Fairbanks
94890	Nolan 281	NW,SW	2,2	30N	12W	Fairbanks
94891	Nolan 282	NW	2	30N	12W	Fairbanks
94892	Nolan 283	NW,NE	2,3	30N	12W	Fairbanks
94893	Nolan 284	NE,NW	2,2	30N	12W	Fairbanks
94894	Nolan 285	NE,SE,SW,NW	2,2,2,2	30N	12W	Fairbanks
94895	Nolan 286	NE,SE	2,2	30N	12W	Fairbanks
94896	Nolan 287	SE	2	30N	12W	Fairbanks
94897	Nolan 288	SE	2	30N	12W	Fairbanks
94898	Nolan 289	NW,SW,NE,SW	1,1,2,2	30N	12W	Fairbanks
94899	Nolan 290	NW,NE	1,2	30N	12W	Fairbanks
94900	Nolan 291	NW,NE	1,2	30N	12W	Fairbanks
94901	Nolan 292	NE	2	30N	12W	Fairbanks
94902	Nolan 293	NE,NW,SW	2,1,36	30N,30N,31N	12W	Fairbanks
94903	Nolan 294	NW,NE,SW	1,2,36	30N,30N,31N	12W	Fairbanks
94904	Nolan 295	NW	1	30N	12W	Fairbanks
94905	Nolan 296	NW	1	30N	12W	Fairbanks
94906	Nolan 297	NW,NE,SE,SW	1,1,36,36	30N,30N,31N,31N	12W	Fairbanks
94907	Nolan 298	NW,SE,SW	1,36,36	30N,31N,31N	12W	Fairbanks
94908	Nolan 299	SW,NW	36,1	31N,30N	12W	Fairbanks
94909	Nolan 300	SW	36	31N	12W	Fairbanks
94910	Nolan 301	SW,NW	36,36	31N	12W	Fairbanks
94911	Nolan 302	SW,NE,NW	36,36,36	31N	12W	Fairbanks
94912	Nolan 303	SW,NE,SE	36,36,36	31N	12W	Fairbanks
94913	Nolan 304	SE,SW	36,36	31N	12W	Fairbanks
94914	Nolan 305	SE	36	31N	12W	Fairbanks
94915	Nolan 306	SE	36	31N	12W	Fairbanks
94916	Nolan 307	SE,NE	36,36	31N	12W	Fairbanks
94917	Nolan 308	SE,NE	36,36	31N	12W	Fairbanks
94918	Nolan 309	NE,SE	36,36	31N	12W	Fairbanks
94919	Nolan 310	NE,NW	36,36	31N	12W	Fairbanks
94920	Nolan 311	NE	36	31N	12W	Fairbanks
94921	Nolan 312	NE	36	31N	12W	Fairbanks
94922	Nolan 313	NE,NW	36,31	31N	12W,11W	Fairbanks
94923	Nolan 314	NW,NW	36,31	31N	12W,11W	Fairbanks
94924	Nolan 315	NW,SW,NE,SW	31,31,36,36	31N	11W,11W,12W,12W	Fairbanks
94925	Nolan 316	NW	31	31N	11W	Fairbanks
94926	Nolan 317	NW	31	31N	11W	Fairbanks
94927	Nolan 318	NW,SW,NE	31,30,36	31N	11W,11W,12W	Fairbanks
94928	Nolan 319	SW,NW,NE,SE	30,36,36,25	31N	11W,12W,12W,12W	Fairbanks
94929	Nolan 320	SW,SE,NE	30,25,36	31N	11,12,12	Fairbanks
94930	Nolan 321	SW	30	31N	11W	Fairbanks
94931	Nolan 322	SW	30	31N	11W	Fairbanks
94932	Nolan 323	SW,NW	30,31	31N	11W	Fairbanks
94933	Nolan 324	SW,NW	30,31	31N	11W	Fairbanks
94934	Nolan 325	SE,SW,NW,NE	30,30,31,31	31N	11W	Fairbanks
94935	Nolan 326	NE,SE	28,28	31N	12W	Fairbanks
94936	Nolan 327	NE,SE	28,28	31N	12W	Fairbanks
94937	Nolan 328	SE	28	31N	12W	Fairbanks
94938	Nolan 329	SE	28	31N	12W	Fairbanks
94939	Nolan 330	NW,SW,SE	27,27,28	31N	12W	Fairbanks
94940	Nolan 331	NW,NE,SE	27,28,28	31N	12W	Fairbanks
94941	Nolan 332	NE	28	31N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94942	Nolan 333	NE	28	31N	12W	Fairbanks
94943	Nolan 334	NW	27	31N	12W	Fairbanks
94944	Nolan 335	NW	27	31N	12W	Fairbanks
94945	Nolan 336	NW	27	31N	12W	Fairbanks
94946	Nolan 337	NE,NW	27,27	31N	12W	Fairbanks
94947	Nolan 338	NE,NW,SE	27,27,22	31N	12W	Fairbanks
94948	Nolan 339	NW,SW,SE	27,22,22	31N	12W	Fairbanks
94949	Nolan 340	SE,SW	22,22	31N	12W	Fairbanks
94950	Nolan 341	SE,NE	22,27	31N	12W	Fairbanks
94951	Nolan 342	SE,SW	22,23	31N	12W	Fairbanks
94952	Nolan 343	SE,NE	22,22	31N	12W	Fairbanks
94953	Nolan 344	NE,SE,NW	22,22,23	31N	12W	Fairbanks
94954	Nolan 345	NW,SW,SE	23,23,22	31N	12W	Fairbanks
94955	Nolan 346	SW,NW	23,23	31N	12W	Fairbanks
94956	Nolan 347	NW	23	31N	12W	Fairbanks
94957	Nolan 348	NW	23	31N	12W	Fairbanks
94958	Nolan 349	NW,SE,SW	23,14,14	31N	12W	Fairbanks
94959	Nolan 350	SE,NW,NE	14,23,23	31N	12W	Fairbanks
94960	P & G 9	NE	35	31N	12W	Fairbanks
94961	P & G 10 Fraction	NE	35	31N	12W	Fairbanks
94962	P & G 11	NE	35	31N	12W	Fairbanks
94963	P & G 12 Fraction	NE,NW	35,36	31N	12W	Fairbanks
94964	SMITH 9	NE,SE	35,35	31N	12W	Fairbanks
94965	SMITH 10	NE,NW	35,36	31N	12W	Fairbanks
95169	Nolan 351	SW,SE,NE	28,29,32	31N	12W	Fairbanks
95170	Nolan 352	NE,SE,NW,SW	32,29,33,28	31N	12W	Fairbanks
95171	Nolan 353	NE,SW,NW	32,28,33	31N	12W	Fairbanks
95172	Nolan 354	NW	33	31N	12W	Fairbanks
95173	Nolan 355	NW	33	31N	12W	Fairbanks
95174	Nolan 356	NW	33	31N	12W	Fairbanks
95175	Nolan 357	SW,NE,NW	33,33,33	31N	12W	Fairbanks
95176	Nolan 358	NW,NE	33,33	31N	12W	Fairbanks
95177	Nolan 359	NW,NE,SE	33,33,28	31N	12W	Fairbanks
95178	Nolan 360	SW,SE,NE,NW	28,28,33,33	31N	12W	Fairbanks
95179	Nolan 361	SW,SE,NW	28,28,33	31N	12W	Fairbanks
95180	Nolan 362	NW,SW	33,28	31N	12W	Fairbanks
95181	Nolan 363	SW	28	31N	12W	Fairbanks
95182	Nolan 364	SW	28	31N	12W	Fairbanks
95183	Nolan 365	SW,NW	28,28	31N	12W	Fairbanks
95184	Nolan 366	NE,NW,SW,SE	28,28,28,28	31N	12W	Fairbanks
95185	Nolan 367	SE,SW	28,28	31N	12W	Fairbanks
95186	Nolan 368	SE,SW	28,28	31N	12W	Fairbanks
95187	Nolan 369	SE	28	31N	12W	Fairbanks
95188	Nolan 370	NE,SE	33,28	31N	12W	Fairbanks
95189	Nolan 371	NE,NW,SE	28,28,28	31N	12W	Fairbanks
95190	Nolan 372	NW,NE	28,28	31N	12W	Fairbanks
95191	Nolan 373	SE,NE	21,28	31N	12W	Fairbanks
95192	Nolan 374	NE	28	31N	12W	Fairbanks
95193	Nolan 375	NW	27	31N	12W	Fairbanks
95194	Nolan 376	NW,NE,SW	27,28,22	31N	12W	Fairbanks
95195	Nolan 377	NW,NE,SE,SW	27,28,21,22	31N	12W	Fairbanks
95196	Nolan 378	SW,SE,NE	22,21,28	31N	12W	Fairbanks
95197	Nolan 379	SE	22	31N	12W	Fairbanks
95198	Nolan 380	SE	22	31N	12W	Fairbanks
95199	Nolan 381	SW,NW	22,27	31N	12W	Fairbanks
95200	Nolan 382	SW,SE,NW	22,22,27	31N	12W	Fairbanks

BLMPR 08/24/07 PM 1:51

**2007-2008 Evidence of Maintenance Fees Paid for Federal Mining Claims**
**Nolan Gold Project**

**Attachment No. 1**

| BLM FF# | Claim Name | Quarter Section | Section | Township | Range | Meridian |
|---|---|---|---|---|---|---|
| 95201 | Nolan 383 | SE,SW | 22,22 | 31N | 12W | Fairbanks |
| 95202 | Nolan 384 | SW,SE | 22,22 | 31N | 12W | Fairbanks |
| 95203 | Nolan 385 | NE,NW,SW,SE | 22,22,22,22 | 31N | 12W | Fairbanks |
| 95204 | Nolan 386 | SW,SE | 22,22 | 31N | 12W | Fairbanks |
| 95205 | Nolan 387 | SE,NE | 2,11 | 30N | 12W | Fairbanks |
| 95206 | Nolan 388 | SE,NE | 2,11 | 30N | 12W | Fairbanks |
| 95207 | Nolan 389 | SE,SW | 2,1 | 30N | 12W | Fairbanks |
| 95208 | Nolan 390 | SW,SE | 1,2 | 30N | 12W | Fairbanks |
| 95209 | Nolan 391 | SW,NW | 1,1 | 30N | 12W | Fairbanks |
| 95210 | Nolan 392 | SW,NW | 1,1 | 30N | 12W | Fairbanks |
| 95211 | Nolan 393 | SW,NW,NE | 1,1,1 | 30N | 12W | Fairbanks |
| 95212 | Nolan 394 | NW | 1 | 30N | 12W | Fairbanks |
| 95213 | Nolan 395 | NE,NW,SE | 1,1,36 | 30N,30N,31N | 12W | Fairbanks |
| 95214 | Nolan 396 | NE,NW | 1,1 | 30N | 12W | Fairbanks |
| 95215 | Nolan 397 | SE,NE | 36,1 | 31N,30N | 12W | Fairbanks |
| 95216 | Nolan 398 | SE,NE | 36,1 | 31N,30N | 12W | Fairbanks |
| 95217 | Nolan 399 | SE,SW | 36,31 | 31N | 12W,11W | Fairbanks |
| 95218 | Nolan 400 | SE,SW | 36,31 | 31N | 12W,11W | Fairbanks |
| 95219 | Nolan 401 | SW | 31 | 31N | 11W | Fairbanks |
| 95220 | Nolan 402 | NW,SW | 31,31 | 31N | 11W | Fairbanks |
| 95221 | Nolan 403 | NW,SW | 31,31 | 31N | 11W | Fairbanks |
| 95222 | Nolan 404 | NW,NE | 31,31 | 31N | 11W | Fairbanks |
| 95223 | Nolan 405 | NW,NE,SW | 31,31,31 | 31N | 11W | Fairbanks |
| 95224 | Nolan 406 | SW,NW,SE,NE | 31,31,31,31 | 31N | 11W | Fairbanks |
| 95225 | Nolan 407 | SE,NE,SW | 31,31,31 | 31N | 11W | Fairbanks |
| 95226 | Nolan 408 | SE,NE | 31,31 | 31N | 11W | Fairbanks |
| 95227 | Nolan 409 | NE | 31 | 31N | 11W | Fairbanks |
| 95228 | Nolan 410 | NE | 31 | 31N | 11W | Fairbanks |
| 95229 | Nolan 411 | NE,NW,SE | 31,31,30 | 31N | 11W | Fairbanks |
| 95230 | Nolan 412 FR | NE,NW | 31,32 | 31N | 11W | Fairbanks |
| 95231 | Nolan 413 FR | SW,SE,NW,NE | 29,30,32,31 | 31N | 11W | Fairbanks |
| 95232 | Nolan 414 | SW,SE,NE | 29,30,31 | 31N | 11W | Fairbanks |
| 95233 | Nolan 415 | SE,NE | 30,31 | 31N | 11W | Fairbanks |
| 95234 | Nolan 416 | SE | 30 | 31N | 11W | Fairbanks |
| 95235 | Nolan 417 | SW,SE | 30,30 | 31N | 11W | Fairbanks |
| 95236 | Nolan 418 | SW,SE | 30,30 | 31N | 11W | Fairbanks |
| 95237 | Nolan 419 | SW,SE,NE,NW | 30,30,30,30 | 31N | 11W | Fairbanks |
| 95238 | Nolan 420 | NE,NW,SW | 30,30,30 | 31N | 11W | Fairbanks |
| 95239 | Nolan 421 | NW,SW | 30,30 | 31N | 11W | Fairbanks |
| 95240 | Nolan 422 | NW,SW | 30,30 | 31N | 11W | Fairbanks |
| 95241 | Nolan 423 | NW | 30 | 31N | 11W | Fairbanks |
| 95242 | Nolan 424 FR | NW,NE | 30,30 | 31N | 11W | Fairbanks |
| 95243 | Nolan 425 FR | NW,NE | 30,30 | 31N | 11W | Fairbanks |
| 95244 | Nolan 426 | SE,NE | 30,30 | 31N | 11W | Fairbanks |
| 95245 | Nolan 427 | SE,NE | 30,30 | 31N | 11W | Fairbanks |
| 95246 | Nolan 428 | SE,NE | 30,30 | 31N | 11W | Fairbanks |
| 95247 | Nolan 429 | SE,SW | 30,29 | 31N | 11W | Fairbanks |
| 95248 | Nolan 430 | SE,SW | 30,29 | 31N | 11W | Fairbanks |
| 95249 | Nolan 431 | SE,SW | 30,29 | 31N | 11W | Fairbanks |
| 95250 | Nolan 432 | NW,SW | 32,29 | 31N | 11W | Fairbanks |
| 95251 | Nolan 433 FR | NW,SW | 32,29 | 31N | 11W | Fairbanks |
| 95252 | Nolan 434 | SW,SE | 29,29 | 31N | 11W | Fairbanks |
| 95253 | Nolan 435 | SW,SE | 29,29 | 31N | 11W | Fairbanks |
| 95254 | Nolan 436 | NW,SW | 29,29 | 31N | 11W | Fairbanks |
| 95255 | Nolan 437 | NW,SW | 29,29 | 31N | 11W | Fairbanks |
| 95256 | Nolan 438 | NE,SE,NW,SW | 30,30,29,29 | 31N | 11W | Fairbanks |

BLMPR 08/24/07 PM 1:51

Appendix II Selected Drill Results With Elevated Gold Values from 2006 Slisco Bench, and Previous Smith Creek, Wool Bench, Treasure Chest, and 2B2 Claim Groups, RC Drill Programs, Wiseman District, Alaska, From Silverado Files

Property	Drill Hole Number	Intersection Depth From Surface (feet)	Sample Width (feet)	Troy Ounces Gold/Bank Cubic Yard
Slisco Bench	06SB-68	160-165	5.0	0.091
Slisco Bench	06SB-73	126-130	4.0	0.010
Slisco Bench	06SB-77	140-145	5.0	0.033
Slisco Bench	06SB-77	145-150	5.0	0.025
Slisco Bench	06SB-77	150-155	5.0	0.025
Slisco Bench	06SB-77	165-170	5.0	0.025
Slisco Bench	06SB78	120-130	10.0	0.033
Slisco Bench	06SB-78	170-175	5.0	0.157
Slisco Bench	06SB-82	110-120	10.0	0.012
Slisco Bench	06SB-83	110-115	5.0	0.025
Slisco Bench	06SB-83	115-120	5.0	0.495
Slisco Bench	06SB-84	10-20	10.0	0.062
Slisco Bench	06SB-84	20-30	10.0	0.021
Smith Creek	93SC-03	25-30	5.0	0.308
Smith Creek	93SC-09	20-25	5.0	0.025
Smith Creek	93SC-16	5-10	5.0	0.010
Smith Creek	94SC1.1	90-95	5.0	0.024
Smith Creek	94SC-3	15-20	5.0	0.130
Wool Bench	93UWB-23	5-10	5.0	0.068
Wool Bench	93UWB-36	5-10	5.0	0.019
Wool Bench	94WB-11	35-40	5.0	0.010
Wool Bench	94WB-07	43-45	2.0	0.137
Treasure Chest S	03TC-20	15-20	5.0	0.026
Treasure Chest S	03TC-21	15-25	10.0	0.034
Treasure Chest S	03TC-25	35-40	5.0	0.031
Treasure Chest S	03TC-27	5-10	5.0	0.005
Treasure Chest S	03TC-28	10-15	5.0	0.025
Treasure Chest S	03TC-19	20-25	5.0	0.006
Treasure Chest S	03TC-01	50-55	5.0	0.003
Treasure Chest S	03TC-02	15-20	5.0	0.013
Treasure Chest S	03TC-22	15-20	5.0	0.073
Treasure Chest S	03TC-07	5-10	5.0	0.016
D Block #2 Below	2B2-01	35-40	5.0	0.020
D Block #2 Below	2B2-10	20-25	5.0	0.036
D Block #2 Below	2B2-03	70-75	5.0	0.013
D Block #2 Below	2B2-04	30-35	5.0	0.042
D Block #2 Below	2B2-05	30-35	5.0	0.033
D Block #2 Below	2B2-06	65-70	5.0	0.084
D Block #2 Below	2B2-09	20-30	10.0	0.016
D Block #2 Below	2B2-10	135-142	7.0	0.026

APPENDIX III Summary of Relevant Sample Data Used in Calculation of Inferred Resources, Workman’s Bench

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Sample Assay Interval	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	Brief Description
1	07SH15 (07SS170)		West Zone	24.0	24.5	0.5	5.46	0.003	Disseminated stibnite in quartz
2	07SH15 (07SS175)		A Zone Main Vein in Drill Hole	197.3	197.7	0.5	11.30	0.043	Disseminated stibnite; contains about 5 inches of massive stibnite
3	07SH15 (07SR217-220)		B Zone Subsidiary #1 Vein Underground	242.00	247.80	5.80	3.45	0.060	Quartz stibnite stockwork vein zone; three individual veins;
4	Including (07SS179)		B Zone Subsidiary #1 Vein Underground	245.3	245.8	0.60	34.51	0.554	Semi-Massive stibnite with quartz gangue
5	07SH15 (07SS180)		C Zone Subsidiary #2 Vein in Hole	253.3	253.8	0.5	9.69	0.056	Disseminated stibnite in quartz
6	07SH01 (07SS06)		A Zone Main Vein in Drill Hole	201.00	202.00	1.0	9.37	0.211	Semi-Massive stibnite with quartz stockwork
7	07SH01 (07SS08-12)		B Zone Subsidiary 1 Vein In Drill Hole	223.50	242.50	19.00	3.24	0.091	Quartz –stibnite vein stockwork zone in four distinct zones.
8	Including (07SS10)		A Zone Main Vein In Drill Hole	237.40	242.50	6.00	8.81	0.191	Two main stibnite-quartz stockwork; each 18 inches thick; part of main vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Sample Assay Interval	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	Brief Description
9	Including (267392)		A Zone Main Vein in drill hole	238.40	238.90	0.50	28.69	0.023	Massive stibnite in core
	Trench W399		A Zone Main Vein	NA	NA	1.20	50.63	0.240	Furthest trench sample on surface
10		203405	A Zone Main Vein Underground	138.00	139.50	1.50	41.20	0.110	Semi-massive stibnite in quartz gangue
11		WBUG1-S2	A Zone Main Vein Underground	138.80	139.22	0.42	64.34	0.030	Massive stibnite near hanging wall
12		203789	A Zone Main Vein	166.20	167.70	1.50	22.49	0.556	Semi-massive stibnite
13		203791	B Zone Subsidiary #1 Vein	199.10	200.35	0.50	39.73	0.362	Nearly massive stibnite with hanging wall
14		WBUG5 S2	B Zone Subsidiary 1 Vein	199,80	200.22	0.42	50.04	1.040	Massive stibnite in vein core
15		203808	A Zone Main Vein Underground	172.00	173.50	1.50	43.64	1.19	Nearly massive stibnite with quartz gangue
16		WBUG3 S2	A Zone Main Vein	172.90	173.32	0.42	58.89	0.329	Massive stibnite core
17		WBUG8- S2	A Zone Main Vein	172.90	173.32	0.42	58.76	0.145	Massive stibnite core
17		203810	B Zone Subsidiary 1 Vein	183.0	183.50	0.50	41.00	0.696	Nearly massive stibnite with quartz gangue
18		WBUG8 S3	B Zone Subsidiary 1 Vein	NA	NA	0.42	58.02	0.696	Massive stibnite core
19		203795	A Zone Main Vein Underground	40.00	41.50	1.50	40.35	0.357	Semi-Massive stibnite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Sample Assay Interval	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	Brief Description
20		203488	B Zone Subsidiary #1 Vein	122.00	123.2.0	0.65	18.05	0.039	Semi-Massive stibnite
21		WBUG9 S1	B Zone Vein	124.00	124.42	0.42	33.92	0.084	Semi-Massive stibnite
22		203804	B Zone Subsidiary #1 Vein	218.0	218.45	0.45	56.88	0.033	Massive stibnite
23		203450	A Zone Underground	68.00	69.50	1.50	57.02	0.012	Massive Stibnite
24		203409	B Zone Subsidiary 1	172.00	172.45	0.45	51.41	0.372	Massive Stibnite
25		Trench J	A Zone Main Vein on Surface	151.00	159.20	8.2	30.30	0.14	Semi-massive stibnite
26		Trench J	A Zone Main Vein on Surface	159.20	167.400	8.2	1.72	0.22	Disseminated stibnite
27		Trench J	Subsidiary #1 Vein on Surface B Zone	167.40	175.60	8.2	11.70	0.037	Semi-massive stibnite
28		267397	Main Vein; surface	171.4	172.25	0.85	36.51	0.793	Massive Stibnite
29		Trench J	Subsidiary #1 Vein on Surface B Zone	175.60	183.80	8.2	29.30	0.120	Semi-massive stibnite
30		Trench J	Zone between Subsidiary #1 and #2 Veins	183.80	192.00	8.2	2.56	0.016	Disseminated stibnite
31		Trench J	Subsidiary #2	192.00	201.80	9.8	14.05	0.016	Semi-massive stibnite
32		Trench J	West Vein on Surface	35.0	43.2	8.2	1.70	0.04	West Vein seen in 2008 drill holes

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Sample Assay Interval	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	Brief Description
33	07SH16 (07SS183-186)		A Zone Main Vein in Drill Hole	238.10	245.8	7.70	1.79	0.54	Stibnite bearing stockwork zone; core of massive stibnite zones
34	Including (267396)		A Zone Mine Vein in Drill Hole	242.8	243.3	0.5	42.72	0.170	Massive stibnite in core
35	07SH16 (07SS186)		Subsidiary #1 Vein Drill Hole	245.3	245.8	0.5	23.24	0.030	Semi-massive stibnite zone in larger
36	07SH14 (07SS157- 159;SR117)		A Zone Main Vein in Drill Hole	161.6	172.0	10.4	4.99	0.056	Stibnite stockwork vein zone
38	Including (07SS159)		A Zone Main Vein in Drill Hole	166.2	167.6	1.4	29.23	0.224	Semi-Massive stibnite lense
39	07SH14 (07SS166)		B Zone Subsidiary #1 Vein	208.6	209.6	1.0	6.42	0.242	Stibnite stockwork vein zone
40	Including (267394)		B Zone Subsidiary #1 Vein	209.0	209.15	0.15	51.42	1.61	Thin massive stibnite lense
41	07SH14 (07SS168)		C Zone Subsidiary #2 Vein	240.0	240.5	0.5	8.81	0.16	Stibnite stockwork vein zone
42	07SH13 (07SS146-148)		C Zone Subsidiary #2 Vein	196.00	200.00	4.0	3.37	0.04	Stibnite bearing stockwork zone; core contains stibnite zones
43	Including (07SS148)		B Zone Subsidiary #2 Vein	199.5	200.0	0.5	19.09	0.100	Stibnite bearing stockwork

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Sample Assay Interval	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	Brief Description
44	07SH18 (07SS194-197)		West Vein in drill hole	46.5	53.5	7.0	1.24	0.029	Stibnite bearing stockwork zone; core contains stibnite lenses
45	Including (07SS379)		West Vein in Drill Hole	52.7	53.5	0.8	7.94	0.058	Stibnite bearing stockwork zone; core
46		WBUG3-S4	A Zone Underground	131.00	131.42	0.42	55.71	0.454	Nearly massive stibnite